                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                        SODAK GAMING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies: Common Stock $.001 par value
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies: 22,814,140
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $10.00; (.0002 X $10.00 X 22,814,140 shares)
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction: $228,141,400
         -----------------------------------------------------------------------
     (5) Total fee paid: $45,628.28
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

    The Board of Directors of Sodak Gaming, Inc. has approved the merger of Sodak with a subsidiary of International Game Technology. Under the merger agreement, each outstanding share of Sodak common stock will be converted into the right to receive $10.00 in cash, without interest.

    We cannot complete the merger unless we obtain the approval of Sodak stockholders owning at least a majority of Sodak's outstanding common stock and unless we obtain the necessary regulatory approvals described in this document. We are inviting you, as a holder of Sodak common stock, to attend a special meeting to vote on the merger proposal.

    The special meeting of Sodak's stockholders will be held at 11:00 a.m., local time, on Wednesday, July 7, 1999, at the Rushmore Plaza Holiday Inn, 505 North 5(th) Street, Rapid City, South Dakota.

    We encourage you to read this entire document carefully. This document provides detailed information about the merger we are proposing, and includes the merger agreement as Appendix A. You can also obtain information about Sodak from publicly available documents filed with the Securities and Exchange Commission.

    Your Board of Directors has determined that the merger is in the best interests of Sodak and its stockholders, and has unanimously approved the merger agreement and the merger. In making its determination, the Board took into account, among other things, the opinion, dated March 10, 1999, of Sodak's financial advisor, Salomon Smith Barney, that the $10.00 per share cash consideration to be received by the stockholders in the merger was fair to the stockholders from a financial point of view. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

    Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. A prepaid return envelope is provided for this purpose. If you date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote "for" adoption of the merger agreement and the merger. If you do not return your card or instruct your broker how to vote any shares held for you in your broker's name, the effect will be a vote against the merger. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person. Your Board and I urge all stockholders to be present in person or by proxy.

    If the merger is consummated, you will receive instructions for surrendering your common stock certificates in exchange for $10.00 cash for each share and a letter of transmittal to be used for this purpose. You should not submit your stock certificates for exchange until you have received the instructions and the letter of transmittal.

    PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          Sincerely yours,

                                          /s/ Roland W. Gentner

                                          ROLAND W. GENTNER
                                          Chief Executive Officer

    Proxy Statement dated June 1, 1999 and first mailed to stockholders on June 2, 1999

                                     [LOGO]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 7, 1999

To the Stockholders of
SODAK GAMING, INC.:

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Sodak Gaming, Inc. will be held on Wednesday, July 7, 1999, at 11:00 a.m., local time, at the Rushmore Plaza Holiday Inn, 505 North 5(th) Street, Rapid City, South Dakota, for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of March 10, 1999, by and among International Game Technology, a Nevada corporation, SAC, Inc., a South Dakota corporation and a wholly-owned subsidiary of IGT, and Sodak Gaming, Inc., a South Dakota corporation, and the merger contemplated by that agreement, as a result of which each outstanding share of common stock, par value $0.001 per share, of Sodak (other than shares owned by Sodak, IGT or their respective subsidiaries, which will be canceled, and shares owned by Sodak stockholders who properly demand and perfect their statutory dissenters' appraisal rights) will be converted, upon the effectiveness of the merger, into the right to receive $10.00 in cash, without interest.

    2. To transact any other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

    The Board of Directors has fixed the close of business on May 26, 1999 as the date of record for those stockholders entitled to vote at the special meeting. Accordingly, only holders of record of Sodak common stock on that date are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting.

                                          By Order of the Board of Directors

                                          /s/ Michael G. Diedrich

                                          MICHAEL G. DIEDRICH
                                          Secretary

5301 S. Highway 16
Rapid City, South Dakota 57701
June 1, 1999

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
QUESTIONS AND ANSWERS......................................................................................           1

SUMMARY....................................................................................................           3
  The Companies............................................................................................           3
  The Merger...............................................................................................           3
  Our Recommendation to Stockholders.......................................................................           3
  Opinion of Financial Advisor.............................................................................           3
  The Special Meeting......................................................................................           3
  Record Date; Vote Required...............................................................................           3
  Irrevocable Proxy and Voting Agreements..................................................................           4
  Conditions to Completion of the Merger...................................................................           4
  Regulatory Matters.......................................................................................           4
  Termination of the Merger Agreement; Termination Fees and Expenses.......................................           5
  Material Federal Income Tax Consequences.................................................................           5
  Interests of Certain Persons in the Merger...............................................................           5

THE SPECIAL MEETING........................................................................................           6
  General..................................................................................................           6
  Time and Place...........................................................................................           6
  Matters to be Considered.................................................................................           6
  Proxies..................................................................................................           6
  Solicitation of Proxies..................................................................................           7
  Record Date; Voting Rights; Quorum; Vote Required........................................................           7

THE MERGER.................................................................................................           8
  Parties to the Merger....................................................................................           8
  Background of the Merger.................................................................................           8
  Reasons for the Merger; Recommendation of Sodak Board....................................................          10
  Opinion of Financial Advisor.............................................................................          11
  Regulatory Matters.......................................................................................          19
  Material Federal Income Tax Consequences to Sodak Stockholders...........................................          20
  Appraisal Rights of Dissenting Stockholders..............................................................          21

THE MERGER AGREEMENT AND RELATED AGREEMENTS................................................................          23
  Form of Merger...........................................................................................          23
  Merger Consideration.....................................................................................          23
  Effective Time...........................................................................................          23
  Exchange Procedures......................................................................................          23
  Representations and Warranties...........................................................................          24
  Covenants................................................................................................          25
  Other Agreements of Sodak and IGT........................................................................          27
  Principal Conditions to the Merger.......................................................................          30
  Termination..............................................................................................          31
  Amendment; Waiver........................................................................................          32
  Irrevocable Proxy and Voting Agreements..................................................................          32

INTEREST OF CERTAIN PERSONS IN THE MERGER..................................................................          33
  Employment Agreements....................................................................................          33
  Non-Competition Agreements...............................................................................          34
  Stock Options and Restricted Stock.......................................................................          34
  Employee Benefits........................................................................................          35

                                                                                                                PAGE
                                                                                                                -----
  Indemnification..........................................................................................          35
  Louisiana Joint Venture Put..............................................................................          35

SELECTED SODAK FINANCIAL DATA..............................................................................          36

SELECTED IGT FINANCIAL DATA................................................................................          36

MARKET PRICE OF SODAK COMMON STOCK.........................................................................          37

BENEFICIAL OWNERSHIP OF SODAK COMMON STOCK.................................................................          38

INDEPENDENT PUBLIC AUDITORS................................................................................          40

OTHER STOCKHOLDERS MEETINGS................................................................................          40

WHERE YOU CAN FIND MORE INFORMATION........................................................................          40

FORWARD LOOKING STATEMENTS MAY PROVE INACCURATE............................................................          40

INCORPORATION OF DOCUMENTS BY REFERENCE....................................................................          40

APPENDIX A--AGREEMENT AND PLAN OF MERGER

APPENDIX B--OPINION OF SALOMON SMITH BARNEY INC.

APPENDIX C--FORM OF IRREVOCABLE PROXY AND VOTING AGREEMENT

APPENDIX D--SOUTH DAKOTA DISSENTERS' RIGHTS STATUTE

                             QUESTIONS AND ANSWERS

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: You will receive $10.00 in cash for each share of Sodak common stock you own.

Q: WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy card how you want to vote, sign it and mail it in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting.

Q: SHOULD I SEND IN MY SHARE CERTIFICATES NOW?

A: No. After the merger is complete, we will send you written instructions for transmitting your share certificates for payment.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
    SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may revoke your proxy or change your vote by sending a notice to the secretary of Sodak, by sending in a later dated, signed proxy card before the special meeting or by attending the special meeting and voting in person.

Q: DO I HAVE DISSENTERS' RIGHTS?

A: Yes. Under South Dakota law, Sodak stockholders have dissenters' appraisal rights in connection with the merger.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the merger as quickly as possible. We expect to complete the merger in the second half of 1999.

Q: WILL I RECOGNIZE GAIN OR LOSS ON THE TRANSACTION?

A: Yes. If the merger is completed, you will recognize gain or loss for federal income tax purposes. You are urged to consult your own tax advisor to determine your particular tax consequences.

Q: WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A: We do not expect to ask you to vote on any other matters at the special meeting.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

        If you have more questions about the merger you should contact:

                               Sodak Gaming, Inc.
                               5301 S. Highway 16
                         Rapid City, South Dakota 57701
                         Attention: Michael G. Diedrich
                          Phone Number: (605) 341-5400

   If you would like additional copies of this document, you should contact:

                               Sodak Gaming, Inc.
                               5301 S. Highway 16
                         Rapid City, South Dakota 57701
                         Attention: Investor Relations
                          Phone Number: (605) 355-4982

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED IN THIS DOCUMENT, AND IF GIVEN OR MADE, THAT INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS DOCUMENT DOES NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH IN THIS DOCUMENT OR IN THE AFFAIRS OF SODAK OR IGT SINCE THE DATE OF THIS DOCUMENT.

                                    SUMMARY

    THIS BRIEF SUMMARY HIGHLIGHTS INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF EACH TOPIC PRESENTED IN THIS SUMMARY. WE URGE YOU TO CAREFULLY READ THIS ENTIRE DOCUMENT, THE ANNEXED DOCUMENTS AND THE OTHER AVAILABLE INFORMATION REFERRED TO IN "WHERE YOU CAN FIND MORE INFORMATION" (PAGE 40).

THE COMPANIES (page 8)

SODAK GAMING, INC.
5301 S. HIGHWAY 16
RAPID CITY, SOUTH DAKOTA 57701
(605) 341-5400

    Sodak, a South Dakota corporation, is a leading distributor and financier of gaming equipment and a broad range of gaming-related products and services, and is a provider of wide area progressive systems, primarily to Native American casinos.

    At March 31, 1999, the end of our first quarter, our total assets were $144.4 million and our total shareholders' equity was $110.3 million. Our total revenue for fiscal 1998 was $132.5 million.

INTERNATIONAL GAME TECHNOLOGY
9295 PROTOTYPE DRIVE
RENO, NEVADA 89511
(702) 448-7777

    International Game Technology, which, together with its subsidiaries, we refer to as IGT, is a world leader in the design, development and manufacture of microprocessor-based gaming products and software systems in all jurisdictions where gaming is legal.

    At April 3, 1999, the end of its second quarter, IGT's total assets were $1.5 billion and its total stockholder's equity was $469.2 million. Its total revenue for fiscal 1998, which ended September 30, 1998, was $824.1 million.

THE MERGER (page 23)

    We propose a merger in which Sodak will become a wholly-owned subsidiary of IGT. On completion of the merger, each of your shares of Sodak common stock will automatically become the right to receive $10.00 in cash, without interest, from IGT. We have attached the merger agreement to this document as Appendix A. Please read the merger agreement. It is the legal document that governs the merger.

OUR RECOMMENDATION TO STOCKHOLDERS (page 10)

    The Board of Directors of Sodak believes that the merger is fair to you and in your best interests, and unanimously recommends that you vote "FOR" approval and adoption of the merger agreement and the merger.

OPINION OF FINANCIAL ADVISOR (page 11)

    On March 10, 1999, Salomon Smith Barney, our financial advisor, delivered an opinion to the Sodak Board of Directors that, as of the date of the opinion, the cash merger consideration of $10.00 per share was fair from a financial point of view to the holders of Sodak common stock. We have attached the opinion as Appendix B. This opinion does not constitute a recommendation as to how any stockholder should vote on the merger agreement and merger. You should read it completely to understand the procedures followed, assumptions made, matters considered and limitations of the review undertaken by Salomon Smith Barney in providing this opinion.

THE SPECIAL MEETING (page 6)

    The special meeting of Sodak stockholders will be held at 11:00 a.m., local time, on Wednesday, July 7, 1999, at the Rushmore Plaza Holiday Inn, 505 North 5(th) Street, Rapid City, South Dakota. At the special meeting, you will be asked to approve and adopt the merger agreement and the merger, and to act on any other matters that are properly brought before the special meeting.

RECORD DATE; VOTE REQUIRED (page 7)

    You may vote at the special meeting if you owned Sodak common stock at the close of business on May 26, 1999. The approval and adoption of the merger agreement and the merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of Sodak common stock entitled to vote at the special meeting. Accordingly, a failure to vote or an abstention has the same effect as voting against the merger.

    You may vote your shares in person by attending the special meeting or by mailing us your proxy if you are unable or do not wish to attend.

IRREVOCABLE PROXY AND VOTING AGREEMENTS (page 32 and Appendix C)

    Each of our four major stockholders, Harrah's Operating Company, Tom Celani, Mike Wordeman and Roland Gentner, has entered into an irrevocable proxy and voting agreement with IGT. Under the voting agreements, each of those four stockholders agreed to vote all of the Sodak common stock owned by that stockholder in favor of the merger. These voting agreements terminate if the merger agreement is terminated. Those four stockholders collectively own approximately 52% of our common stock. Accordingly, unless these agreements are terminated, the approval of the merger by Sodak's stockholders is virtually assured.

CONDITIONS TO COMPLETION OF THE MERGER (page 30)

    Completion of the merger depends on a number of conditions being met, including:

    - approval of Sodak stockholders holding at least a majority of the outstanding Sodak common stock

    - receipt of necessary regulatory approvals and expiration of antitrust waiting periods

    - IGT obtaining necessary financing

    - our divestiture of the MISS MARQUETTE riverboat

    - our divestiture of our 50% joint venture interest in developing a gaming riverboat in Louisiana

    - Roland Gentner, chief executive officer of Sodak, and certain other employees of Sodak remaining employed with Sodak

    - dissenting shares comprising less than 10% of the outstanding Sodak common stock

    - no litigation having been brought or threatened by any government agency to block the merger and no judicial order being in force prohibiting the merger.

    On March 31, 1999, we entered into an agreement with HWCC-Louisiana, Inc., a subsidiary of Hollywood Casino Corporation, for the sale of our interest in the Louisiana joint venture. The agreement was subject to the approval of the Louisiana Gaming Control Board which was granted on April 20, 1999. The transfer of our interest to HWCC-Louisiana, which was finalized on April 23, 1999, satisfied that condition to the merger.

    On May 19, 1999, IGT announced that it had completed the private placement of $1.0 billion in aggregate principal amount of its senior notes. A portion of the proceeds of that offering are expected to be used to finance IGT's acquisition of Sodak. The financing raised by the private placement satisfied the financing condition to the merger.

    Either IGT or Sodak could choose to complete the merger even though a closing condition has not been satisfied, as long as the law allows it to do so. We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

REGULATORY MATTERS (page 19)

    The merger cannot take place until the necessary regulatory approvals have been received and any waiting periods required by law have expired. Sodak and IGT have filed (or will promptly file) all of the required applications or notices necessary to complete the merger with each of the regulatory authorities. We cannot be sure whether or when we will receive the regulatory approvals or that we will obtain the approvals without conditions that would be detrimental to Sodak or IGT.

    We cannot complete the merger unless gaming regulatory requirements are complied with, and approvals obtained, in a number of jurisdictions in which Sodak and IGT operate gaming activities.

    We filed premerger notification and report forms with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act on May 17, 1999. The Federal Trade Commission granted early termination of the waiting period on June 1, 1999, with immediate effectiveness.

TERMINATION OF THE MERGER AGREEMENT; TERMINATION FEES AND EXPENSES (page 31)

    Sodak and IGT can mutually decide at any time to terminate the merger agreement without completing the merger. Also, either Sodak or IGT can decide to terminate the merger agreement in a number of situations, including the final denial of a needed regulatory approval or the failure to complete the merger by December 31, 1999. However, if the failure to complete the merger is due to a failure to obtain regulatory approval and the approval is still pending, either party may extend the termination date to March 31, 2000.

    If we terminate the merger agreement under certain circumstances, we will have to pay IGT a termination fee of $8 million.

    Whether or not the merger is completed, the parties will each pay their own fees and expenses, except that they have divided or will divide evenly the costs and expenses of printing and mailing this document, the fees paid to the Securities and Exchange Commission in connection with filing this document and the fees paid in connection with filing the Hart-Scott-Rodino premerger notification forms with the FTC and the DOJ.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (page 20)

    The merger will be a taxable transaction to you. You will recognize taxable gain or loss in the merger in an amount determined by the difference between the cash merger consideration received and your tax basis in the Sodak common stock canceled for that cash payment. The gain or loss will be a capital gain or loss if the Sodak common stock is a capital asset in your hands and will be a long-term capital gain or loss if your holding period exceeds one year.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (page 33)

    In considering the recommendation of the Sodak Board of Directors to approve the merger, you should be aware that some of our directors and executive officers have interests in the merger that are in addition to the benefits they will receive as stockholders. These interests exist because of rights under benefit and compensation plans maintained by Sodak and, in the case of some of the executive officers, under employment agreements with Sodak that may provide some of our executive officers with severance benefits if their employment is terminated following the merger. Additionally, some of our compensation and benefit plans provide for accelerated vesting and distribution of stock options and restricted stock as a result of the merger.

    Following the merger, IGT will indemnify the officers and directors of Sodak for some events occurring before the merger. IGT has also agreed to maintain directors' and officers' liability insurance covering Sodak's directors and officers for a period of six years.

    If we had been unable to sell our interest in the Louisiana joint venture, IGT would have had the right to require Roland Gentner and Tom Celani, two of our directors and major stockholders, to purchase all of our interest in the joint venture and assume all of our responsibilities under the related joint venture documents. As a result of the sale of our interest in the Louisiana joint venture in accordance with the terms of the merger agreement, the put right will not be exercised.

    The members of the Sodak Board of Directors knew about these additional interests and considered them when they approved the merger.

                              THE SPECIAL MEETING

GENERAL

    This document is furnished in connection with the solicitation of proxies from the holders of Sodak common stock by Sodak's Board for use at the special meeting. This document and the accompanying form of proxy are first being mailed to Sodak stockholders on or about June 2, 1999.

TIME AND PLACE

    The special meeting will be held at the Rushmore Plaza Holiday Inn, 505 North 5(th) Street, Rapid City, South Dakota on Wednesday, July 7, 1999, at 11:00 a.m., local time.

MATTERS TO BE CONSIDERED

    At the special meeting, Sodak stockholders will be asked to consider and vote upon the approval and adoption of the merger agreement and the merger and on other matters that may properly be raised at the special meeting. It is not anticipated that any other matters will be raised at the special meeting.

PROXIES

    The accompanying form of proxy is for use at the special meeting if a Sodak stockholder will be unable or does not wish to attend in person. All shares of Sodak common stock represented by proxies properly received prior to or at the special meeting and not revoked will be voted in accordance with the instructions indicated in the proxies. If no voting instructions are indicated on a proxy, the shares represented by that proxy will be voted in favor of the merger agreement proposal. Any proxy given on the accompanying form may be revoked by the person giving it at any time before it is voted. Proxies may be revoked, or the votes reflected in the proxy changed, by:

    - submitting, including by telecopy, to the Secretary of Sodak, before the vote is taken at the special meeting, a written notice of revocation bearing a later date than the date of the proxy;

    - submitting a properly executed later-dated proxy relating to the same shares; or

    - attending the special meeting and voting in person.

    In order to vote in person at the special meeting, Sodak stockholders must attend the meeting and cast their votes in accordance with the voting procedures established for the meeting. Attendance at the meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy must be sent so as to be delivered at or before the vote is taken at the special meeting as follows:

    Sodak Gaming, Inc.
    5301 S. Highway 16
    Rapid City, South Dakota 57701
    Facsimile: (605) 355-5068
    Phone: (605) 341-5400
    Attention: Michael Diedrich, Vice President and Legal Counsel.

    Sodak stockholders who require assistance in changing or revoking a proxy should contact Michael Diedrich at the address or phone number provided above.

    Sodak stockholders should not send in any stock certificates with their proxy cards. A letter of transmittal with instructions for the surrender of certificates representing Sodak common stock will be mailed by IGT to Sodak stockholders as soon as practicable after the effective time of the merger.

SOLICITATION OF PROXIES

    The cost of soliciting the proxies from Sodak stockholders will be borne by Sodak, except that Sodak and IGT have borne or will bear equally the cost of printing and mailing this document, the filing fees related to the filing of this document with the SEC and those related to the filing of the Hart-Scott-Rodino forms with the FTC and the DOJ. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners and Sodak will, upon request, reimburse the brokerage houses and custodians for their reasonable expenses in so doing.

RECORD DATE; VOTING RIGHTS; QUORUM; VOTE REQUIRED

    The Board of Directors has fixed the close of business on May 26, 1999 as the record date for Sodak stockholders entitled to notice of and to vote at the special meeting.

    The only outstanding voting securities of Sodak are the shares of common stock. Only holders of record of Sodak common stock on the record date are entitled to notice of the special meeting, and to vote at the special meeting. Each holder of record, as of the record date, of shares of Sodak common stock is entitled to cast one vote per share on the merger agreement proposal.

    The presence in person or by proxy of holders of a majority of the shares entitled to vote at the special meeting will constitute a quorum for the transaction of any business. In case a quorum is not present, the meeting may be adjourned from time to time without notice other than an announcement at the time of the adjournment of the date, time and place of the adjourned meeting.

    Approval and adoption of the merger agreement and the merger requires the affirmative vote of the holders of a majority of the Sodak common stock outstanding on the record date. Accordingly, a proxy marked "abstain" will have the effect of a vote against the proposal. Similarly, the failure of a Sodak stockholder to return a proxy or attend the special meeting to vote in person will have the effect of a vote against the merger agreement proposal. The Sodak Board urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

    On the record date, there were approximately 22,814,140 shares of Sodak common stock outstanding and entitled to vote at the special meeting, held by approximately 273 holders of record. On the record date, the directors and executive officers of Sodak and their affiliates beneficially owned and were entitled to vote 12,133,605 shares of Sodak common stock, or approximately 53% of the shares of Sodak common stock outstanding on the record date.

    Three directors and executive officers and one other major stockholder, who collectively own approximately 52% of the outstanding Sodak common stock, have entered into voting agreements with IGT in which they agree, among other things, to be present at the special meeting and to vote for the merger agreement proposal. The voting agreements are described in more detail under the heading "The Merger Agreement and Related Agreements--Irrevocable Proxy and Voting Agreements below. Accordingly, if those voting agreements are not terminated, it is virtually assured that a quorum will be present at the special meeting and that the merger agreement and the merger will be approved and adopted.

                                   THE MERGER

PARTIES TO THE MERGER

    IGT AND SAC

    IGT is one of the largest manufacturers of computerized casino gaming equipment and products and operators of proprietary gaming systems in the world. IGT manufactures a broad range of microprocessor-based gaming machines, including spinning reel slot machines and video gaming machines. IGT also develops and operates electronically-linked, inter-casino proprietary gaming machine systems, known as wide area progressive systems. In addition, IGT has developed and sells systems for video lotteries and casino management systems.

    SAC, Inc. is a wholly-owned subsidiary of IGT organized for the sole purpose of effecting the merger. It has not conducted any business operations and, upon completion of the merger, its separate corporate existence will cease.

    ALL INFORMATION CONTAINED IN THIS DOCUMENT CONCERNING IGT OR SAC HAS BEEN SUPPLIED BY IGT AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY SODAK.

    SODAK

    Sodak is a leading distributor and financier of gaming equipment and a broad range of gaming-related products and services, and is a provider of wide area progressive systems, primarily to Native American casinos and primarily involving gaming equipment manufactured by, and wide area progressive systems developed by, IGT under exclusive agreements. In addition, we currently operate the MISS MARQUETTE riverboat casino entertainment facility in Marquette, Iowa. Other business activities include a participation in Harrah's Entertainment Inc.'s management fee from Harrah's Phoenix Ak-Chin casino in Arizona and income from financing product sales and casino ventures.

BACKGROUND OF THE MERGER

    Sodak and IGT have had extensive business dealings for many years. Since 1989, Sodak has had a distribution agreement with IGT giving Sodak the right to distribute IGT manufactured or assembled gaming devices and slot machines. Under the current agreement, Sodak has the exclusive right to distribute those products in North Dakota, South Dakota, Wyoming and Native American reservations in the United States, subject to some exceptions. Additionally, since 1993, Sodak has had an exclusive distributor agreement with IGT that allows Sodak to provide and market IGT's proprietary wide area progressive systems to Native American casinos.

    In February, 1998, with the approval of Sodak's Board of Directors, Salomon Smith Barney contacted G. Thomas Baker, IGT's President and Chief Operating Officer, to explore the possibility of an acquisition of Sodak by IGT. On March 13, 1998, IGT and Sodak executed a confidentiality agreement to facilitate discussions concerning a possible transaction. After preliminary discussions, IGT decided not to proceed with an acquisition at that time.

    During the spring of 1998, Sodak conducted a review of its business and prospects. In June, Sodak announced a corporate restructuring designed to refocus the company on its core businesses-- distributing gaming equipment and operating wide area progressive systems for Native American casinos. Sodak determined to continue its ownership in the MISS MARQUETTE riverboat complex and to develop a riverboat complex with Hollywood Casino Corporation in Shreveport, Louisiana.

    In connection with the restructuring, we engaged Salomon Smith Barney to market our interests in gaming operations in Latin America. We successfully completed the divestiture of our Brazil operation in late July, 1998 and our Peru and Ecuador operations in December, 1998.

    In late October, 1998, Salomon Smith Barney reinitiated discussions with IGT about a potential transaction with Sodak. It was becoming apparent that a Native American gaming referendum would pass in California. In November, 1998, this referendum indeed passed, increasing the likelihood of gaming in California.

    In mid-November, IGT contacted Salomon Smith Barney to indicate IGT's interest in again exploring the possibility of a transaction with Sodak. On December 16, 1998, Roland Gentner, the Chief Executive Officer of Sodak, discussed the possibility of exploring a transaction with IGT with the Sodak Board of Directors, and summarized his and Salomon Smith Barney's discussions with IGT. The Sodak Board encouraged Mr. Gentner to continue discussions and appointed a special negotiating committee consisting of Mr. Gentner, Colin Reed and Ronnie Lopez to consult and continue these discussions with IGT and to report periodically to the Board members. Sodak formally engaged Salomon Smith Barney in early December, 1998, to advise and assist the company in connection with the possible transaction.

    During late December, 1998, and early January, 1999, Sodak and IGT and their legal advisors and Salomon Smith Barney had numerous discussions about possible structures for a transaction. Preliminary negotiations included discussion of a possible transaction in which IGT would acquire Sodak for a combination of cash and IGT stock. On January 10, 1999, counsel for IGT distributed a draft merger agreement for a possible transaction structured in that way. This transaction structure presented a number of difficult structural issues including the amount and make-up of the consideration. As discussions progressed, IGT indicated a willingness to increase the aggregate consideration it would be willing to offer to approximately $10.00 per share, and possibly even $10.25 per share, if Sodak would agree to a deal for all cash consideration. The negotiators for Sodak expressed a willingness to discuss an all-cash deal and negotiations proceeded. Representatives of IGT also commenced a due diligence review of Sodak.

    During this period, the members of the special negotiating committee discussed the status of negotiations and the Board met frequently by teleconference to receive updates on the discussions and advice from Salomon Smith Barney and counsel. On January 22, 1999, the Sodak Board met with its legal advisors and Salomon Smith Barney to discuss the status of negotiations, strategy and the duties of the Board. Salomon Smith Barney presented certain financial analyses intended to assist the Board in its deliberations. At that point, there were a number of issues remaining for discussion between the parties and the Sodak Board encouraged the negotiating committee to continue to pursue discussions. However, discussions with IGT temporarily broke down as these issues resulted in an impasse. Subsequently talks were re-initiated and IGT stated it would agree to pursue further discussions only if the transaction could be done at no more than $10.00 per share. Sodak's negotiators agreed to continue the discussions.

    Representatives of IGT and Sodak and their legal advisors and Salomon Smith Barney continued to have frequent discussions and negotiations throughout February, 1999. During this period, representatives of IGT continued their due diligence investigations of Sodak. IGT insisted that the transaction could be pursued only if the four significant stockholders of the company represented on the Sodak Board--Mr. Gentner, Michael Wordeman, Harrah's Operating Company, Inc. and Thomas Celani--agreed to support the transaction, including by granting a proxy and agreeing to vote in favor of the deal. Following discussions, and negotiation of the terms of the voting agreements, the four stockholders agreed to do so. IGT also insisted that a means be agreed upon to deal with Sodak's non-core businesses, principally the MISS MARQUETTE riverboat complex and the Louisiana joint venture, which IGT would not be permitted to own under existing gaming regulations. One solution that IGT suggested with respect to the Louisiana joint venture was for the four stockholders to agree to assume all of Sodak's responsibilities and obligations. Messrs. Gentner and Celani, neither of whom wanted to acquire the Louisiana joint venture, agreed that, if Sodak made an effort to dispose of the joint venture interest and failed, they would permit IGT to put the interest, including all the obligations related to the joint venture, to them. Mr. Wordeman and Harrah's did not agree to the put. The parties further agreed that Sodak would pursue the sale of the MISS MARQUETTE.

    Another condition to IGT's proceeding with the transaction was that Mr. Gentner agree to renegotiate the terms of his employment agreement to reduce significantly his benefits and that several other officers of Sodak enter into employment agreements to provide for their continued employment following the merger. During this time period, discussions were undertaken with these employees, several of whom had been unaware of the merger discussions to this point. The terms of Mr. Gentner's employment agreement and those of the other employees were negotiated at this time. Finally, IGT insisted that Mr. Gentner and Mr. Wordeman enter into non-competition agreements prohibiting competition with Sodak and IGT after completion of the merger. The terms of these agreements were negotiated extensively. The merger agreement and the related transaction documents were further negotiated and substantially completed during late February and early March, 1999.

    On March 9 and 10, 1999, the Sodak Board of Directors met again with its legal advisors and Salomon Smith Barney. At this meeting, representatives of Salomon Smith Barney and Sodak's legal advisors updated the Board on the developments since the last meeting. Sodak's legal advisors reviewed with the Board the terms of the proposed agreements relating to the transaction and again reviewed the duties of the Board in considering the transaction. Salomon Smith Barney made a financial presentation. The meeting was adjourned on March 9 to permit further negotiations of the various transaction agreements, which continued on March 10. When the meeting resumed, Sodak's legal advisors reviewed with the Board the updated terms of the various agreements. Salomon Smith Barney delivered its oral opinion to the effect that, as of March 10, 1999, the $10.00 per share merger consideration was fair to Sodak's stockholders, from a financial point of view. After further discussion and deliberation, the Sodak Board of Directors unanimously determined that the merger agreement and the merger were in the best interests of Sodak and its stockholders and authorized and approved the merger agreement, the related transaction agreements, the merger and the other transactions contemplated by the agreements and resolved to recommend that stockholders vote to approve and adopt the merger agreement and the merger.

    The merger agreement, the voting agreements, the non-competition agreements and the employment agreements with Mr. Gentner, Michael Beck, Don Gromer, Knute Knudson, John Sears, David Salter, Clayton Trulson and Rollie Hill were signed late in the day on March 10, 1999, and a joint press release announcing the transaction was issued prior to the opening of trading on the Nasdaq National Market on March 11, 1999.

REASONS FOR THE MERGER; RECOMMENDATION OF SODAK BOARD

    The Board of Directors of Sodak believes that the merger is in the best interests of Sodak and its stockholders, and unanimously approved the merger agreement and the merger and recommends the approval and adoption of the merger agreement and the merger by Sodak's stockholders. In reaching this decision, the Board of Directors consulted with Sodak management and with Sodak's financial and legal advisors and considered a variety of factors, including the following material factors:

    - The Board's belief that IGT is an attractive and strong merger partner because of the existing strong business relationship with IGT. A majority of Sodak's revenue is generated from distributing and operating IGT's wide area progressive systems and distributing IGT gaming equipment and proprietary software to Native American casinos through exclusive agreements with IGT.

    - The Board's belief that alignment with IGT is a natural progression of the corporate restructuring set in motion in June, 1998, to focus on our core business.

    - The earnings, operations, financial condition and business prospects of Sodak, including the uncertainty of renewal of our exclusive agreements with IGT.

    - The current and prospective environment in which Sodak operates, including economic conditions and the competitive environment of the gaming industry.

    - A review of the possible alternatives to a sale of Sodak, including the prospects of continuing to operate Sodak as an independent company. We considered the value to the stockholders of these alternatives, the timing and likelihood of achieving value from these alternatives, and the possibility that Sodak's future stock price might not have a present value greater than the consideration to be paid in the merger.

    - The opportunity for Sodak stockholders to realize a premium over recent market prices for their shares.

    - The presentation by Salomon Smith Barney, its analyses of the value of Sodak and its opinion dated as of March 10, 1999 that, as of the date of the opinion, the merger consideration was fair from a financial point of view to Sodak's stockholders.

    - The opportunities created by combining Sodak with IGT, including the Board's belief that this combination was in the best interest of our employees, customers and the communities we serve.

    - The ability to complete the merger, including, in particular, the likelihood of obtaining regulatory approval and the provisions of the merger agreement regarding IGT's and Sodak's obligations to pursue the regulatory approvals.

    - The requirement that we divest the MISS MARQUETTE riverboat complex and our 50% joint venture interest in developing a gaming riverboat in Shreveport, Louisiana.

    - The terms of the merger agreement, as negotiated, including IGT's agreement to pay a termination fee if it fails to raise the financing necessary for the merger, our ability to respond to, and to accept, an unsolicited higher offer if consistent with the Board's fiduciary responsibilities and the requirement that we pay a termination fee in those circumstances.

    - The interests of Sodak's officers and directors that are different from or in addition to the interests of Sodak stockholders generally.

    - The willingness of Sodak's four largest stockholders to approve the merger and to execute voting agreements supporting the deal.

    The above summary of the information considered and factors discussed by the Board is not meant to be exhaustive, but includes the material matters considered by the Board. In reaching its determination to approve the merger agreement and the merger, the Board did not assign any relative or specific weight to the factors, and individual directors may have considered various factors differently. The Board considered all of the factors as a whole and considered the factors in their totality to be favorable to and to support the decision to approve the merger agreement and the merger and to recommend them to Sodak's stockholders. The Board relied on the experience and expertise of Salomon Smith Barney, its financial advisor, for quantitative analysis of the financial terms of the merger.

OPINION OF FINANCIAL ADVISOR

    At the meeting of the Board of Directors of Sodak held on March 9 and 10, 1999, Salomon Smith Barney delivered its oral opinion, which was subsequently confirmed in a written opinion dated March 10, 1999, to the effect that, as of that date, the merger consideration was fair to Sodak's stockholders from a financial point of view.

    Sodak stockholders are urged to read the Salomon Smith Barney opinion in its entirety for information with respect to the procedures followed, assumptions made, matters considered and limits of the review undertaken by Salomon Smith Barney in rendering its opinion. References to the opinion in this document and the summary of the opinion included below are qualified in their entirety by reference to the full text of the opinion, which is included as Appendix B to this document. The Salomon Smith Barney opinion does not constitute a recommendation concerning how holders of Sodak common stock should vote on the merger agreement proposal.

    In connection with rendering its opinion, Salomon Smith Barney reviewed publicly available information concerning Sodak and other financial information concerning Sodak, including financial forecasts, that were provided to Salomon Smith Barney by Sodak. Salomon Smith Barney discussed the past and current business operations, financial condition and prospects of Sodak with officers and employees of Sodak. Salomon Smith Barney also considered other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant.

    In its review and analysis and in arriving at its opinion, Salomon Smith Barney assumed and relied upon the accuracy and completeness of the information provided by Sodak and reviewed by Salomon for purposes of its opinion, and Salomon Smith Barney did not assume any responsibility for independent verification of that information. Without limiting the generality of the prior sentence, Salomon Smith Barney relied upon the accuracy of information provided to it by Sodak relating to the rights of IGT under specified circumstances to terminate certain material contracts between Sodak and IGT. With respect to the financial forecasts prepared by Sodak, Salomon Smith Barney was advised by the management of Sodak that those forecasts were reasonably prepared on bases reflecting its best currently available estimates and judgments, and Salomon Smith Barney expressed no opinion with respect to those forecasts or the assumptions on which they were based. Salomon Smith Barney did not assume any responsibility for any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of Sodak. Salomon Smith Barney was not asked to, and did not, solicit other proposals to acquire Sodak.

    The Salomon Smith Barney opinion is necessarily based upon conditions as they existed and could be evaluated on the date of the opinion. The opinion does not address Sodak's underlying business decision to effect the merger, and it does not express any view on the effect on Sodak of the merger and related transactions. The opinion is directed only to the fairness, from a financial point of view, to the Sodak stockholders of the merger consideration.

    The following is a summary of the report presented on March 9, 1999, to our Board of Directors by Salomon Smith Barney in connection with the Board's consideration of the proposed merger. The summary of the financial analyses includes information presented in tabular format. IN ORDER TO UNDERSTAND FULLY THE FINANCIAL ANALYSES USED BY SALOMON SMITH BARNEY, THESE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES.

    OVERVIEW OF VALUATION METHODOLOGIES

    Salomon Smith Barney prepared a valuation of Sodak using several methodologies, including discounted cash flow analysis, public company comparables analysis, comparable transactions analysis and a sum of the parts analysis. Each of these methodologies was used to generate a reference range for the value of the Sodak common stock, which was then compared to the $8.25 per share price of Sodak common stock as of March 5, 1999 and the $10.00 per share merger consideration as part of Salomon Smith Barney's evaluation of the fairness of the merger consideration. The following table represents a compilation of implied reference ranges derived using several different valuation methodologies. THIS TABLE IS NOT INTENDED TO PROVIDE A COMPLETE UNDERSTANDING OF THE RESULTS OF EACH OF THE ANALYSES EMPLOYED, AND THE TABLE MUST BE READ TOGETHER WITH THE TEXTUAL DESCRIPTION OF EACH PROCEDURE SET FORTH BELOW TO UNDERSTAND THE SIGNIFICANCE OF EACH SET OF CONCLUSIONS.

                                                                                                 IMPLIED REFERENCE
                                                                                                   RANGE OF PER
VALUATION METHODOLOGY                                                                               SHARE VALUE
-----------------------------------------------------------------------------------------------  -----------------
Discounted Cash Flow
  Initial Operating Plan.......................................................................     $9.20 - $10.75
  Revised Operating Plan.......................................................................     $9.30 - $11.00
  First Sensitivity Case.......................................................................     $5.75 -  $6.50
  Second Sensitivity Case......................................................................     $1.75 -  $2.25
Comparable Public Companies....................................................................     $5.00 -  $8.75
Comparable Transactions........................................................................     $6.00 -  $8.50
Sum of the Parts...............................................................................     $8.50 - $12.15

    IMPLIED TRANSACTION PREMIUMS

    Salomon Smith Barney reviewed implied transaction premiums using a range of prices per share of Sodak common stock for the 12-month period ended March 5, 1999. Salomon Smith Barney noted that the merger consideration represented a premium of:

    - 21.2% to the closing stock price on March 5, 1999, of $8.25;

    - 17.2% to the 30-day trailing average closing stock price from March 5, 1999, of $8.53;

    - 40.4% to the closing stock price of $7.13 on November 6, 1998, after the passage of Proposition 5 in California;

    - 90.5% to the 52-week trading low of $5.25, which occurred on October 8, 1998; and

    - 3.2% to the 52-week trading high of $9.69, which occurred on January 29, 1999.

    HISTORICAL STOCK TRADING ANALYSIS

    Salomon Smith Barney reviewed the historical trading prices and the historical trading volumes of Sodak common stock from February 26, 1998, to February 26, 1999. This review indicated that 100% of the trading activity during that time had occurred at prices below the merger consideration price of $10.00. Salomon Smith Barney also noted that the turnover of Sodak's common stock from February 26, 1998, to February 26, 1999, had encompassed 72% of the total shares outstanding and 154% of the public float.

    DISCOUNTED CASH FLOW ANALYSIS

    Using a discounted cash flow methodology, Salomon Smith Barney calculated the present value of the projected future cash flows for Sodak (without giving effect to the merger or any synergy estimates expected to be realized as a result of the merger). The discounted cash flow analysis of Sodak was based on the operating plan approved by our Board in December 1998 and on a revised operating plan subsequently prepared by Sodak management. In addition, Salomon Smith Barney analyzed two sensitivities to the revised operating plan which reflected the potential impact of the termination of Sodak's equipment distribution and wide area progressive agreements with IGT.

    The first sensitivity case assumed that Sodak's equipment distribution agreement with IGT was not renewed beyond its current term of 2001, but that the wide area progressive agreement remained in place and Sodak continued to earn royalties in perpetuity from the installed base at December 31, 2001. The second sensitivity case assumed that Sodak's equipment distribution agreement was not renewed beyond 2001 and that the wide area progressive agreement was terminated simultaneously, causing the wide area progressive royalties to cease. The calculations for these two sensitivity cases were performed without any replacement of the revenues lost with respect to the terminated agreements from any other potential sources.

    Under each case, Salomon Smith Barney aggregated the present value of the free cash flows over the applicable forecast period with the present value of the range of terminal values described below. As part of the discounted cash flow analysis, Salomon used discount rates ranging from 11.0% to 13.0%. The range of terminal values was calculated by applying multiples ranging from 6.0 times to 7.0 times Sodak's earnings before interest and taxes, or EBIT, for the last year of the forecast period. The discounted cash flow analyses based on the cases considered resulted in ranges of values per share of Sodak common stock as follows:

                                                                                                REFERENCE RANGE OF
CASE                                                                                             PER SHARE VALUE
----------------------------------------------------------------------------------------------  ------------------
Initial Operating Plan........................................................................      $9.20 - $10.75
Revised Operating Plan........................................................................      $9.30 - $11.00
First Sensitivity Case........................................................................      $5.75 -  $6.50
Second Sensitivity Case.......................................................................      $1.75 -  $2.25

    COMPARABLE PUBLIC COMPANIES ANALYSIS

    Salomon Smith Barney reviewed publicly available financial and operating information of the following six public companies:

    - Anchor Gaming Inc.

    - Aristocrat Leisure LTD

    - Mikohn Gaming Corporation

    - Powerhouse Technologies Inc.

    - Scientific Games Holdings Corp.

    - WMS Industries Inc.

In that review, actual 1998 and estimated 1999 price/earnings multiples and firm value/EBIT multiples were developed from Salomon Smith Barney's research, First Call calendarized mean estimates as of March 1999 and Wall Street research EBIT estimates. The comparable companies were chosen because they operate in the gaming equipment industry, as does Sodak, and are also publicly traded "small cap" companies. Salomon Smith Barney believed that the most applicable comparable company for its review was Anchor Gaming. Salomon Smith Barney also reviewed information relating to two "large cap" companies in the gaming equipment industry, GTECH Holdings Corp. and IGT, but did not include them in the analysis. For this analysis, Salomon Smith Barney used trading information as of March 5, 1999, except for one company which had disclosed adverse information for which the various estimates of future performance had not been revised. For this company a more conservative approach was taken and trading information as of February 26, 1999, was used.

    The table below sets forth some of the findings from Salomon Smith Barney's review of these comparable companies:

COMPARABLE COMPANIES                                                                  RANGE         MEAN       MEDIAN
--------------------------------------------------------------------------------  --------------  ---------  -----------
CLOSING PRICE PER SHARE AS A MULTIPLE OF YEAR'S EARNINGS:
  1998 (actual).................................................................    7.2x - 36.1x      15.2x       19.7x
  1999 (estimated)..............................................................    6.6x - 21.7x      13.1x       12.0x
FIRM VALUE AS A MULTIPLE OF YEAR'S EBIT:
  1998 (actual).................................................................    3.9x - 23.4x      12.3x       11.8x
  1999 (estimated)..............................................................    3.9x - 12.3x       8.0x        8.0x

    This comparable public companies analysis resulted in values ranging from $5.00 to $8.75 per share of Sodak common stock.

    COMPARABLE TRANSACTIONS ANALYSIS

    Using publicly available information, Salomon Smith Barney reviewed five transactions in the gaming equipment industry. These transactions are presented in the following table:

ACQUIROR                                                  TARGET
--------------------------------------------------------  --------------------------------------------------------
Ladbroke USA                                              Colorado Gaming and Entertainment Co.
Mikohn Gaming Corporation                                 Progressive Systems, Inc.
IGT                                                       Olympic Amusements
IGT                                                       Barcrest Ltd.
Alliance Gaming Corp.                                     Bally Gaming

The review showed that for these transactions the acquisition value as a multiple of earnings before interest, taxes, depreciation and amortization based on the 12 months prior to the relevant acquisition ranged from 4.6x to 7.4x, with a median of 6.1x. This comparable transactions analysis resulted in values ranging from $6.00 to $8.50 per share of Sodak common stock.

    SUM OF THE PARTS ANALYSIS

    Using both publicly available information and information provided by Sodak management, Salomon Smith Barney analyzed each of Sodak's business segments to determine valuation ranges for each business segment separately and a valuation range for the enterprise as a whole.

    PROGRESSIVE DISCOUNTED CASH FLOW ANALYSIS. Using a discounted cash flow methodology, Salomon Smith Barney calculated the present value of the projected future cash flows for Sodak's wide area progressive business segment (without giving effect to the merger or any synergy estimates expected to be realized as a result of the merger). This analysis was based on the revised operating plan prepared by Sodak's management. Salomon Smith Barney aggregated the present value of the free cash flows over the applicable forecast period with the present value of the range of terminal values described below. As part of this analysis, Salomon used discount rates ranging from 11.0% to 13.0%. The range of terminal values was calculated by applying multiples ranging from 7.5x to 8.5x the segment's EBIT for the last year of the forecast period.

    PROGRESSIVE COMPARABLE COMPANIES. Salomon Smith Barney reviewed publicly available financial and operating information of the following four public companies:

    - Anchor Gaming Inc.

    - GTECH Holdings Corp.

    - IGT

    - Powerhouse Technologies Inc.

In the review, actual 1998 and estimated 1999 and 2000 price/earnings multiples and firm value/EBIT multiples were developed from Salomon Smith Barney's research, First Call calendarized mean estimates as of March 1999 and Wall Street research EBIT estimates. The comparable companies were chosen because they operate systems similar to Sodak's wide area progressive systems, and are also publicly traded. For this analysis Salomon Smith Barney used trading information as of March 5, 1999, except for two companies which had disclosed adverse information for which the various estimates of future performance had not been revised. For these companies a conservative approach was taken and trading information as of February 26, 1999, was used.

    The table below sets forth some of Salomon Smith Barney's findings from its review of these comparable companies:

COMPARABLE COMPANIES                                                                  RANGE         MEAN       MEDIAN
--------------------------------------------------------------------------------  --------------  ---------  -----------
CLOSING PRICE PER SHARE AS A MULTIPLE OF YEAR'S EARNINGS:
  1998 (actual).................................................................    7.2x - 34.2x      16.5x       12.4x
  1999 (estimated)..............................................................    6.8x - 13.8x      10.3x       10.2x
  2000 (estimated)..............................................................    6.3x - 11.4x       8.5x        8.2x
FIRM VALUE AS A MULTIPLE OF YEAR'S EBIT:
  1998 (actual).................................................................    3.9x - 23.4x      11.2x        8.9x
  1999 (estimated)..............................................................    3.9x -  9.4x       6.9x        7.2x
  2000 (estimated)..............................................................    3.5x -  7.2x       6.0x        6.7x

    These analyses of discounted cash flow and comparable public companies for the wide area progressive segment resulted in a valuation range for the progressive business of $4.50 to $6.00 per share of Sodak common stock.

    EQUIPMENT SALES AND FINANCING DISCOUNTED CASH FLOW ANALYSIS. Using a discounted cash flow methodology, Salomon Smith Barney calculated the present value of the projected future cash flows for Sodak's gaming equipment sales and financing segment (without giving effect to the merger or any synergy estimates expected to be realized as a result of the merger). This analysis was based on the revised operating plan prepared by Sodak's management. Salomon Smith Barney aggregated the present value of the free cash flows over the applicable forecast period with the present value of the range of terminal values described below. As part of this analysis, Salomon used discount rates ranging from 11.0% to 13.0%. The range of terminal values was calculated by applying multiples ranging from 6.0x to 7.0x the segment's EBIT for the last year of the forecast period.

    EQUIPMENT SALES AND FINANCING COMPARABLE COMPANIES. Salomon Smith Barney reviewed certain publicly available financial and operating information of the following three public companies:

    - Anchor Gaming Inc.

    - Aristocrat Leisure LTD

    - IGT

In the review, actual 1998 and estimated 1999 and 2000 price/earnings multiples and firm value/EBIT multiples were developed from Salomon Smith Barney's research, First Call calendarized mean estimates as of March 1999 and Wall Street research EBIT estimates. The comparable companies were chosen because they operate in the gaming equipment sales and financing industry, as does Sodak, and are also publicly traded. For this analysis Salomon Smith Barney used trading information as of March 5, 1999, except for two companies which had disclosed adverse information for which the various estimates of future performance had not been revised. For these companies a more conservative approach was taken, and trading information as of February 26, 1999, was used.

    The table below sets forth some of Salomon Smith Barney's findings from its review of these comparable companies:

COMPARABLE COMPANIES                                                                   RANGE        MEAN       MEDIAN
---------------------------------------------------------------------------------  -------------  ---------  -----------
CLOSING PRICE PER SHARE AS A MULTIPLE OF YEAR'S EARNINGS:
  1998 (actual)..................................................................   7.2x - 27.9x      16.3x       13.7x
  1999 (estimated)...............................................................   6.8x - 21.7x      13.0x       10.6x
  2000 (estimated)...............................................................   6.3x - 18.0x      10.4x        6.9x
FIRM VALUE AS A MULTIPLE OF YEAR'S EBIT:
  1998 (actual)..................................................................   3.9x - 15.0x       9.6x       10.0x
  1999 (estimated)...............................................................   3.9x - 12.3x       7.9x        7.5x
  2000 (estimated)...............................................................   3.5x - 10.2x       6.7x        6.3x

    These analyses of discounted cash flow and comparable public companies for the equipment sales and financing business segment resulted in a valuation range for the equipment sales and financing business of $3.50 to $5.00 per share of Sodak common stock.

    COMPARABLE RIVERBOAT TRANSACTIONS. Salomon Smith Barney reviewed certain publicly available information on ten transactions, including pending deals, involving private acquisitions of riverboat assets from December 1996 to March 5, 1999. The table below sets forth some of Salomon Smith Barney's findings from its review of these transactions:

                                                                                       RANGE         MEAN        MEDIAN
                                                                                    ------------     -----     -----------
TRAILING ENTERPRISE VALUE /EBITDA(1)..............................................   4.3x - 7.1x        6.2x         6.6x
FORWARD ENTERPRISE VALUE/EBITDA(2)................................................   3.8x - 7.0x        5.7x         5.9x

------------------------

(1) Based on the 12 months prior to the relevant acquisition.

(2) Based on forward estimates for the next full year.

    Based on a multiple of 4.5x to 5.5x 1998 EBITDA of $8.7 million for Sodak's primary riverboat asset, Salomon Smith Barney determined a valuation range for this asset to be $1.45 to $1.83 per share of Sodak common stock.

    ANALYSIS OF OTHER NON-CORE SEGMENTS. Salomon Smith Barney also reviewed other non-core businesses of Sodak to determine valuation ranges. For Sodak's receivables under the Ak-Chin financing contract, Salomon Smith Barney determined the valuation range to be $0.06 to $0.13 per share based on the net present value of income over the remaining life of the contract, discounted at a rate of 10.5%. Salomon Smith Barney determined the valuation range for the Shreveport Louisiana joint venture to be $0.00 to $0.22 per share based on the abandonment of Sodak's investment or twice the amount invested to date. Salomon Smith Barney determined the valuation range for Sodak's former Latin American businesses to be $0.17 per share based on the cash proceeds realized in the divestitures of these businesses, net of expenses.

    Based on its analysis of our business segments described above, Salomon Smith Barney determined that the sum of the parts valuation ranged from $8.48 to $12.15 per share of Sodak common stock.

    The foregoing is a summary of the material financial analyses furnished by Salomon Smith Barney to our Board of Directors but it does not purport to be a complete description of the analyses performed by Salomon Smith Barney or of its presentations to our Board of Directors. The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Salomon Smith Barney made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of the analyses and factors considered.

Accordingly, Salomon Smith Barney believes that its analyses (and the summary set forth above) must be considered as a whole, and that selecting portions of such analyses and of the factors considered by Salomon Smith Barney, without considering all of such analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Salomon Smith Barney and its opinion. With regard to the comparable public company analysis summarized above, Salomon Smith Barney selected comparable public companies on the basis of various factors, including the size of the public company and similarity of the line of business; however, no public company utilized as a comparison in such analysis, and no transaction utilized as a comparison in the comparable transaction analyses summarized above, is identical to Sodak, any business segment of Sodak or the merger. As a result, these analyses are not purely mathematical, but also take into account differences in financial and operating characteristics of the comparable companies and other factors that could affect the transaction or public trading value of the comparable companies and transactions to which Sodak, the business segments of Sodak and the merger are being compared. In its analyses, Salomon Smith Barney made numerous assumptions with respect to Sodak, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Sodak. Any estimates contained in Salomon Smith Barney's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, none of Sodak, IGT, our Board of Directors, Salomon Smith Barney or any other person assumes responsibility if future results or actual values differ materially from the estimates. Salomon Smith Barney's analyses were prepared solely as part of Salomon Smith Barney's analysis of the fairness, from a financial point of view, of the merger consideration and were provided to our Board of Directors in that connection. The opinion of Salomon Smith Barney was only one of the factors taken into consideration by the our Board of Directors in making its determination to approve the merger agreement and the merger.

    Salomon Smith Barney is an internationally recognized investment banking firm engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Sodak selected Salomon Smith Barney to act as its financial advisor on the basis of Salomon Smith Barney's international reputation and Salomon Smith Barney's familiarity with Sodak. Salomon Smith Barney and its predecessors and affiliates have previously rendered investment banking and financial advisory services to Sodak and IGT, for which they have received or will receive customary compensation. Recently, Salomon Smith Barney acted as the lead manager in connection with IGT's private placement of its senior notes which was completed on May 19, 1999. In addition, in the ordinary course of its business, Salomon Smith Barney and its affiliates (including Citigroup Inc.) may actively trade the debt and equity securities of both Sodak and IGT for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    Pursuant to Salomon Smith Barney's engagement letter, Sodak has agreed to pay Salomon Smith Barney a fee of approximately $2.8 million upon consummation of the merger. Sodak has also agreed to reimburse Salomon Smith Barney for its reasonable travel and other out-of-pocket expenses incurred in connection with its engagement (including the reasonable fees and disbursements of its counsel) and to indemnify Salomon Smith Barney against certain liabilities and expenses relating to or arising out of its engagement, including certain liabilities under the federal securities laws.

    As noted under the caption "The Merger--Reasons for the Merger; Recommendation of Sodak Board" the fairness opinion of Salomon Smith Barney was only one of several factors considered by the Sodak Board of Directors in determining to approve the merger agreement and the merger. The merger consideration was determined by arm's length negotiations between IGT and Sodak, which consulted with Salomon Smith Barney in the process, and was not established by Salomon Smith Barney.

REGULATORY MATTERS

    Sodak and IGT are subject to extensive gaming regulations. Sodak, IGT and their subsidiaries hold registrations, approvals, gaming licenses or permits in each jurisdiction in which they operate gaming activities. In each of these jurisdictions, regulatory requirements must be complied with in order for us to complete the merger. Generally, regulatory authorities have broad discretion in granting, renewing and revoking gaming licenses and granting approvals.

    The following is a summary of the material regulatory approvals that we believe must be obtained in connection with the merger. Other gaming authorities, however, may assert that additional regulatory approvals are required for the merger. For example, IGT has informed us that they have received notice from the gaming authorities in the State of Washington that the merger agreement and merger may be subject to their prior approval. If it is determined that Washington gaming approval is required, we will file the necessary application promptly. Similarly, if other gaming authorities assert rights to prior approval of the merger, such approval will be sought. We cannot be sure whether or when we will receive the regulatory approvals or that we will obtain the approvals without conditions that would be detrimental to Sodak or IGT.

    The merger is subject to our sale of the MISS MARQUETTE riverboat complex and our 50% interest in the Louisiana joint venture. Our interest in the Louisiana joint venture was divested on April 23, 1999. Our ability to divest our interests in the MISS MARQUETTE riverboat complex is subject to the approvals of the regulatory authorities in Iowa and, potentially, the Federal Trade Commission and the Antitrust Division of the Department of Justice under the Hart-Scott-Rodino Act.

SOUTH DAKOTA

    The South Dakota Commission on Gaming regulates gaming activities under the South Dakota Limited Gaming Law. Under that law, the State of South Dakota has delegated its right to regulate gaming within the State to the South Dakota Commission on Gaming. The commission requires that all persons who design, assemble, manufacture, sell, lease, or prepare a component of a slot machine obtain a slot manufacturer or distributor license. Both Sodak and IGT have slot manufacturer or distributor licenses. The commission also requires that all key employees be licensed by the commission. The commission may approve or disapprove any application for a license, depending upon whether it deems the applicant suitable.

    Sodak is required to submit to the commission all proposed "gaming contracts," which may include the merger agreement. The commission may approve or deny gaming contracts and require changes in a contract before the licensee is allowed to proceed. Additionally, the commission may require a licensee to terminate participation in a gaming contract.

    Representatives of Sodak have contacted the South Dakota commission and are providing information regarding the merger to the commission for its review, as requested. The commission has not determined whether it will be necessary for Sodak to submit a formal application for approval of the merger. We will provide all necessary information and file any necessary application with the commission for its review and approval as promptly as possible following any request.

IOWA

    The ownership and operation of gaming facilities in Iowa are subject to extensive state laws and the regulations of the Iowa Racing and Gaming Commission concerning the responsibility, financial stability and character of gaming operators and persons financially interested or involved in gaming operations. Anyone having a material relationship or involvement with a gaming operation may be required to be suitable or to be licensed. The Iowa Racing and Gaming Commission may deny an application for a license for any cause it deems reasonable. In addition to its authority to deny an application for a license, the Iowa Racing and Gaming Commission has jurisdiction to disapprove a change in position by officers or key employees and the power to require a gaming operator to suspend or dismiss officers, directors or other key employees or sever relationships with persons who refuse to file appropriate applications or whom the Iowa Racing and Gaming Commission finds unsuitable.

    Additionally, anytime a licensed corporation grants an option to purchase 10% or more of its stock, the Iowa Racing and Gaming Commission may revoke the gaming license unless any sale or transfer during the period of the license pursuant to the option was disclosed to and approved by the Iowa Racing and Gaming Commission. The Iowa Racing and Gaming Commission must also pre-approve any person who acquires 5% or more of a gaming operator's equity securities.

    Our sale of the MISS MARQUETTE riverboat will be subject to a favorable determination by the Iowa Racing and Gaming Commission of the purchasing party's suitability and the approval of the transfer by the Iowa Racing and Gaming Commission. We will file the necessary applications for Iowa Racing and Gaming Commission approval promptly after we reach an agreement with a purchaser for the MISS MARQUETTE.

LOUISIANA

    The Louisiana Riverboat Economic Development and Gaming Control Act regulates gaming activities in the State of Louisiana. The Louisiana law specifies certain restrictions and conditions relating to the operation of gaming riverboats, including restricting who may own an interest in an entity with a gaming license. No person may have an ownership interest in a Louisiana gaming license unless they are found by the State to be suitable.

    On March 31, 1999, we entered into an agreement with HWCC-Louisiana, Inc., a subsidiary of Hollywood Casino Corporation, to sell our interest in the Louisiana joint venture. Under the agreement, in some circumstances, Hollywood will reimburse Sodak for the amounts that we contributed to the joint venture. The agreement was subject to the approval of the Louisiana Gaming Control Board which was granted on April 20, 1999. The transfer was consummated on April 23, 1999.

HART-SCOTT-RODINO

    We have given notification and furnished information under the Hart-Scott-Rodino Act to the Federal Trade Commission and the Antitrust Division of the Department of Justice in order to be allowed to complete the merger. Each of Sodak and IGT filed the required notification and report forms on May 17, 1999, which began a 30-day waiting period, during which the merger could not be completed unless the Federal Trade Commission terminated the waiting period early. The Federal Trade Commission granted early termination of the waiting period on June 1, 1999, with immediate effectiveness.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO SODAK STOCKHOLDERS

    The following is a summary of the material United States federal income tax consequences of the merger to the Sodak stockholders. The summary does not purport to be a description of all tax consequences that may be relevant to Sodak stockholders, and assumes an understanding of tax rules of general application. It does not address special rules which may apply to Sodak stockholders based on their tax status, individual circumstances or other factors unrelated to the merger. Stockholders are encouraged to consult their own tax advisors regarding the merger.

    The receipt of cash by you in exchange for Sodak common stock pursuant to the merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. You will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between (1) the amount of cash you receive and (2) your adjusted tax basis in the Sodak common stock exchanged. The gain or loss will be a capital gain or loss if you held the Sodak common stock as a capital asset, and will be a long-term capital gain or loss if, at the effective time of the merger, you held the Sodak common stock for more than one year. The deductibility of capital losses is subject to certain limitations.

    Under the federal income tax backup withholding rules, unless an exemption applies, IGT is required to and will withhold 31% of all payments to which you are entitled in the merger, unless you provide a tax identification number and you certify under penalties of perjury that the number is correct. If you are an individual your tax identification number is your social security number. If you are not an individual your tax identification number is your employer identification number. You should complete and sign the substitute Form W-9, which will be included with the letter of transmittal to be returned to the exchange agent, in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the exchange agent. Some of our stockholders including, corporations and some foreign individuals, are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, however, he or she must submit a Certificate of Foreign Status on Form W-8 attesting to his or her exempt status. Any amounts withheld will be allowed as a credit against the holder's federal income tax liability for that year.

    The foregoing discussion may not apply to Sodak stockholders who acquired their Sodak common stock as a result of the exercise of employee stock options or other compensation arrangements with Sodak or who are not citizens or residents of the United States or who are otherwise subject to special tax treatment. Each Sodak stockholder is urged to consult his, her or its tax advisor to determine the tax consequences of the merger, including the effects of applicable state, local, foreign or other tax laws.

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

    Under South Dakota law, stockholders of Sodak have the right to dissent from the merger and obtain payment for their shares of Sodak common stock. We have described below the steps which you must take if you wish to exercise dissenters' rights with respect to the merger. This description is not complete. You should read sections 47-6-23 to 47-6-23.3 and 47-6-40 to 47-6-50 of the South Dakota Business Corporation Act. Those sections are attached as Appendix D to this document. FAILURE TO TAKE ANY ONE OF THE REQUIRED STEPS MAY RESULT IN TERMINATION OF YOUR DISSENTERS' RIGHTS UNDER SOUTH DAKOTA LAW. IF YOU ARE CONSIDERING DISSENTING, YOU SHOULD CONSULT YOUR OWN LEGAL ADVISOR.

To exercise dissenters' rights you must:

    - be a stockholder of record on May 26, 1999 of the common shares of Sodak as to which you seek relief

    - file with Sodak, prior to the date of the special meeting, a written notice of your intention to demand that you be paid fair consideration for the shares if the merger is consummated

    - not vote your dissenting shares of Sodak common stock in favor of the merger

    - demand payment for your shares and deposit certificated shares as instructed by Sodak in the notice that we send to dissenting stockholders following the special meeting.

A vote against the merger and the adoption of the merger agreement will not satisfy the requirements of a written demand for payment. If you give proper notice of your intention to dissent from the merger and refrain from voting at the meeting, we will give you written notice that the merger has been approved following the special meeting. That notice will:

    - specify where and when demand for payment should be sent

    - when and where certificates of certificated shares should be deposited in order to obtain payment

    - inform holders of uncertificated shares to what extent transfer will be restricted from the time that demand for payment is received

    - supply a form for demanding payment.

The time set for the demand and deposit will be at least 30 days from the date that we mail the notice. If you fail to demand payment or fail to deposit any certificated shares of Sodak common stock that you own, as required by the notice, you will forfeit your right to receive payment for your shares under the appraisal statute.

    Within 60 days after the final date on which our stockholders may demand payment and deposit certificated shares, we will make a payment to each dissenting stockholder equal to the product of the amount which we estimate to be the fair value per share of Sodak common stock and the number of shares of Sodak common stock held by the stockholder, with interest, if any has accrued. Our payment will be accompanied by:

    - our balance sheet as of December 31, 1998 and statement of income for fiscal year ended December 31, 1998

    - our latest available interim financial statements

    - a statement of our estimate of the fair value of the shares

    - a notice of your right to demand supplemental payment

    - a copy of the South Dakota dissenters' rights statute.

    If you believe that the amount we pay in exchange for your dissenting shares is less than the fair value of your shares or that the interest is not correctly determined, you may send us your own estimate of the value of the shares or of the interest and demand payment of the deficiency. If you do not file an estimate within 30 days after we mail our initial payment to you, you will forfeit your right to any additional payment.

    If any demand for additional payment remains unsettled within 60 days after we have received a timely demand from you, we will file in an appropriate court a petition requesting that the fair value of the shares and the interest be determined by the court. All dissenters whose demands have not been settled will be made a party to the proceeding. The court may appoint one or more appraisers to receive evidence and recommend a decision on the question of fair value. After a hearing without a jury, the dissenters will be entitled to judgment for the amount by which the fair value of the shares is found to exceed the amount that we previously paid, with interest.

    The costs and expenses of any court proceeding, including reasonable compensation and expenses of appraisers appointed by the court, will be paid by us, except that part of the costs and expenses may be allocated as the court considers equitable against some or all of the dissenters who are parties and whose actions the court determines to be arbitrary, vexatious or not in good faith. Fees and expenses of counsel and of experts for the parties to the proceeding will be assessed as the court considers equitable. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against us, it may order that reasonable counsel fees be paid out of the amounts awarded to the dissenters who were benefited.

    Notwithstanding the above summary, we can elect to withhold payment to a dissenting stockholder with respect to shares of Sodak common stock that a dissenting stockholder did not own on March 11, 1999, the date of our first announcement of the merger to the news media. Instead, upon completing the merger, we can notify those stockholders of our estimate of the fair value per share of the Sodak common stock, state and explain the rate of interest to be used and offer to make payment to those stockholders only upon their agreement to accept that payment in full satisfaction of their appraisal rights. If those stockholders believe that the amount offered is less than the fair value of the shares and interest, they may, within 30 days the date of mailing of our offer, send us their own estimate of the value and the interest and demand payment. If those stockholders fail to do so, they will forfeit their right to any additional payment.

    One of the conditions precedent to IGT's obligation to consummate the merger is that stockholders owning less than 10% of our outstanding common stock exercise dissenters' rights with respect to the merger.

                  THE MERGER AGREEMENT AND RELATED AGREEMENTS

    This section describes the material provisions of the merger agreement, the legal document that governs the merger, and the irrevocable proxy and voting agreements. The following information, as it relates to matters contained in or contemplated by the agreements, is qualified in its entirety by reference to the full text of the merger agreement, which is attached as Appendix A to this document, or the voting agreements, a form of which is attached as Appendix C to this document, each of which is incorporated into this document. We urge you to read the agreements in their entirety.

FORM OF MERGER

    Pursuant to the merger agreement, at the effective time of the merger, SAC will merge with and into Sodak under South Dakota law. As a result of the merger, the separate corporate existence of SAC will cease and Sodak, as the surviving corporation in the merger, will continue its existence as a wholly-owned subsidiary of IGT and will continue under the name of Sodak. As a result of the merger, all of the properties, assets, rights, privileges, immunities and powers of Sodak and SAC will vest in the surviving corporation, and all liabilities, obligations and penalties of Sodak and SAC will become the liabilities, obligations and penalties of the surviving corporation.

MERGER CONSIDERATION

    At the effective time of the merger, each share of Sodak common stock then outstanding (other than shares of Sodak common stock owned by Sodak or any of its subsidiaries, or IGT, SAC or any of their subsidiaries, or by stockholders who have properly demanded and perfected their statutory dissenters' appraisal rights) will be converted into the right to receive $10.00 cash, without interest.

EFFECTIVE TIME

    As soon as practicable on or after the day the merger closes, on a date specified by Sodak and IGT, which will be a date no later than the second business day after satisfaction or waiver of the closing conditions, Sodak and IGT will file articles of merger and all other filings required by South Dakota law with the Secretary of State of South Dakota in the form required by South Dakota law. The merger will become effective when the filings are made with the Secretary of State of South Dakota or such other time as agreed by IGT and Sodak and specified in the filings.

EXCHANGE PROCEDURES

    - As of the effective time of the merger, each certificate previously representing shares of Sodak common stock will represent only the right to receive the merger consideration upon the surrender of the certificate and the holder of the certificate will not have any additional rights with respect to the shares of Sodak common stock.

    - After the effective time of the merger, an exchange agent designated by IGT and reasonably acceptable to Sodak will mail to each Sodak stockholder that was a stockholder of record immediately prior to the effective time (other than holders of excluded shares of common stock) (1) a letter of transmittal (including a substitute Form W-9) and (2) instructions for surrendering certificates in exchange for the merger consideration. You should not return your Sodak common stock certificates with the enclosed proxy and should not forward those certificates to the exchange agent or IGT unless and until you receive a letter of transmittal following the effective time of the merger.

    - Upon the proper surrender of a certificate to the exchange agent, together with a properly completed and duly executed letter of transmittal, the holder of the certificate will be entitled to receive in exchange for the certificate a check in an amount equal to the product of the merger consideration and the number of shares of Sodak common stock represented by the certificate surrendered, less any required tax withholding. The surrendered certificate will be canceled. No interest will be paid or accrue on the merger consideration.

    - In the event of a transfer of ownership of any shares of Sodak common stock not registered in the transfer records of Sodak, a check for the merger consideration may be issued to a person other than the person whose name is on the certificate, if the certificate representing the Sodak common stock, accompanied by all documents required to evidence and effect the transfer, is delivered to the exchange agent properly endorsed with signature guarantee and the person requesting the payment pays any applicable transfer or other taxes.

    - If any certificate has not been surrendered one year after the effective time of the merger (or by an earlier date on which any payment in respect of the certificate would otherwise become the property of any governmental unit or agency), IGT may direct the exchange agent to deliver to IGT the funds that would have been paid upon the surrender the certificates. After this time, the holders of Sodak common stock that are entitled to surrender their certificates for the merger consideration but have not done so, will have only the rights of a general creditor of IGT for the cash payable upon the surrender of the certificate.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains representations, warranties, and agreements of Sodak, IGT, and SAC, including representations and warranties regarding their due organization, good standing, authority to enter into the merger agreement and consummate the merger and compliance with gaming laws and regulations. We also made additional representations and warranties relating to:

    - capitalization

    - ownership of subsidiaries and other equity interest

    - timely filing and accuracy of documents filed with the SEC

    - truthfulness of information included or incorporated into this document

    - absence of certain changes or events in our business since December 31,
      1997

    - absence of pending or threatened litigation

    - absence of agreements with brokers or finders other than Salomon Smith Barney

    - necessary vote of our stockholders to approve the merger

    - good and marketable title to and valid leasehold interest in our material properties

    - taxes, benefit plans and ERISA

    - compliance with applicable laws and permits

    - absence of accelerated parachute payments to employees triggered by the merger

    - environmental liabilities and compliance with environmental laws

    - material contacts and debt instruments including material contracts related to the Louisiana joint venture

    - licenses to intellectual property and absence of infringement

    - transactions with insiders

    - absence of non-competition restrictions on the operation of our business

    - receipt of fairness opinion from financial advisor

    - execution of non-competition agreements with our chief executive officer, Roland Gentner, and our former chief executive officer, Mike Wordeman

    - execution of employment agreements with our chief executive officer and other officers.

Additionally, IGT and SAC made representations and warranties regarding the information to be supplied for inclusion in this document, the absence of a broker, absence of the necessity of a vote of its stockholders and the operation of SAC pending the merger.

COVENANTS

    CONDUCT OF THE BUSINESS PENDING THE MERGER

    We have agreed that during the period from March 10, 1999 to the effective time of the merger, except as expressly permitted by the merger agreement, we will and will cause each of our subsidiaries to:

    - carry on our business in the usual, regular and ordinary course in substantially the same manner as presently conducted and in compliance in all material respects with all applicable laws and regulations

    - use commercially reasonable efforts to preserve intact our current business organizations

    - maintain the services of our current officers and employees and preserve our relationships with customers, suppliers and others with which we have business dealings.

    With some exceptions and, except as contemplated by the merger agreement, we have also agreed that during this period, unless we have the prior written consent of IGT, we will not and will not allow any of our subsidiaries to:

    - declare, set aside or pay dividends

    - split, combine or acquire any shares of our capital stock or purchase, redeem or otherwise acquire any shares of our capital stock

    - issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, grant, sale, award, pledge, or other encumbrance or authorization of any shares of our capital stock or any securities convertible into or any rights, warrants or options to acquire any of our capital stock

    - amend our articles of incorporation, by-laws or other comparable organizational documents or alter the corporate structure or ownership of any of our material subsidiaries

    - acquire or agree to acquire (1) by merging or consolidating with or purchasing a substantial portion of the assets of, any organization or division of any organization, or (2) any assets with a fair market value in excess of $75,000, other than purchases of inventory, fixtures, furniture, supplies, vehicles and equipment in the ordinary course of business consistent with past practice

    - commence or agree to commence the operation or development of a casino or other gaming operations of any nature

    - mortgage or otherwise encumber or sell, lease, exchange or otherwise dispose of any of our properties or assets

    - incur any indebtedness for borrowed money, guarantee any indebtedness or debt securities of another person or issue or sell any debt securities or warrants or other rights to acquire any of our debt securities

    - make any loans, advances or capital contributions to, or investments in, any other person

    - make or agree to make any new capital expenditures other than those consistent with the budget set forth in the disclosure schedules attached to the merger agreement

    - make or rescind any express or deemed election relating to material taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to material taxes, or change any of our methods of reporting income or deductions for federal income tax purposes from those used in preparing our federal income tax return for the year ending December 31, 1998

    - pay, discharge or satisfy any claims, liabilities or obligations

    - increase the compensation payable to any of our directors, officers or employees other than usual and customary increases to employees who are not officers

    - pay or agree to pay any pension, retirement allowance, severance, continuation or termination benefit or other material employee benefit not provided for by any existing pension plan, benefit plan or employment agreement described in our documents filed with the SEC prior to March 10, 1999 and publicly available

    - establish, adopt or commit to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, termination pay or other material employee benefit plan, agreement or arrangement, or amend or modify or increase the benefits under any collective bargaining agreement or any employee benefit plan, agreement or arrangement

    - enter into any severance or employment agreement with or for the benefit of any person

    - increase the rate of compensation under or otherwise change the terms of any existing employment agreement

    - modify, or amend in any material respect, or renew, fail to renew or terminate, any material contract or agreement which we or one of our subsidiaries is a party or waive, release or assign any material rights or claims

    - change our fiscal year

    - authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Sodak

    - enter into any collective bargaining agreement

    - engage in any transaction with, or enter into any agreement, arrangement or understanding directly or indirectly with any of our affiliates other than under agreements existing on the date of the merger agreement and disclosed to IGT

    - amend, modify or waive in any manner any of the provisions of any of the non-competition agreements or employment agreements entered into in connection with the merger agreement

    - authorize any of, or commit or agree to take any of, the foregoing actions.

    NO SOLICITATION OF ALTERNATIVE TRANSACTIONS

    We have agreed not to solicit or encourage, or negotiate with third parties, in an attempt to effectuate a business combination with Sodak. However, this does not prohibit our Board of Directors from furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited proposal to enter into a business combination with us in a proposal which identifies a price or a range of values to be paid in connection with a merger, consolidation, purchase of assets, tender offer or business combination involving Sodak or any of our subsidiaries or any proposal or offer to acquire, in any manner, an equity interest in, any voting securities of, or a substantial portion of the assets of Sodak or any of our subsidiaries that our Board of Directors determines:

    - in good faith, after consultation with a financial advisor of nationally recognized reputation, would provide more value to the Sodak stockholders than the merger if the party making the proposal has demonstrated that the funds necessary for its proposal are reasonably likely to be available

    - in good faith, after consultation with outside counsel, that consideration of the proposal is necessary in order for our Board to comply with its fiduciary duties if, prior to furnishing the requested information to, or entering discussions or negotiations with, the third party, that party executes a confidentiality agreement similar to the agreement between Sodak and IGT.

    We have agreed to notify IGT of any inquiries, offers or proposals within 24 hours of the receipt of the proposal by any of our officers, directors or advisors. We have also agreed to keep IGT informed of the status and details of any inquiry, offer or proposal and to answer IGT's related questions.

OTHER AGREEMENTS OF SODAK AND IGT

    LOUISIANA JOINT VENTURE

    We agreed to use our commercially reasonable efforts to sell or terminate all of our interests in the Louisiana joint venture pursuant to documentation in form and substance, other than price, reasonably satisfactory to IGT. Under our agreement, we would not have been allowed to provide any consideration in connection with the sale other than the forfeiture of our $2.5 million capital contribution made prior to March 10, 1998, but we were not required to recover any "positive" purchase price, unless additional money was contributed to the joint venture after March 10, 1999 with the consent of IGT. We were required to consult with IGT regarding our efforts to sell the joint venture interest and to use our commercially reasonable efforts to obtain the best terms for the sale of the interest. The minimum price obtained for our interest in the Louisiana joint venture had to be greater than or equal to all loans, advances and additional capital contributions to or investments made after the date of the merger agreement, with the consent of IGT, to Sodak LA, the joint venture or any joint venture partner. Additionally, we agreed that we would not have any further liabilities or obligations relating to the joint venture upon the finalization of its sale.

    On March 31, 1999, we entered into an agreement with HWCC-Louisiana, Inc., a subsidiary of Hollywood Casino Corporation, for the sale of our interest in the Louisiana joint venture. Under the agreement, in some circumstances, HWCC-Louisiana will reimburse Sodak for the amounts that we contributed to the joint venture. The agreement was subject to the approval of the Louisiana Gaming Control Board which was granted on April 20, 1999. The transfer of our interest to HWCC-Louisiana, which was finalized on April 23, 1999, satisfied the condition to the merger.

    MISS MARQUETTE RIVERBOAT COMPLEX

    We also have agreed to use our commercially reasonable efforts to sell the MISS MARQUETTE riverboat casino, together with all related shore-based facilities, including the barge, the motel, the enclosed walkway, the parking lot, the restaurant, the administrative offices and other entertainment facilities on the best terms possible and to terminate all of our obligations related to the riverboat complex. IGT has the right to approve the terms of the sale, other than the price received, but can not unreasonably withhold its approval. Once we find a buyer for the riverboat complex we must give IGT notice of our intention to sell it. Upon this notice, IGT:

    - will have a right to veto the sale if IGT has obtained, or has been advised by a governmental agency that it is likely to obtain within 30 days, the gaming approvals necessary for IGT to acquire the riverboat complex; or

    - may give us notice that it either approves of the sale or approves of the sale, subject to the receipt of a fairness opinion from a investment banking firm designated by IGT and approved by us.

If we can not obtain a fairness opinion for the proposed sale of the riverboat complex, we will not be permitted to proceed with the sale. We have agreed to consult with IGT regarding our ongoing efforts to sell the riverboat complex.

    We have engaged Salomon Smith Barney to assist us in the sale of the riverboat complex. Salomon Smith Barney is currently conducting an auction process and has had extensive discussions with several prospective buyers. Several prospective buyers have submitted bids, and the process of selecting a buyer and negotiating a contract is underway.

    GAMING APPROVALS

    Sodak and IGT agreed to promptly prepare and file all necessary documentation in order to obtain as promptly as possible all necessary gaming approvals and to comply with the terms and conditions of the gaming approvals. Each of Sodak and IGT also agreed to use its commercially reasonable efforts to, and to cause its officers, directors and affiliates to, file within 60 days after March 10, 1999 all required initial applications and documents in connection with obtaining the gaming approvals and to act reasonably and promptly in responding to additional requests. Sodak believes that all required initial applications and documents have been filed. We have cooperated with regulatory authorities in connection with their review of these applications and other filings.

    ACCESS TO INFORMATION; CONFIDENTIALITY

    Until the effective time of the merger, we have agreed to give and to cause our subsidiaries to give IGT and its officers, employees, accountants, counsel, financial advisors and other representatives reasonable access during normal business hours to all of our properties, books, contracts, commitments, personnel and records. Additionally, during this period, we will furnish promptly to IGT:

    - a copy of each report, schedule, registration statement and other document filed by us during the period pursuant to the requirements of any federal or state securities laws

    - all other information concerning our business, properties and personnel that IGT reasonably requests.

Except as required by law, Sodak and IGT have agreed to treat any confidential information of the other party in accordance with the confidentiality agreement between IGT and Sodak and to cause its officers, employees, accountants, counsel, financial advisers and other representatives to do the same.

    REASONABLE EFFORTS

    Sodak and IGT each agreed to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate the merger and the other transactions contemplated by the merger agreement, in the most expeditious manner practicable. For example, we each agreed to:

    - make all necessary applications, registrations and filings, including filings with governmental entities

    - obtain all necessary actions or nonactions, licenses, consents, approvals or waivers from governmental entities and other third parties

    - take all reasonable steps necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity

    - execute and deliver additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the merger agreement

    - defend any lawsuits or other legal proceedings challenging the merger agreement or the consummation of the transactions contemplated under it

    - use commercially reasonable efforts to fulfill all conditions to the respective obligations of IGT (including obtaining any financing necessary to consummate the merger), SAC or Sodak under the merger agreement

    - use commercially reasonable efforts to prevent the entry, enactment or promulgation of any threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order.

Notwithstanding these agreements, IGT is not obligated to take any action if taking the action or obtaining any waiver, license, consent, approval or exemption is reasonably likely to be materially burdensome to IGT and its subsidiaries, taken as a whole, or to impact in a materially adverse manner the economic or business benefits of the transactions contemplated by the merger agreement which would render consummation of the merger inadvisable.

    NOTIFICATION

    Sodak and IGT have each agreed to give the other prompt written notice of:

    - any representation or warranty made by it in the merger agreement that is qualified as to materiality becoming untrue or inaccurate in any respect, or any representation or warranty that is not qualified as to materiality becoming untrue or inaccurate in any material respect

    - the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the merger agreement

    - the occurrence of any change or event which has or can reasonably be foreseen to have, a material adverse effect on Sodak.

No notice given as required above will affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the merger agreement or limit or otherwise affect the remedies available to the party receiving the notice.

PRINCIPAL CONDITIONS TO THE MERGER

    Each of IGT's and Sodak's obligation to complete the merger is subject to the satisfaction or waiver on or prior to the closing date of a number of conditions including the following:

    - approval of the merger and the transactions contemplated by the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Sodak common stock

    - no injunction, order, or other legal restraint prohibiting consummation of the merger, and no pending or threatened governmental action or proceeding seeking to enjoin or challenge the merger

    - expiration or termination of any waiting period applicable to the merger under the Hart-Scott-Rodino Act

    - the representations and warranties of Sodak and IGT that are qualified as to materiality must be true and correct in all respects as if made on the closing date and all representations and warranties not qualified as to materiality must be true and correct in all material respects as if made on the closing date.

    IGT's obligation to effect the merger is also subject to the following additional conditions:

    - Sodak having performed or complied in all material respects with all agreements and covenants required by the merger agreement

    - each Sodak stockholder who has entered a voting agreement having performed all obligations under the voting agreement

    - no material adverse change with respect to Sodak

    - the receipt of all licenses, permits, consents, approvals, waivers, authorizations, qualifications and orders required to be made or obtained by Sodak from all governmental entities and third parties in connection with the merger that would materially adversely affect the consummation of the merger or would have a material adverse effect on the continuation of the operations of our business or the business of the surviving corporation following the effective time of the merger

    - if required by any governmental entity as a condition to the receipt of certain consents or approvals or in order for IGT to comply with any gaming laws, the disposal of the MISS MARQUETTE riverboat complex

    - the sale or termination of our interest in the Louisiana joint venture

    - the agreement by each holder of an option to purchase Sodak common stock that is outstanding immediately prior the effective time of the merger that the stock option will be canceled at the effective time of the merger and that the holder of the stock option will be entitled to receive only the merger consideration less the option exercise price, less any applicable withholding tax

    - IGT must have obtained the funds necessary to pay the aggregate merger consideration on terms reasonably acceptable to it

    - stockholders owning less than 10% of our outstanding common stock shall have exercised dissenters' rights with respect to the merger

    - Roland Gentner and certain other employees must have continued in our employ and will be employed by us at the effective time of the merger.

    On March 31, 1999, we entered into an agreement with HWCC-Louisiana, Inc., a subsidiary of Hollywood Casino Corporation, for the sale of our interest in the Louisiana joint venture. The agreement was subject to the approval of the Louisiana Gaming Control Board which was granted on April 20, 1999. The transfer of our interest to HWCC-Louisiana, which was finalized on April 23, 1999, satisfied that condition to the merger.

    On May 19, 1999, IGT announced that it had completed the private placement of $1.0 billion in aggregate principal amount of its senior notes. A portion of the proceeds of that offering are expected to be used to finance IGT's acquisition of Sodak. The financing raised by the private placement satisfied the financing condition to the merger.

    The Federal Trade Commission granted early termination of the 30-day waiting period under the Hart-Scott-Rodino Act on June 1, 1999, with immediate effectiveness. The termination of the waiting period satisfied the condition to the merger.

TERMINATION

    TERMINATION RIGHTS

    At any time prior to the consummation of the merger, the merger agreement may be terminated:

    1.  by mutual written consent of the Boards of Directors of Sodak and IGT

    2. by either party (A) upon a material breach of any representation, warranty, covenant or agreement set forth in the merger agreement by the other party or (B) if any representation or warranty of the other party becomes untrue, and in each case, as a result the breaching party would be unable to fulfill its obligation regarding the accuracy of its representations, warranties, agreement and covenants by December 31, 1999; if, in each case, the party seeking to terminate is not then in material breach under the merger agreement

    3. by either party if a governmental entity has issued a final and nonappealable order, decree or ruling or taken any other action that prohibits consummation of the merger

    4. by either party if the merger has not been consummated by December 31, 1999; provided that the failure to consummate the merger is not the result of a breach of a covenant or the material breach of any representation or warranty by the party seeking to terminate; PROVIDED further that if the merger has not been consummated because of a failure to obtain approval from a governmental entity and such approval is still pending, either party may extend the termination date to March 31, 2000

    5. by either party if the approval of our stockholders is not obtained; provided that the terminating party is not in material breach of any of its obligations under the merger agreement

    6. by IGT if our Board of Directors (A) withdraws or modifies adversely its recommendation of the merger to our stockholders following the receipt of a takeover proposal, (B) recommends a takeover proposal to our stockholders or (C) fails to call or hold the special meeting by reason of the receipt of a takeover proposal

    7. by Sodak if, prior to the approval of our stockholders, a superior proposal has been made and we have determined in good faith after consultation with our outside counsel, that the termination of the merger agreement and acceptance of the superior proposal is necessary in order to comply with our fiduciary duties; provided that we have given IGT a good faith opportunity, for five business days, to amend its offer to provide for substantially similar terms to those of the superior proposal and IGT has not done so.

    TERMINATION FEES

    We have agreed to pay IGT a termination fee of $8 million if:

    - we terminate the merger agreement pursuant to the right described in paragraph 7 above

    - IGT terminates the merger agreement pursuant to the right described in paragraph 6 above

    - IGT terminates the merger agreement because we willfully and materially breach our agreement not to solicit, encourage, or negotiate with third parties, in an attempt to effectuate a business combination as described in this document. For more information on the limitations placed on our ability to negotiate a merger with a third party, see "Covenants--No Solicitation of Alternative Transactions."

    - any of our principal stockholders, Harrah's Operating Company, Tom Celani, Mike Wordeman or Roland Gentner, fails to vote in favor of the merger agreement proposal in breach of the voting agreement and the necessary approval of our stockholders is not received

    - the approval of our stockholders is not received, prior to the special meeting a takeover proposal is made and within 12 months from the termination of the merger agreement we enter into an agreement for the takeover proposal and within 24 months from the termination of the merger agreement we consummate the takeover proposal.

    Additionally, IGT agreed to pay us a termination fee of $2 million if the merger agreement is terminated by either Sodak or IGT because the merger has not been consummated by December 31, 1999 (March 31, 2000 if the failure to consummate the merger has not been consummated because of a failure to obtain approval from a governmental entity and the approval is still pending) and at the time of the termination, IGT has not obtained the funding necessary to pay the aggregate merger consideration on terms reasonably acceptable to IGT but all other closing conditions have been satisfied or waived. IGT has completed the financing necessary to finance the acquisition of Sodak.

    If we terminate the merger agreement, IGT's and SAC's exclusive remedy against us, other than for a willful breach of our agreement not to solicit third party takeover proposals, is our payment of a termination fee. Similarly, the payment by IGT of a termination fee is our exclusive remedy against IGT if the merger agreement is terminated by IGT or Sodak because the merger has not occurred as a result of IGT's failure to obtain the funding necessary to pay the aggregate merger consideration on terms reasonably acceptable to IGT.

AMENDMENT; WAIVER

    The merger agreement may be amended in writing by agreement of Sodak, IGT and SAC at any time, except that after adoption of the merger agreement by our stockholders, no amendment may be made that by law would require further approval of the stockholders unless that approval is obtained. At any time prior to the effective time of the merger, any party to the merger agreement may extend the time for the performance of any of the obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties or, subject to the amendment provisions, waive compliance with any of the agreements or conditions contained in the merger agreement.

IRREVOCABLE PROXY AND VOTING AGREEMENTS

    Contemporaneously with the execution of the merger agreement, in order to induce IGT to enter into the merger agreement, each of our four major stockholders, Harrah's Operating Company, Tom Celani, Mike Wordeman and Roland Gentner, entered into an irrevocable proxy and voting agreement with IGT. Under the voting agreements, each of these four stockholders agreed to vote all of the Sodak common stock owned by that stockholder in favor of the merger. Additionally, each of these four stockholders has:

    - granted IGT a proxy to vote his or its shares as directed in the voting agreement

    - agreed not to pledge or otherwise dispose of any of the Sodak common stock owned by that stockholder

    - agreed not to solicit, initiate or encourage any takeover proposal or engage in negotiations or discussions with or disclose any nonpublic information relating to Sodak or any of its subsidiaries.

The four major stockholders collectively own approximately 52% of our common stock. Accordingly, unless these agreements are terminated, the approval of the merger agreement and the merger by our stockholders is virtually assured. The voting agreements terminate upon a termination of the merger agreement.

                   INTEREST OF CERTAIN PERSONS IN THE MERGER

    Some of our officers and directors have interests in the merger that are different from or in addition to the interest that you have as a Sodak stockholder. As described below, some of these officers and directors will receive benefits from the merger that are in addition to the benefits they will receive as stockholders. Our Board of Directors was aware of these interests and fully considered them, among other things, in adopting the merger agreement and approving the transactions contemplated by the merger agreement.

EMPLOYMENT AGREEMENTS

    In connection with the merger agreement, Sodak entered into an employment agreement with our chief executive officer, Roland Gentner, which supersedes Mr. Gentner's prior employment agreement. The new agreement provides for a one year initial term beginning on the date of the merger, and for additional one year terms thereafter unless Mr. Gentner or Sodak chooses not to extend the employment term. The agreement provides for an annual base salary of $400,000 and an annual cash bonus equal to a percentage of Mr. Gentner's base salary ranging from 30% to 120%, depending on whether Sodak achieves its performance goals for the year. At the effective time of the merger, IGT will grant Mr. Gentner 50,000 shares of restricted IGT stock that will become vested two years after the merger, except that Mr. Gentner will not be entitled to the shares of restricted stock if his employment terminates due to his death or disability or, before the one year anniversary of the date of the merger, his employment is terminated by Sodak for "cause" (as defined in the agreement) or Mr. Gentner resigns without "good reason" (as defined in the agreement). If Mr. Gentner is terminated without "cause," if Mr. Gentner terminates his employment for "good reason," or if Mr. Gentner's employment terminates as a result of his death or disability, he is entitled to receive severance pay equal to his salary through the end of the term plus a pro rata portion of his annual bonus. If Mr. Gentner is terminated for "cause" or if Mr. Gentner terminates his employment without "good reason" he is entitled to receive severance pay equal to any accrued salary plus a pro rata portion of his annual bonus. If Mr. Gentner's employment terminates due to his death or disability before the second anniversary of the date of the merger, he will be entitled to receive $1,000,000 in lieu of the 50,000 restricted shares.

    In connection with the merger agreement, Sodak also entered into employment agreements with seven other executives: Michael Beck, Don Gromer, Knute Knudson, John Sears, David Salter, Clayton Trulson and Rollie Hill. Each agreement provides for a one year term beginning on the date of the merger. Each agreement specifies the executive's annual base salary as follows: Mr. Beck--$150,800; Mr. Gromer--$114,400; Mr. Knudson--$145,600; Mr. Sears--$135,200; Mr.
Salter--$124,800; Mr. Trulson--$130,000; and Mr. Hill--$104,000. In addition, each agreement provides that IGT will grant options (which vest over a five-year period) to the executives to purchase a specified number of shares of common stock of IGT as follows: Mr. Beck, Mr. Gromer, Mr. Knudson, Mr. Trulson and Mr. Hill each will receive options to purchase 10,000 shares; Mr. Sears will receive options to purchase 15,000 shares; and Mr. Salter will receive options to purchase 8,000 shares. The agreements also provide that, if the executive's employment is terminated by Sodak without "cause" (as defined in the agreements), the executive will be entitled to severance pay equal to one year's base salary plus, in the case of a termination during the one year employment term, continued payments of the executive's base salary until the end of the one year term. The agreements also contain customary non-compete, non-solicitation and confidentiality provisions.

NON-COMPETITION AGREEMENTS

    In connection with the merger agreement, we entered into non-competition agreements with Mr. Gentner and our former chief executive officer, Mike Wordeman. Under the non-competition agreements, Mr. Gentner and Mr. Wordeman each agreed not to compete with Sodak or IGT in certain lines of business throughout the world for a period commencing at the effective time of the merger for five years, in the case of Mr. Gentner, and, in the case of Mr. Wordeman, for five years in
North America and Hawaii and for three years in the rest of the world. Mr. Wordeman's restriction on competition does not apply to activities in Brazil. Additionally, each of Mr. Gentner and Mr. Wordeman agreed not to solicit employees or customers of Sodak or IGT.

STOCK OPTIONS AND RESTRICTED STOCK

    Each stock option outstanding immediately prior to the closing of the merger that (1) is vested or vests as a result of the merger or (2) was granted to a member of the Board of Directors under our 1993 Directors' Stock Option Plan, will be canceled in exchange for a payment, in cash, to the option holder equal to the product of (1) $10.00 less the option exercise price, multiplied by (2) the number of shares of Sodak common stock subject to the stock option, less any applicable withholding tax.

    In connection with the merger, options held by Sodak's executive officers and directors will be canceled in exchange for a cash payment as follows:

                                            NUMBER OF SHARES            CASH PAYMENT
                                               SUBJECT TO       (LESS APPLICABLE WITHHOLDING
OFFICER/DIRECTOR                                 OPTIONS                   TAXES)
------------------------------------------  -----------------  -------------------------------
Roland Gentner............................         55,688                $   146,301
Michael Beck..............................         20,000                     71,562
Don Gromer................................         10,672                     42,257
Knute Knudson, Jr.........................         74,012                    293,524
John Sears................................         46,624                    186,436
David Salter..............................         30,056                    120,025
Clayton Trulson...........................         52,024                    201,798
Rollie Hill...............................         29,852                    118,954
Michael Diedrich..........................         46,512                    183,337
Kevin Buntrock............................        100,012                    398,274
Colin Reed................................         22,000                     69,125
Thomas Celani.............................         22,000                     69,125
Ronnie Lopez..............................         22,000                     69,125
Manuel Lujan, Jr..........................         10,000                     35,625
Michael Wordeman..........................         88,532                    181,895

A portion of the options held by each of the officers and directors listed in the table above that were not vested will become vested as a result of the merger. Options for which the exercise price is greater than the merger consideration will be canceled at the effective time of the merger and are not included in the table above.

    All outstanding shares of Sodak restricted stock, whether or not vested, will be canceled in exchange for the merger consideration. In connection with the merger, the 15,000 shares of Sodak restricted stock held by Mr. Gentner will be canceled and Mr. Gentner will receive a payment equal to $150,000, less applicable withholding taxes. These shares of restricted stock will become vested as a result of the merger.

EMPLOYEE BENEFITS

    SODAK STOCK PURCHASE PLAN

    We agreed with IGT that all amounts contributed to the Sodak Stock Purchase Plan that, prior to the effective time of the merger, have not been used to purchase Sodak common stock will be used to purchase common stock immediately prior to the effective time at a discounted purchase price provided under the terms of the Plan. At the effective time, each share of Sodak common stock purchased under the Stock Purchase Plan will be converted into the merger consideration.

    CONTINUATION OF AGREEMENTS AND BENEFIT PLANS

    IGT agreed to honor all of the Sodak employment, severance, termination and similar agreements that we identified as of the date of the merger agreement. Each agreement will be honored until the termination of the agreement or one year after the effective time of the merger, whichever is earlier. Additionally, all of our employees and our subsidiaries' employees will be able to participate in the IGT benefit plans that are provided to IGT's employees who are similarly situated. All Sodak employees will receive credit for their service with Sodak prior to the merger. Additionally, with some limited exceptions, waiting or eligibility periods or exclusions for pre-existing conditions under IGT's benefit plans will be waived.

INDEMNIFICATION

    IGT has agreed that all rights of indemnification existing at the time of the merger in favor of our present or former directors, officers, employees and agents under our articles of incorporation or by-laws will survive the merger for six years from the date of its consummation. IGT further agreed that, for six years from the consummation of the merger, IGT and the surviving corporation will indemnify each indemnified person, to the fullest extent permitted by law, for any claim arising out of an officer's or director's acts or omissions occurring on or after July 1, 1998 and on or prior to the effective time of the merger.

    Additionally, IGT agreed to maintain officer and director insurance for the indemnitees for a period of six years from the consummation of the merger. In lieu of purchasing that insurance, we may, with IGT's written consent, purchase a five-year extended reporting period endorsement under our existing directors' and officers' liability insurance coverage. If the cost of the insurance in any year during the six-year period exceeds 150% of the premium for the policy for the year ended June 30, 1999, then IGT will cause the surviving corporation to provide coverage that gives our officers and directors the same protection that IGT maintains for its officers and directors.

LOUISIANA JOINT VENTURE PUT

    If we had been unable to sell our interest in the Louisiana joint venture, IGT would have had the right to require Roland Gentner and Tom Celani, two of our directors and major stockholders, to purchase all of Sodak's interest in the joint venture and assume all of our responsibilities for an amount agreed to by IGT, Mr. Gentner and Mr. Celani. IGT asked all four of our major stockholders to stand behind this "put" right but only Messrs. Gentner and Celani agreed to do so. Messrs. Gentner and Celani did not want to purchase these interests, but agreed to allow IGT to cause them to do so in order to facilitate the merger. As a result of the sale of our interest in the Louisiana joint venture in accordance with the terms of the merger agreement, the put will not be exercised.

                         SELECTED SODAK FINANCIAL DATA

    The following table summarizes selected items from our consolidated financial statements as of and for the dates indicated:

                                                                                                                   AT OR FOR
                                                                                                               THREE MONTHS ENDED
                                                                             AT OR FOR
                                                                      YEAR ENDED DECEMBER 31,                      MARCH 31,
                                                       -----------------------------------------------------  --------------------
                                                         1998       1997       1996       1995       1994       1999       1998
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Revenue..............................................  $ 132,554  $ 137,578  $ 154,587  $  93,172  $  84,469  $  31,276  $  29,886
Income (loss) from operations........................     17,219       (223)    20,901     20,059     14,754      5,277      3,180
Earnings (loss) before cumulative effect of
  accounting change..................................      2,686       (576)    13,233     12,893      9,897      3,113      1,953
Net earnings (loss)..................................      2,686     (3,707)    13,233     12,893      9,897      3,113      1,953
Earnings (loss) per share before cumulative effect of
  accounting change..................................       0.12      (0.02)      0.58       0.57       0.44       0.14       0.09
Earnings (loss) per share, basic and diluted.........       0.12      (0.16)      0.58       0.57       0.44       0.14       0.09

BALANCE SHEET DATA:
Working capital......................................     34,812     21,571     37,728     37,501     29,703     44,080     25,188
Total assets.........................................    140,508    165,156    169,475    138,055    118,083    144,422    162,974
Long-term debt.......................................      4,366     19,818     27,189     18,044        600      3,828     21,526
Shareholders' equity.................................  $ 106,996  $ 101,798  $ 106,431  $  94,261  $  81,357  $ 110,260  $ 103,222

                          SELECTED IGT FINANCIAL DATA

    The following table summarizes selected items from IGT's consolidated financial statements as of and for the dates indicated:

                                                                                              AT OR FOR
                                                                   AT OR FOR               SIX MONTHS ENDED
                                                           YEAR ENDED SEPTEMBER 30,      --------------------
                                                        -------------------------------  APRIL 3,   MARCH 31,
                                                          1998       1997       1996       1999       1998
                                                        ---------  ---------  ---------  ---------  ---------
                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Revenue...............................................  $ 824,123  $ 743,970  $ 733,452  $ 442,577  $ 347,103
Income from operations................................    218,817    191,437    169,833     98,823     96,017
Net income............................................    152,446    137,247    118,017     68,272     65,163
Earnings per share, basic.............................       1.35       1.14       0.93       0.64       0.57
Earnings per share, diluted...........................       1.33       1.13       0.93       0.64       0.56

BALANCE SHEET DATA:
Total current assets..................................    670,543    571,546    615,592    664,705    624,839
Total assets..........................................  1,543,628  1,215,052  1,154,187  1,532,941  1,475,282
Total current liabilities.............................    200,540    164,588    127,442    214,284    176,249
Long-term notes payable and capital lease obligations,
  net of current maturities...........................    322,510    140,713    107,155    377,985    301,403
Long-term jackpot liabilities.........................    479,217    389,235    292,864    471,276    435,823
Shareholders' equity..................................  $ 541,276  $ 519,847  $ 623,200  $ 469,151  $ 561,069

                       MARKET PRICE OF SODAK COMMON STOCK

    Our common stock trades on the Nasdaq National Market under the symbol SODK. A two-for-one stock split of our common stock was effected September 27, 1996. The following table sets forth the high and low sales price of the Sodak common stock (adjusted to reflect the stock split) on the Nasdaq composite tape:

                                                                  1997              1998              1999
                                                            ----------------  ----------------  ----------------
                                                             HIGH      LOW     HIGH      LOW     HIGH      LOW
                                                            -------  -------  -------  -------  -------  -------
First Quarter.............................................. $18 3/8  $10 1/2  $ 7 13/16 $ 6 1/4 $ 9 7/8  $ 7 1/4
Second Quarter.............................................  16 5/8    9 7/8    7 1/8    5 7/8    9 3/8(1)   8 1/2(1)
Third Quarter..............................................  15 3/8    9 15/16   7 5/8   5 5/8
Fourth Quarter.............................................  14 3/8    5 3/8    8 15/1   5 1/4

------------------------

(1) Through May 28, 1999.

    As of May 26, 1999 there were 3,389 beneficial owners of Sodak common stock.

    On March 10, 1999, the last trading day before the execution of the merger agreement was publicly announced, the closing sales price per share of Sodak common stock on the Nasdaq National Market was $8.00. The closing price of the Sodak common stock on May 28, 1999 was $9.25. Stockholders are urged to obtain current information with respect to the market price of the Sodak common stock.

    We did not pay cash dividends in 1997 or 1998 and do not anticipate paying cash dividends in the foreseeable future.

    Our registrar and transfer agent is Norwest Bank Minnesota, N.A., Stock Transfer Department, P.O. Box 64854, St. Paul, MN 55164-0854; telephone (651) 450-4064 or (800) 468-9716.

                   BENEFICIAL OWNERSHIP OF SODAK COMMON STOCK

    The following tables set forth as of May 25, 1999, the number of shares and percentage of Sodak common stock beneficially owned by each of Sodak's directors and five most highly compensated executive officers, by Sodak's executive officers and directors as a group and by each person who Sodak knows to be the beneficial owner of more than 5% of Sodak's common stock.

    SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

                                                        AMOUNT AND NATURE OF
                                                             BENEFICIAL          PERCENT OF
NAME OF BENEFICIAL OWNER(1)                                 OWNERSHIP(2)            CLASS
-----------------------------------------------------  ----------------------  ---------------
Michael Wordeman(3)..................................           3,456,532             15.1%
Roland Gentner(4)....................................           2,311,288             10.1%
Thomas Celani(5)(6)..................................           3,156,000             13.8%
Colin Reed(7)(8).....................................           3,295,488             14.4%
Ronnie Lopez(9)......................................              43,075             *
Manuel Lujan, Jr.(10)................................              39,000             *
Michael Diedrich(11).................................              80,426             *
Kevin Buntrock(12)...................................             112,216             *
Knute Knudson, Jr.(13)...............................              86,217             *
Clayton Trulson(14)..................................              99,143             *
Directors and executive officers as a group (10                12,679,385             54.3%
  persons)...........................................

------------------------

*   Less than 1%.

(1) The business address of each executive officer and director who is a beneficial owner of more than 5% of Sodak common stock other than Thomas Celani and Colin Reed is: c/o Sodak Gaming, Inc., 5301 S. Highway 16, Rapid City, South Dakota 57701.

(2) Beneficial ownership includes shares with respect to which the stockholder has voting power and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within the next 60 days are deemed outstanding for computing the percentage of the person holding the option but are not deemed outstanding for computing the percentage of any other person. Except as indicated, the persons named in the table have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3) Includes 148,532 shares of common stock issuable upon exercise of options exercisable within 60 days of May 1, 1999.

(4) Includes 55,688 shares of common stock issuable upon exercise of options exercisable within 60 days of May 1, 1999.

(5) The address of Thomas Celani is: 34900 Grand River, Farmington, Michigan 48335.

(6) Includes 42,000 shares of common stock issuable upon exercise of options exercisable within 60 days of May 1, 1999.

(7) The address of Colin Reed is: 1023 Cherry Road, Memphis, Tennessee 38117.

(8) Includes 3,192,488 shares of common stock held by Harrah's Operating Company, Inc., of which Mr. Reed is Executive Vice President and Chief Financial Officer. Mr. Reed is Harrah's designee on Sodak's Board of Directors and may be deemed to beneficially own the shares held by Harrah's. Includes 42,000 shares of common stock issuable upon exercise of options exercisable within 60 days of May 1, 1999.

(9) Includes 42,000 shares of common stock issuable upon exercise of options exercisable within 60 days of May 1, 1999.

(10) Includes 30,000 shares of common stock issuable upon exercise of options exercisable within 60 days of May 1, 1999.

(11) Includes 33,012 shares of common stock issuable upon exercise of options exercisable within 60 days of May 1, 1999.

(12) Includes 70,012 shares of common stock issuable upon exercise of options exercisable within 60 days of May 1, 1999.

(13) Includes 44,012 shares of common stock issuable upon exercise of options exercisable within 60 days of May 1, 1999.

(14) Includes 38,524 shares of common stock issuable upon exercise of options exercisable within 60 days of May 1, 1999.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                                        AMOUNT AND NATURE OF    PERCENT OF
NAME OF BENEFICIAL OWNER(1)                             BENEFICIAL OWNERSHIP       CLASS
------------------------------------------------------  --------------------  ---------------
State of Wisconsin Investment Board(1)................         2,265,000              9.9%
  P.O. Box 7842
  Madison, Wisconsin 53707
Harrah's Operating Company, Inc.......................         3,192,488             14.0%
  206 North Virginia Street
  Reno, Nevada 89501

------------------------

(1) Based on information provided in Amendment No. 2 to Schedule 13-G filed by the State of Wisconsin Investment Board with the Securities and Exchange Commission on February 2, 1999.

                          INDEPENDENT PUBLIC AUDITORS

    KPMG Peat Marwick LLP serves as Sodak's independent certified public accountant. A representative of KPMG Peat Marwick LLP will be at the Special Meeting to answer the questions of Sodak stockholders.

                          OTHER STOCKHOLDERS MEETINGS

    We intend to hold an annual meeting of our stockholders in 1999 only if the merger is not consummated. If an annual meeting is held, eligible Sodak stockholders may submit proposals to be considered for stockholder action at the annual meeting if they do so in accordance with applicable regulations of the SEC and our by-laws. If an annual meeting is held, it is expected that a representative of KPMG Peat Marwick LLP will be present and available to respond to appropriate questions from stockholders. The representative will also have the opportunity to make a statement at the annual meeting if he or she so desires.

                      WHERE YOU CAN FIND MORE INFORMATION

    Sodak files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

                FORWARD LOOKING STATEMENTS MAY PROVE INACCURATE

    This document, and documents to which we refer you in this document, contain forward-looking statements about, among other things, Sodak, IGT and our expectations or beliefs concerning future events or future results of operations. These statements are typically identified by terms indicating future expectation such as "anticipates," "believes," "expects," "estimates," "intends" and similar expressions. These forward-looking statements are subject to numerous risks and uncertainties and many factors could cause actual results and events to differ significantly from those discussed in forward-looking statements.

    All forward-looking statements are subject to the risks and uncertainties inherent with predictions and forecasts. They are necessarily speculative statements, and unforeseen factors, such as competitive pressures, changes in regulatory structure, failure to gain the approval of regulatory authorities, and changes in customer acceptance of gaming could cause results to differ materially from any that may be expected. Forward-looking statements are made in the context of information available as of the date stated. We do not undertake any obligation to update or revise the statements to reflect new circumstances or unanticipated events as they occur.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The SEC allows Sodak to "incorporate by reference" information into this document, which means that Sodak can disclose important information to you be referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that Sodak has previously filed with the SEC. These documents contain important information about Sodak and its financial performance.

SODAK SEC FILINGS                     PERIOD
------------------------------------  ----------------------------------------------------------------------------
Annual Report on Form 10-K            Year ended December 31, 1998 (as amended)
Current Report on Form 8-K            (Filed on March 11, 1999)
Quarterly Report on Form 10-Q         Quarter ended March 31, 1999

    You may already have received some of the documents incorporated by reference, but you may obtain any of them from Sodak or the SEC. We are also incorporating by reference any additional documents that we file with the SEC between the date of this document and the date of the special meeting. Any statements contained in this document or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this document to the extent that a statement contained in this document or in any subsequently filed document that is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

    Documents incorporated by reference are available from Sodak without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference in this document. You may obtain documents incorporated by reference by requesting them in writing or by telephone by contacting:

                               Sodak Gaming, Inc.
                               5301 S. Highway 16
                         Rapid City, South Dakota 57701
                           Telephone: (605) 341-5400
                           Attn: Michael G. Diedrich

IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM SODAK, PLEASE DO SO BY JUNE 25, 1999 TO RECEIVE THEM BEFORE THE SPECIAL MEETING. SODAK WILL SEND REQUESTED DOCUMENTS BY FIRST-CLASS MAIL WITHIN ONE BUSINESS DAY OF RECEIVING ANY TIMELY REQUEST.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF MARCH 10, 1999

                                     AMONG

                         INTERNATIONAL GAME TECHNOLOGY,

                                   SAC, INC.

                                      AND

                               SODAK GAMING, INC.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----

                                                       ARTICLE I
                                                       THE MERGER

SECTION 1.1        The Merger..............................................................................           5
SECTION 1.2        Closing.................................................................................           5
SECTION 1.3        Effective Time..........................................................................           6
SECTION 1.4        Effects of the Merger...................................................................           6
SECTION 1.5        Articles of Incorporation and By-laws...................................................           6
SECTION 1.6        Directors...............................................................................           6
SECTION 1.7        Officers................................................................................           6
SECTION 1.8        Additional Actions......................................................................           6

                                                       ARTICLE II
                              EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                                         CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 2.1        Effect on Capital Stock.................................................................           6
SECTION 2.2        Exchange of Certificates................................................................           7
SECTION 2.3        No Liability............................................................................           8
SECTION 2.4        Dissenters' Rights......................................................................           8

                                                      ARTICLE III
                                             REPRESENTATIONS AND WARRANTIES

SECTION 3.1        Representations and Warranties of the Company...........................................           9
SECTION 3.2        Representations and Warranties of Parent and Sub........................................          19

                                                       ARTICLE IV
                                       COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.1        Conduct of Business.....................................................................          21
SECTION 4.2        No Inconsistent Activities..............................................................          23

                                                       ARTICLE V
                                                 ADDITIONAL AGREEMENTS

SECTION 5.1        Preparation of the Proxy Statement; Stockholders' Meeting...............................          24
SECTION 5.2        Access to Information; Confidentiality..................................................          25
SECTION 5.3        Reasonable Efforts; Notification........................................................          25
SECTION 5.4        Gaming Approvals........................................................................          26
SECTION 5.5        Stock Options; Employee Benefits........................................................          28
SECTION 5.6        Takeover Statutes; Inconsistent Actions.................................................          30
SECTION 5.7        Indemnification, Exculpation and Insurance..............................................          30
SECTION 5.8        Letters of Accountants..................................................................          31
SECTION 5.9        Fees and Expenses.......................................................................          31
SECTION 5.10       Public Announcements....................................................................          32

                                                       ARTICLE VI
                                                  CONDITIONS PRECEDENT

SECTION 6.1        Conditions to Each Party's Obligations to Effect the Merger.............................          32
SECTION 6.2        Additional Conditions to Obligations of Parent and Sub..................................          32
SECTION 6.3        Additional Conditions to Obligations of the Company.....................................          33

                                                                                                                PAGE
                                                                                                                -----
                                                      ARTICLE VII
                                           TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1        Termination.............................................................................          34
SECTION 7.2        Effect of Termination...................................................................          35
SECTION 7.3        Amendment...............................................................................          35
SECTION 7.4        Extension; Waiver.......................................................................          35
SECTION 7.5        Termination Fee.........................................................................          36
SECTION 7.6        Procedure for Termination, Amendment, Extension or Waiver...............................          36

                                                      ARTICLE VIII
                                                   GENERAL PROVISIONS

SECTION 8.1        Nonsurvival of Representations and Warranties...........................................          36
SECTION 8.2        Notices.................................................................................          37
SECTION 8.3        Definitions.............................................................................          37
SECTION 8.4        Interpretation..........................................................................          38
SECTION 8.5        Counterparts............................................................................          38
SECTION 8.6        Entire Agreement; No Third-Party Beneficiaries..........................................          38
SECTION 8.7        Governing Law...........................................................................          38
SECTION 8.8        Assignment..............................................................................          38
SECTION 8.9        Enforcement.............................................................................          38

                                   SCHEDULES

    Company Disclosure Schedule

    Parent Disclosure Schedule

                                    EXHIBITS

    Exhibit A    Irrevocable Proxy and Voting Agreement

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of March 10, 1999, among International Game Technology, a Nevada corporation ("PARENT"), SAC, Inc., a South Dakota corporation and a direct wholly owned subsidiary of Parent ("SUB"), and Sodak Gaming, Inc., a South Dakota corporation (the "COMPANY").

                                   BACKGROUND

    A. The respective Boards of Directors of Parent, Sub and the Company have determined that it is advisable and in the best interest of their respective stockholders for Sub to merge with and into the Company (the "MERGER") and have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the South Dakota Business Corporation Act (the "SDBCA"), whereby each issued and outstanding share of common stock of the Company, $.001 par value per share (the "COMPANY COMMON STOCK"), other than shares to be cancelled in accordance with Section 2.1(b), will be converted into the right to receive $10.00 in cash (the "MERGER CONSIDERATION").

    B. The Merger requires the approval of the holders of a majority of the outstanding shares of the Company Common Stock (the "STOCKHOLDER APPROVAL").

    C. Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

    D. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of Parent's and Sub's willingness to enter into this Agreement, Harrah's Operating Company, Inc., Michael G. Wordeman, Thomas Celani and Roland W. Gentner, the significant stockholders of the Company (the "SIGNIFICANT STOCKHOLDERS"), have each entered into an Irrevocable Proxy and Voting Agreement (collectively, the "VOTING AGREEMENT") with Parent dated as of the date of this Agreement substantially in the form of Exhibit A attached hereto, pursuant to which each Significant Stockholder has agreed, among other things, to vote all voting securities of the Company beneficially owned by such Significant Stockholder or for which such Significant Stockholder exercises voting power pursuant to an irrevocable proxy in favor of approval and adoption of this Agreement and the Merger.

                                   AGREEMENT

    In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the SDBCA, Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of the Company and of Sub in accordance with the SDBCA.

    SECTION 1.2 CLOSING. The closing of the Merger will take place at 2:00 p.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in
Article VI (the "CLOSING DATE"), at the offices of O'Melveny & Myers LLP, Embarcadero Center West, 275 Battery Street, San Francisco, California, unless another time, date or place is agreed to by the parties hereto; PROVIDED that in no event shall the Closing Date occur on or before May 24, 1999, unless agreed to by Parent.

    SECTION 1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall prepare, execute, acknowledge and file with the Secretary of State of South Dakota articles of merger in such form as is required by the relevant provisions of the SDBCA and shall make all other filings or recordings required under the SDBCA. The Merger shall become effective at such time as such filing or filings are made with the Secretary of State of the State of South Dakota, or at such other time as Sub and the Company shall agree should be specified in such filings (the date and time of such effectiveness, being the "EFFECTIVE TIME").

    SECTION 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in 47-6-9 of the SDBCA and all other effects specified in the applicable provisions of the SDBCA.

    SECTION 1.5 ARTICLES OF INCORPORATION AND BY-LAWS. At the Effective Time, the articles of incorporation and by-laws of Surviving Corporation shall be amended to be identical to the articles of incorporation and by-laws, respectively, of Sub as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be changed to a name designated by Parent).

    SECTION 1.6 DIRECTORS. The directors of Sub at the Effective Time shall continue as the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 1.7 OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until the earlier of their death, resignation or removal.

    SECTION 1.8 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

    SECTION 2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holders of any shares of Company Common Stock or any shares of capital stock of
Sub:

    (a) CAPITAL STOCK OF SUB. Each share of the capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one (or such other number as may be specified by Parent at any time prior to the Closing) fully paid and nonassessable share of common stock of the Surviving Corporation, which shall be owned by Parent.

    (b) CANCELLATION OF TREASURY STOCK AND PARENT OWNED STOCK. Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company and each share of Company Common Stock that is owned by Parent, Sub or any other subsidiary of Parent immediately prior to the Effective Time shall automatically be cancelled and retired without any conversion thereof and no consideration shall be delivered with respect thereto.

    (c) CONVERSION OF COMMON STOCK.

        (i) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock (A) owned by the Company or any subsidiary of the Company, or Parent, Sub or any other subsidiary of Parent or (B) held by stockholders ("DISSENTING STOCKHOLDERS") duly exercising appraisal rights pursuant to Sections 47-6-23 and 47-6-48 of the SDBCA ("DISSENTING SHARES" and, collectively with the shares of Company Common Stock owned by the Company or any subsidiary of the Company or Parent, Sub or any other subsidiary of Parent, the "EXCLUDED SHARES")) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, the Merger Consideration.

        (ii) As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive cash upon surrender of such certificates in accordance with Section 2.2 or the right, if any, to require the Surviving Corporation to purchase such shares of Company Common Stock for their "fair value" as determined in accordance with
    Section 47-6-46 of the SDBCA. The holders of such certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock as of the Effective Time except as otherwise provided herein or by law.

    SECTION 2.2  EXCHANGE OF CERTIFICATES.

    (a) Promptly after the Effective Time, the Exchange Agent (as defined below) shall mail to each holder of record of Company Common Stock immediately prior to the Effective Time (other than Excluded Shares) (i) a letter of transmittal (the "COMPANY LETTER OF TRANSMITTAL") (which shall specify that delivery shall be effected, and risk of loss and title to the Company certificates representing shares of the Company Common Stock (the "CERTIFICATES") shall pass, only upon delivery of such Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company shall mutually agree) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

    (b) At the Effective Time, Parent shall make available, or cause to be made available to the party specified by Parent and reasonably acceptable to the Company as the exchange agent (the "EXCHANGE AGENT"), amounts sufficient in the aggregate to provide all funds necessary for the Exchange Agent to make payments pursuant to Section 2.1(c)(i) hereof to holders of Company Common Stock issued and outstanding immediately prior to the Effective Time who are to receive the Merger Consideration. Any interest, dividends, or other income earned on the investment of cash deposited by Parent with the Exchange Agent in accordance with this Section 2.2(b) shall be for the account of and payable to Parent.

    (c) Upon surrender to the Exchange Agent of Certificates, together with the Company Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, and only upon such surrender, the holder of such Certificate shall be entitled to receive, in exchange therefor, and Parent shall promptly cause to be delivered to such holder a check in the amount to which such holder is entitled, after giving effect to any required tax withholdings. The Certificates surrendered pursuant to this Section 2.2(c) shall forthwith be cancelled. If any Certificate shall have been lost, stolen, mislaid or destroyed, then upon (1) receipt of an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed and an indemnity (each in form and substance reasonably satisfactory to Parent), and
(2) if required by Parent, the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue to such holder the Merger

Consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted.

    (d) No interest will be paid or will accrue on the amount payable upon the surrender of any Certificate. If payment is to be made to a person other than the registered holder of the Certificate surrendered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, as determined by the Exchange Agent or Parent, and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Parent or the Exchange Agent that such tax has been paid or is not payable. One year following the Effective Time, Parent shall be entitled to cause the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Exchange Agent which have not been disbursed to holders of Certificates formerly representing shares of Company Common Stock outstanding on the Effective Time, and thereafter such holders shall be entitled to look to the Parent only as general creditors thereof with respect to cash payable upon due surrender of their Certificates.

    (e) In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be paid or issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate, accompanied by all documents required to evidence and effect such transfer, shall be properly endorsed with signature guarantee or otherwise be in proper form for transfer, and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable.

    (f) The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, SUBJECT, HOWEVER, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to surrender. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of shares of Company Common Stock thereafter on the records of the Company.

    SECTION 2.3 NO LIABILITY. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any holder of shares of Company Common Stock for any cash otherwise payable to such holder of shares of Company Common Stock delivered or paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    SECTION 2.4 DISSENTERS' RIGHTS. If any Dissenting Stockholder shall be entitled to require the Company to purchase such stockholder's shares for their "fair value", as provided in Chapter 47-6-46 of the SDBCA, the Company shall give Parent notice thereof and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the shares held by such stockholder shall thereupon be entitled to be surrendered in exchange for the Merger Consideration as provided by Sections 2.1 and 2.2 hereof.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

    SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Parent and Sub as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. The Company is and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect (as defined in Section 8.3) on the Company. The Company has made available to Parent complete and correct copies of its articles of incorporation and by-laws and the articles of incorporation and by-laws or other organizational documents of its subsidiaries, in each case as amended to the date of this Agreement.

    (b) SUBSIDIARIES AND OTHER EQUITY INTERESTS. Section 3.1(b) of the disclosure schedule delivered by the Company to Parent prior to execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), contains a list of each subsidiary of the Company and its jurisdiction of incorporation or organization. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, all the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and are owned as set forth in Section 3.1(b) of the Company Disclosure Schedule, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"). Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited partnership, limited liability company, joint venture or other entity.

    (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of as of the date hereof, and will consist of as of the Effective Time, 75,000,000 shares of Company Common Stock and 25,000,000 shares of preferred stock, $.001 par value per share (the "COMPANY PREFERRED STOCK"). The rights, privileges and preferences of the Company Common Stock and Company Preferred Stock are as stated in the Company's Amended and Restated Articles of Incorporation. As of the close of business on March 9, 1999, (i) 22,789,908 shares of the Company Common Stock and no shares of the Company Preferred Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, and (iii) 894,378 shares of Company Common Stock were reserved for issuance upon exercise of the Stock Options (as hereinafter defined). All issued and outstanding shares of Company Common Stock are, and all shares which may be issued upon the exercise of Stock Options will be, duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive rights. To the Knowledge (as defined in Section 8.3) of the Company, there are no voting trusts, voting agreements, irrevocable proxies or other agreements with respect to any voting shares of capital stock of the Company. There are no bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries having the right to vote (or convertible into or exchangeable for other securities having the right to vote) on any matters on which the stockholders of the Company may vote. Except as set forth above and except as set forth in Section 3.1(c) of the Company Disclosure Schedule, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) of the Company or any of its subsidiaries. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues, earnings or financial performance of the Company or any of its subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Company based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) or to cause the Company or any of its subsidiaries to file a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or which otherwise relate to the registration of any securities of the Company.

    (d) AUTHORITY; NONCONTRAVENTION. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to the Stockholder Approval of this Agreement. Assuming the due authorization, execution and delivery of this Agreement by Parent and Sub, this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

    Except as set forth in Section 3.1(d) of the Company Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the articles of incorporation or by-laws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any contract for the provision of any form of gaming services or products between the Company or any of its subsidiaries and any third party, any loan or credit agreement, note, bond, mortgage, indenture, lease, joint venture or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (including, without limitation, those of the National Indian Gaming Commission, or any other tribal or governmental authority regulating any form of gaming) applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or
(iii), any such conflicts, violations, defaults or rights that individually or in the aggregate would not (A) have a Material Adverse Effect on the Company,
(B) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

    No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign, including, without limitation, the National Indian Gaming Commission, or any other tribal or governmental authority regulating any form of gaming (a "GOVERNMENTAL ENTITY"), is required by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing with the Federal Trade Commission and the Antitrust Division of the Department of Justice (the "SPECIFIED AGENCIES") of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (x) the Proxy Statement (as defined in Section 5.1) and (y) such reports under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the articles of merger with the Secretary of State of the State of South Dakota and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business,
(iv) the approval by (A) the South Dakota Commission on Gaming and South Dakota Lottery Commission and (B) other gaming regulatory bodies in jurisdictions where the Company or its subsidiaries are engaged in business and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a Material Adverse Effect on the Company, impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. Neither the Company nor any subsidiary of the Company nor, to the Knowledge of the Company, any director or officer of the Company or of any subsidiary of the Company has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years, asserting that a license of it or them, as applicable, under any Gaming Laws (as defined in Section 3.1(o)) is being or may be revoked or suspended other than such claims, demands, notices, complaints, court orders or administrative orders which would not have a Material Adverse Effect on the Company.

    (e) SEC DOCUMENTS; FINANCIAL STATEMENTS. Since January 1, 1997, the Company has timely filed with the SEC all required reports and forms and other documents (the "COMPANY SEC DOCUMENTS"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement and publicly available and as set forth in Section 3.1(e) of the Company Disclosure Schedule and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet included in the Company SEC Documents, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a balance sheet of the Company and its consolidated subsidiaries or in the notes thereto.

    (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting (as defined in Section 5.1(d)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference therein.

    (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement and publicly available, since December 31, 1997 and except as set forth in Section 3.1(g) of the Company Disclosure Schedule, the Company has conducted its business only in the ordinary course consistent with prior practice, and there has not been (i) any Material Adverse Change in the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) any granting by the Company or any of its subsidiaries to any officer or employee of the Company or any of its subsidiaries of (A) any increase in compensation or (B) any right to participate in (by way of bonus or otherwise) the profits of the Company or any of its subsidiaries, except, in each case, in the ordinary course of business consistent with prior practice or as was required under employment agreements or salary or wage policies in effect as of the date of the most recent audited financial statements included in the Company SEC Documents filed prior to the date of this Agreement (a list of all such employment agreements being set forth in Section 3.1(g) of the Company Disclosure Schedule), (v) any granting by the Company or any of its subsidiaries to any such officer or employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents filed prior to the date of this Agreement and publicly available, (vi) any entry into, or renewal or modification, by the Company or any of its subsidiaries, of any employment, consulting, severance or termination agreement with any officer, director or employee of the Company or any of its subsidiaries, (vii) any damage, destruction or loss, whether or not covered by insurance, that has or could have a Material Adverse Effect on the Company, (viii) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, or (ix) any other action taken since September 30, 1998 by the Company or any of its subsidiaries which, if Section 4.1(a) had then been in effect, would have been prohibited by such Section if taken without Parent's consent (and no agreement, understanding, obligation or commitment to take any such action exists).

    (h) LITIGATION. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement and publicly available and except as set forth in
Section 3.1(h) of the Company Disclosure Schedule, there is no suit, action, investigation, audit or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its subsidiaries that would (i) have a Material Adverse Effect on the Company, (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (iii) prevent or delay the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which is reasonably likely to have, any effect referred to in the foregoing clauses (i), (ii) or (iii).

    (i) BROKERS. Neither the Company nor any of its subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder, other than Salomon Smith Barney Inc., or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees (other than financial advisory fees paid to Salomon Smith Barney Inc.), and no broker or finder has acted directly or indirectly for the Company or any of its subsidiaries in connection with this Agreement or the transactions contemplated hereby. A true, correct and complete copy of the Company's definitive engagement letter with Salomon Smith Barney Inc. has been delivered to Parent.

    (j) VOTING REQUIREMENTS. The Board of Directors of the Company at a meeting duly called and held: (i) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders; (ii) approved the Merger and this Agreement and the transactions contemplated by this Agreement; and (iii) recommended approval of this Agreement and the Merger by the holders of Company Common Stock and directed that the Merger be submitted for consideration by the Company's stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger, this Agreement and the transactions contemplated by this Agreement.

    (k) TITLE TO PROPERTIES. The Company and its subsidiaries have good and marketable title to, or valid leasehold interests in, all their properties and assets except where such failure would not have a Material Adverse Effect on the Company.

    The Company or Gamblers Supply Management Company ("GSMC") has good and marketable title to the Miss Marquette riverboat casino, together with all related shore-based facilities, including, without limitation, the barge, the motel, the enclosed walkway, the parking lot, the restaurant, the administrative offices and other entertainment facilities (collectively, the "RIVERBOAT COMPLEX") free and clear of any Liens other than those set forth in Section 3.1(k) of the Company Disclosure Schedule. The Company or GSMC has all licenses, approvals, rights of way, easements, privileges, permits and certificates from all governmental or quasi-governmental authorities (including without limitation from the United States Coast Guard) necessary to own and operate the Riverboat Complex as it is currently being operated. The Riverboat Complex is not in violation in any material respect of any applicable zoning ordinance, building code, use or occupancy restrictions, or health and safety codes. The Riverboat Complex is in good operating condition subject to ordinary wear and tear, and the plumbing, electrical, heating, ventilation, air conditioning, and other mechanical systems on the Riverboat Complex are in good working order and have been maintained in accordance with good commercial maintenance practice. Except as set forth in Section 3.1(k) of the Company Disclosure Schedule, to the Knowledge of the Company, there are no material physical, mechanical or structural defects in the Riverboat Complex, and there are no material repairs which need to be made to the Riverboat Complex which have not been made. The financial information delivered by the Company to Parent with respect to the operation of the Riverboat Complex (including without limitation the EBITDA (earnings before interest, taxes, depreciation and amortization)) from the Riverboat Complex for the last two fiscal years, is true and correct in all material respects.

    (l) ERISA COMPLIANCE. Except as set forth in Section 3.1(l) of the Company Disclosure Schedule,

        (i) The Company has delivered to, or made available for review by, Parent true, complete and correct copies of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "PENSION PLANS"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other collective bargaining agreements or bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plans, arrangements or understandings (whether or not legally binding) (collectively, "BENEFIT PLANS") currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "COMMONLY CONTROLLED ENTITY"), including all employment, termination, severance or other contracts for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries. The Company has delivered to, or made available for review by, Parent true, complete and correct copies of (A) the most recent annual report on Form 5500 filed with the Internal Revenue Service ("IRS") with respect to each of its Benefit Plans (if any such report was required), (B) the most recently prepared actuarial report for each such Benefit Plan, (C) the most recent summary plan description for each such Benefit Plan for which such summary plan description is required,

    (D) the most recently received IRS determination letter for each such Benefit Plan and (E) each trust agreement and group annuity contract relating to any such Benefit Plan.

        (ii) Each of the Company's and its subsidiaries' Benefit Plans has been administered in all material respects in accordance with its terms. The Company, each of its subsidiaries and all such Benefit Plans are in compliance in all material respects with applicable provisions of ERISA and the Code.

        (iii) All of the Company's and its subsidiaries' Pension Plans intended to be qualified under Section 401(a) of the Code have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified under Section 401(a) of the Code and no such determination letter has been revoked nor, to the best knowledge of the Company, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

        (iv) No Pension Plan that the Company or any of its subsidiaries maintains is subject to Title IV of ERISA. No Pension Plan to which the Company or any of its subsidiaries contributes or is required to contribute is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

        (v) None of the Company, any of its subsidiaries, any officer of the Company or any of its subsidiaries or any of the Company's or its subsidiaries' Benefit Plans which are subject to ERISA, including, without limitation, its Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that will subject the Company, or any of its subsidiaries or any officer of the Company or any of its subsidiaries, to tax or penalty under ERISA, the Code or other applicable law that is material to the business of the Company and that has not been corrected. Neither any of such Benefit Plans nor any of such trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect thereto, during the last five years.

        (vi) Except as expressly set forth in this Agreement, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits payable to or in respect of any employee or former employee of the Company or any subsidiary of the Company or the beneficiary or dependent of any such employee or former employee.

        (vii) With respect to any of the Company's or any of its subsidiaries' Benefit Plans that is an employee welfare benefit plan, (A) no such Benefit Plan is funded through a "welfare benefit fund," as such term is defined in
    Section 419(e) of the Code, (B) each such Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of
    Section 4980B(f) of the Code and (C) each such Benefit Plan (including any such Benefit Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company or any of its subsidiaries on or at any time after the Effective Time.

        (viii) No Commonly Controlled Entity has incurred any material liability to a Pension Plan of the Company or any of its subsidiaries (other than for contributions not yet due).

    (m) TAXES.

        (i) Each of the Company and its subsidiaries has timely filed all federal, state, local and foreign tax returns, declarations, estimates, information returns, statements and reports (collectively, "RETURNS") required to be filed by it through the date hereof and shall timely file all such Returns required to be filed on or before the Effective Time. All such Returns are and will be true, complete and correct in all material respects. The Company and each of its subsidiaries has paid and discharged (or the Company has paid and discharged on such subsidiary's behalf) all material taxes due from them, other than such taxes as are being contested in good faith by appropriate proceedings and are adequately reserved for on the most recent financial statements contained in the SEC Documents filed prior to the date of this Agreement and publicly available. There are no material liens for taxes upon the assets of the Company or any subsidiary except liens for taxes not yet due.

        (ii) No claim or deficiency for any taxes has been proposed, threatened, asserted or assessed by the IRS or any other taxing authority or agency against the Company, or any of its subsidiaries which, if resolved against the Company or any of its subsidiaries, would have a Material Adverse Effect upon the Company. No requests for waivers of the time to assess any taxes are pending. No power of attorney has been granted by the Company or any of its subsidiaries with respect to taxes which is currently in force. None of the Company and its Subsidiaries has waived any statute of limitations in respect of federal or state income taxes or agreed to any extension of time with respect to a tax assessment or deficiency, except as set forth in
    Section 3.1(m) of the Company Disclosure Schedule, no Returns in respect of federal or state income taxes for any taxable years are being examined by the Internal Revenue Service or by any applicable state tax authority; no material deficiency for any taxes has been proposed, asserted or assessed by any taxing authority against the Company or its subsidiaries, which has not been resolved or paid in full, other than such deficiency which is being contested in good faith or is set forth in Section 3.1(m) of the Company Disclosure Schedule. Except as set forth in Section 3.1(m) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has made any election under Section 341(f) of the Code.

        (iii) As used in this Agreement, "taxes" shall include all federal, state, local and foreign income, property, sales, excise and other taxes, of any nature whatsoever (whether payable directly or by withholding), together with any interest and penalties, additions to tax or additional amounts imposed with respect thereto. As used in this Section 3.1(m) only and without impact on the term "material" as used elsewhere in the Agreement, "material" means amounts in excess of $75,000. Notwithstanding the definition of "subsidiary" set forth in Section 8.3 of this Agreement, for the purposes of this Section 3.1(m), references to the Company and each of its subsidiaries shall include former subsidiaries of the Company for the periods during which any such corporations were included in the consolidated federal income tax return of the Company.

        (iv) The Company and each subsidiary has established (and until the Effective Time will establish) on its respective books and records reserves (to be specifically designated as an increase to current liabilities) that are adequate for the payment of all taxes not yet due and payable, except where failure to establish reserves would not reasonably be expected to be material.

        (v) Except as set forth in Section 3.1(m) of the Company Disclosure Schedule, the Company is not a party to any tax-sharing or allocation agreement, nor does the Company owe any amount under any tax-sharing or allocation agreement, and any entity that is disposed of in connection with the disposition of the Riverboat Complex shall not have any binding contractual rights or obligations pursuant to any tax-sharing or similar arrangement.

        (vi) The Company and its subsidiaries has complied (and until the Effective Time will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes (including, without limitation, withholding of taxes pursuant to Sections 1441 or 1442 of the Code or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

        (vii) The Company and its subsidiaries has never been (or has any liability for unpaid taxes because it once was) a member of an "affiliated group" (within the meaning of Section 1502 of the Code) during any part of any consolidated return year within any part of which year any corporation other than the Company or its current subsidiaries was also a member of such affiliated group.

    (n) NO EXCESS PARACHUTE PAYMENTS. Except as set forth in Section 3.1(n) of the Company Disclosure Schedule, no amount required to be paid (whether in cash or property or the vesting of property) in connection with any of the transactions contemplated by this Agreement to any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement or other compensation arrangement of the Company or Benefit Plan currently in effect or in effect as of the Closing Date is reasonably expected to be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

    (o) COMPLIANCE WITH APPLICABLE LAWS.

        (i) Each of the Company and its subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("PERMITS") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits, which lack or default would not have a Material Adverse Effect on the Company. The Company does not have any reason to believe any Governmental Entity is considering limiting, suspending or revoking any of the Company's or its subsidiaries' Permits. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement and publicly available, the Company and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for noncompliance which would not have a Material Adverse Effect on the Company.

        (ii) The Company and each of its subsidiaries are, and each of their respective directors, officers, and persons performing management functions similar to officers are, in compliance with all applicable Gaming Laws, except for any immaterial events of non-compliance, which have been corrected prior to the Closing Date to the satisfaction of the applicable Governmental Entity. The term "GAMING LAWS" means any Federal, state, local, tribal or foreign statute, ordinance, rule, regulation, permit, consent, registration, qualification, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition of limitation placed thereon, governing or relating to the current or contemplated casino and gaming activities and operations of the Company or the Parent, as the case may be, or any of their respective subsidiaries.

    (p) ENVIRONMENTAL.

        (i) The Company and each of its subsidiaries is, and has been, and each of the Company's former subsidiaries, while subsidiaries of the Company, was, in compliance with all applicable Environmental Laws, except for noncompliance which would not have a Material Adverse Effect on the Company. The term "ENVIRONMENTAL LAWS" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including the requirement to register underground storage tanks, relating to: (A) emissions, discharges, releases or threatened releases of Hazardous Material (as defined below) into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly owned treatment works, septic systems or land; (B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material; (C) protection of the environment; or (D) employee health and safety.

        (ii) During the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, there have been no releases of Hazardous Material in, on, under or affecting such properties or, to the best Knowledge of the Company, any surrounding site, except in each case for those which would not have a Material Adverse Effect on the Company. The Company has not shipped any Hazardous Material to any disposal site for which it is or will be subject to any liability, except for such liabilities which would not have a Material Adverse Effect on the Company. To the Knowledge of the Company, prior to the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, no Hazardous Material was generated, treated, stored, disposed of, used, handled, released or manufactured at, or transported, shipped or disposed of from, such current or previously owned or leased properties, and there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for those which would not have a Material Adverse Effect on the Company. The term "HAZARDOUS MATERIAL" means (A) hazardous materials, contaminants, constituents, medical wastes, hazardous or infectious wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 ET SEQ., the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ. and the Clean Air Act, 42 U.S.C. Section 7401 et seq., (B) petroleum, including crude oil and any fractions thereof, (C) natural gas, synthetic gas and any mixtures thereof, (D) asbestos and/or asbestos-containing material and (E) polychlorinated biphenyls ("PCBS") or materials or fluids containing PCBs in excess of 50 ppm.

    (q) CONTRACTS; DEBT INSTRUMENTS. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or set forth in Section 3.1(q) of the Company Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. Except as set forth in
Section 3.1(q) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice, or both, would cause such a violation or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have a Material Adverse Effect on the Company.

    The Louisiana Joint Venture Agreements (as defined in 5.4(a)(iii) hereof) constitute all of the agreements pertaining to the joint venture described therein (the "JOINT VENTURE") to which the Company or any of its subsidiaries is a party, and true and complete copies of the Louisiana Joint Venture Agreements, and all amendments thereto, have been delivered to Parent. Except for the performance of its express duties, undertakings and obligations under the Louisiana Joint Venture Agreements and any duties implied under Louisiana law, neither the Company nor any subsidiary has any obligations, contingent or otherwise, with respect to the Joint Venture. Neither the Company nor any subsidiary has any obligation to make any loans or capital contributions to the Joint Venture.

    Section 3.1(g) of the Company Disclosure Schedule sets forth all of the employment, consulting, severance or termination agreements of the Company with any officer, director or employee of the Company or any of its subsidiaries.

    (r) INTELLECTUAL PROPERTY.

        (i) Except as would not have a Material Adverse Effect on the Company,
    (A) the Company and each of its subsidiaries owns, has the right to acquire or is licensed or otherwise has the right to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted, (B) no claims are pending or, to the Knowledge of the Company, threatened, that the Company or any of its subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property, and (C) to the Knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its subsidiaries.

        (ii) For purposes of this Agreement, "INTELLECTUAL PROPERTY"shall mean patents, copyrights, trademarks (registered or unregistered), service marks, brand names, trade dress, trade names, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing; and trade secrets and rights in any jurisdiction to limit the use or disclosure thereof by any person.

    (s) INSIDER INTERESTS. Except as set forth in Section 3.1(s) of the Company Disclosure Schedule, to the Knowledge of the Company, no stockholder, officer, director, employee or agent of the Company or any of its subsidiaries or any affiliate of any officer or director of the Company or any of its subsidiaries (as the term "affiliate" is defined in Rule 12b-2 under the Exchange Act), (i) has any interest in any assets or property (whether real or personal, tangible or intangible) of or used in the business of the Company or any subsidiary of the Company (other than as an owner of outstanding securities of the Company), or (ii) is indebted or otherwise obligated to the Company in an amount in excess of $50,000, individually, or, for all such persons, $250,000 in the aggregate. The Company is not indebted or otherwise obligated to any such person, except for amounts not in excess of $50,000 or amounts due under normal arrangements applicable to directors, officers or employees generally as to salary or fees or reimbursement of ordinary business expenses not unusual in amount or significance. As of the date hereof, to the Knowledge of the Company there are no material losses, claims, damages, costs, expenses, liabilities or judgments which would entitle any director, officer or employee of the Company or any of its subsidiaries to indemnification by the Company or its subsidiaries under applicable law, the articles of incorporation or bylaws of the Company or any of its subsidiaries or any insurance policy maintained by the Company or any of its subsidiaries. Section 3.1(s) of the Company Disclosure Schedule sets forth all outstanding loans to stockholders, officers, directors, employees or agents of the Company or any of its subsidiaries or any affiliate of any officer or director of the Company or any of its subsidiaries, and all such loans are payable on demand.

    (t) NONCOMPETITION. Except as set forth in Section 3.1(t) of the Company Disclosure Schedule, the Company and its subsidiaries are not, and after the Effective Time neither the Surviving Corporation nor Parent will be (by reason of any agreement to which the Company is a party), subject to any non-competition or similar restriction on their respective businesses.

    (u) FAIRNESS OPINION. The Company has received an opinion from Salomon Smith Barney Inc. to the effect that the Merger Consideration is, as of the date of this Agreement, fair from a financial point of view to the stockholders of the Company, and copies of such opinion shall be delivered to Parent when available.

    (v) NON-COMPETITION AGREEMENTS. Each of Michael G. Wordeman and Roland W. Gentner has entered into a non-competition agreement dated the date hereof with the Company and Parent (together, the "NON-COMPETITION AGREEMENTS"), and copies of such executed agreements have been delivered to Parent.

    (w) EMPLOYMENT AGREEMENTS. Each of Roland W. Gentner and those employees of the Company identified in a letter provided by Parent to the Company on the date hereof has entered into an employment agreement dated the date hereof with the Company (collectively, the "EMPLOYMENT AGREEMENTS"), and copies of such executed agreements have been delivered to Parent.

    SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Parent and Sub represent and warrant to the Company as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. Parent is and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Parent is and each of its subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect on Parent. Parent has delivered to the Company complete and correct copies of its articles of incorporation and by-laws and the articles of incorporation and by-laws or other organizational documents of its subsidiaries of Sub, in each case as amended to the date of this Agreement.

    (b) AUTHORITY; NONCONTRAVENTION. Parent and Sub have the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms.

    Except as set forth in Section 3.2(b) of the disclosure schedule delivered by Parent and Sub to the Company (the "PARENT DISCLOSURE SCHEDULE"), the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the articles of incorporation or by-laws of Parent or Sub or the comparable charter or organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, or material lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its subsidiaries or their respective properties or assets or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (including, without limitation, those of the National Indian Gaming Commission, or any other tribal or governmental authority regulating any form of gaming) applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or
(iii), any such conflicts violations, defaults or rights that individually or in the aggregate would not (x) have a Material Adverse Effect on Parent, (y) impair in any material respect the ability of Parent and Sub to perform their respective obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

    No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing with the Specified Agencies of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of such reports under Sections 13(a), 13(d) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the articles of merger with the Secretary of State of the State of South Dakota and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (iv) the approval by (A) the Nevada State Gaming Control Board and the Nevada Gaming Commission under the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, (B) South Dakota Commission on Gaming and South Dakota Lottery Commission, (C) the National Indian Gaming Commission under the Indian Gaming Regulatory Act of 1988 and the rules and regulations promulgated thereunder, and (D) other gaming regulatory bodies in jurisdiction where Parent or its subsidiaries are engaged in business (including, without limitation, the State of Mississippi) and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not have a Material Adverse Effect on Parent, impair in any respect the ability of Parent to perform its obligations under this Agreement, or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. Neither Parent nor any subsidiary of Parent nor, to the Knowledge of Parent, any director or officer of Parent or of any subsidiary of Parent has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years, asserting that a license of it or them, as applicable, under any Gaming Laws (as defined in Section 3.1(o)) is being or may be revoked or suspended other than such claims, demands, notices, complaints, court orders or administrative orders which would not have a Material Adverse Effect on Parent.

    (c) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    (d) BROKERS. Neither Parent nor any of its subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Parent or any of its subsidiaries in connection with this Agreement or the transactions contemplated hereby.

    (e) VOTING REQUIREMENTS. The Board of Directors of Parent at a meeting duly called and held: (i) determined that the Merger is advisable and fair and in the best interests of Parent and its stockholders; and (ii) approved the Merger and this Agreement and the transactions contemplated by this Agreement. No vote of the holders of any class or series of the Parent's capital stock is necessary to approve the Merger, this Agreement or the transactions contemplated by this Agreement.

    (f) COMPLIANCE WITH GAMING LAWS. Parent and each of its subsidiaries, and each of their respective directors, officers, and persons performing management functions similar to officers, are in compliance with all applicable Gaming Laws, except for any immaterial events of non-compliance, which have been corrected prior to the Closing Date to the satisfaction of the applicable Governmental Entity.

    (g) INTERIM OPERATIONS OF SUB.

        (i) Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

        (ii) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Sub has not and will not have incurred, directly or indirectly, through any subsidiary, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

                                   ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    SECTION 4.1  CONDUCT OF BUSINESS.

    (a) CONDUCT OF BUSINESS BY THE COMPANY. Except as expressly set forth in this Agreement, as set forth in Section 4.1 of the Company Disclosure Schedule or as consented to in writing by Parent during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, and except as expressly set forth in this Agreement, as set forth in Section 4.1 of the Company Disclosure Schedule or as consented to in writing by Parent between the date of this Agreement and the Effective Time or until the earlier termination of this Agreement pursuant to its terms, the Company shall not, and shall not permit any of its subsidiaries to:

        (i) (A) declare, set aside or pay (whether in cash, stock, property or otherwise) any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than pursuant to the Stock Purchase Plan (as defined in Section 5.5);

        (ii) other than the issuance of Company Common Stock upon the exercise of the stock options to purchase shares of Company Common Stock outstanding on the date of this Agreement (each a "Stock Option" and collectively the "Stock Options") in accordance with their present terms or in accordance with the present terms of any employment agreements existing on the date of this Agreement, (A) issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, grant, sale, award, pledge or other encumbrance (including limitations in voting rights) or authorization of, any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, (B) amend, waive or otherwise modify the terms of any such rights, warrants or options or (C) accelerate the vesting of any of the Stock Options, except pursuant to the terms thereof as in effect on the date hereof;

        (iii) amend its articles of incorporation, by-laws or other comparable charter or organizational documents, or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any material subsidiary of the Company;

        (iv) acquire or agree to acquire (for cash or shares of stock or otherwise) (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (B) any assets with a fair market value in excess of $75,000 in the aggregate, except purchases of inventory, fixtures, furniture, supplies, vehicles and equipment in the ordinary course of business consistent with past practice;

        (v) commence or undertake or agree to commence the operation or development of a casino or other gaming operations of any nature (other than (A) the existing gaming operations of the Company, which includes obligations under the Louisiana Joint Venture Agreements (as hereinafter defined), provided that the Company shall not make or commit to make any loans, advances or capital contributions to, or investments in, the Joint Venture or Sodak Louisiana L.L.C. ("SODAK LA") without the written consent of Parent, and (B) additional wide area progressive systems);

        (vi) mortgage or otherwise encumber or subject to any Lien, or sell, lease, exchange or otherwise dispose of any of, its properties or assets, except for sales of its properties or assets in the ordinary course of business consistent with past practice;

        (vii) (A) incur any indebtedness for borrowed money except in the ordinary course of business consistent with past practices or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than
    (1) to the Company or any direct or indirect wholly owned subsidiary of the Company, (2) loans or advances to employees of the Company or any of its subsidiaries for travel or business expenses in the ordinary course of business or (3) loans or advances to operators of casinos or gaming operations to finance the purchase of furniture, fixtures and equipment in the ordinary course of business consistent with past practice, provided such loans or advances do not exceed the fair market value of such furniture, fixtures and equipment;

        (viii) make or agree to make any new capital expenditures other than those consistent with the budget set forth in Section 4.1(a) of the Company Disclosure Schedule;

        (ix) make or rescind any express or deemed election relating to material taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to material taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1998, except as may be required by applicable law;

        (x) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice;

        (xi) (A) increase the rate of compensation payable or to become payable generally to any of the Company's or any of its subsidiaries' directors, officers or employees other than usual and customary increases to employees who are not officers, (B) pay or agree to pay any pension, retirement allowance, severance, continuation or termination benefit or other material employee benefit not provided for by any existing Pension Plan, Benefit Plan or employment agreement described in the Company SEC Documents filed prior to the date of this Agreement and publicly available, (C) establish, adopt or commit itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, continuation pay, termination pay, retirement or other material employee benefit plan, agreement or arrangement, or amend or modify or increase the benefits under or take any action to accelerate the rights or benefits under any collective bargaining agreement or any employee benefit plan, agreement or arrangement, including the Stock Option Plans or other Benefit Plan, (D) enter into any severance or employment agreement with or for the benefit of any person, or (E) increase the rate of compensation under or otherwise change the terms of any existing employment agreement;

        (xii) except in the ordinary course of business consistent with past practice, modify, or amend in any material respect, or renew, fail to renew or terminate, any material contract or agreement to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims;

        (xiii) change fiscal years;

        (xiv) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company;

        (xv) enter into any collective bargaining agreement;

        (xvi) engage in any transaction with, or enter into any agreement, arrangement or understanding with, directly or indirectly, any of the Company's affiliates other than pursuant to such agreements existing on the date hereof and disclosed on the Company Disclosure Schedule;

        (xvii) amend, modify or waive in any manner any of the provisions of any of the Non-Competition Agreements or Employment Agreements; or

        (xviii) authorize any of, or commit or agree to take any of, the foregoing actions.

    (b) OTHER ACTIONS. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would result in
(i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue or (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect.

    SECTION 4.2  NO INCONSISTENT ACTIVITIES.

    (a) In light of the consideration given by the Board of Directors of the Company prior to the execution of this Agreement to, among other things, the transactions contemplated hereby, and in light of the Company's representations contained in Section 3.1(u), the Company agrees that it shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, solicit or initiate, or encourage the submission of, any Takeover Proposal (as defined below), or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; PROVIDED, HOWEVER, that nothing in this Section 4.2 shall prevent the Company or its Board of Directors from furnishing non-public information to, or entering into discussions or negotiations with, another person in connection with an unsolicited bona fide Takeover Proposal by such person, if and only to the extent that (i) such person has made a proposal to the Board of Directors of the Company to consummate a Takeover Proposal, which proposal identifies a price or range of values to be paid for the outstanding securities or all or substantially all of the assets of the Company, (ii) the Board of Directors of the Company determines in good faith, after consultation with a financial advisor of nationally recognized reputation, that such proposal would, if so completed, result in a transaction that would provide greater value to the holders of Company Common Stock than the Merger (a "SUPERIOR PROPOSAL") and that the party making the proposal has demonstrated that the funds necessary for its proposal are reasonably likely to be available, (iii) the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that such action is necessary in order to comply with its fiduciary duties to the Company's stockholders under applicable law, and (iv) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Board of Directors receives from such person an executed confidentiality agreement in form and substance similar to the Confidentiality Agreement dated March 13, 1998 (the "CONFIDENTIALITY AGREEMENT") between the Company and Parent.

    (b) The Company shall notify Parent orally and in writing of any inquiries, offers or proposals with respect to a Takeover Proposal (including without limitation the terms and conditions of such proposal, the identity of the person or entity making it and all other information reasonably requested by Parent), within 24 hours of the receipt thereof by an officer or director of the Company or any advisor to the Company, shall keep Parent informed of the status and details of any such inquiry, offer or proposal and answer Parent's questions with respect thereto. For purposes of this Agreement, "TAKEOVER PROPOSAL" means any proposal (whether or not in writing and whether or not delivered to the Company's stockholders generally) for a merger, consolidation, purchase of assets, tender offer or other business combination involving the Company or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of, the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement. Neither the Company nor any of its subsidiaries shall directly or indirectly, release any third party from any confidentiality agreement, except in connection with a Superior Proposal if the Company's Board of Directors shall have determined in good faith, after consultation with outside counsel, that such release of any third party is necessary in order to comply with its fiduciary duties to the Company's stockholders under applicable law. Nothing contained herein shall prohibit the Company from disclosing to its stockholders the statement required by Rule 14e-2(a) under the Exchange Act with respect to a Takeover Proposal by means of a tender offer.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    SECTION 5.1  PREPARATION OF THE PROXY STATEMENT; STOCKHOLDERS' MEETING.

    (a) As soon as practicable following the date of this Agreement, the Company shall call and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS' MEETING"), for the purpose of obtaining the Stockholder Approval. Subject to the fiduciary duties of its Board of Directors, the Company shall use its best efforts to solicit from its stockholders proxies, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by applicable law or otherwise to obtain the Stockholder Approval, and through its Board of Directors, shall recommend to its stockholders the obtaining of the Stockholder Approval. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement relating to the Company's Stockholders' Meeting (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT"). Parent shall furnish all information concerning itself to the Company as the Company may reasonably request in connection with such actions and the preparation of the Proxy Statement. As soon as reasonably practicable after clearance from the SEC, the Company shall mail the Proxy Statement to its stockholders. The Proxy Statement shall not be filed, and no amendment or supplement to the Proxy Statement will be made by the Company, without prior consultation with Parent and its counsel.

    (b) Parent agrees promptly to advise the Company if at any time prior to the Company Stockholders' Meeting (as defined above) any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission.

    SECTION 5.2 ACCESS TO INFORMATION; CONFIDENTIALITY. The Company shall, and shall cause its subsidiaries to, afford Parent, and the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent, (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Except as required by law, each of the Company and Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisers and other representatives and affiliates to hold, any confidential information in accordance with the Confidentiality Agreement.

    SECTION 5.3  REASONABLE EFFORTS; NOTIFICATION.

    (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Company, Parent and Sub agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the making of all necessary applications, registrations and filings (including filings with Governmental Entities, if any), (ii) the obtaining of all necessary actions or nonactions, licenses, consents, approvals or waivers from Governmental Entities and other third parties and (iii) taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, (v) the defending of any lawsuits or other legal proceedings, judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby or thereby, including the using of all commercially reasonable efforts necessary to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting the ability of any party hereto to consummate the transactions contemplated hereby, (vi) the using of all commercially reasonable efforts to fulfill all conditions to the obligations of Parent (including obtaining any financing necessary to consummate the Merger), Sub or the Company pursuant to this Agreement, and (vii) the using of all commercially reasonable efforts to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order, the entry, enactment or promulgation thereof, as the case may be; provided, however, that Parent shall not be obligated to take any action pursuant to the foregoing if the taking of such action or the obtaining of any waiver, license, consent, approval or exemption is reasonably likely to be materially burdensome to Parent and its subsidiaries taken as a whole or to impact in a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

    (b) The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) the occurrence of any change or event having, or which insofar as can reasonably be foreseen to have, a Material Adverse Effect on the Company; provided, however, that no such notification shall (A) affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or (B) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 5.4  GAMING APPROVALS.

    (a) GAMING APPROVALS.

        (i) Upon the terms and subject to the conditions set forth in this Agreement, each of the Company and Parent agrees to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, registrations, licenses, findings of suitability, qualifications, consents, waivers, variances, exemptions, orders, approvals and authorizations of all Governmental Entities which are necessary in connection with the consummation of the transactions contemplated by this Agreement (whether required to be made or obtained prior to or after the Effective Time) (all of the foregoing, collectively "GAMING APPROVALS") and to comply with the terms and conditions of all such Gaming Approvals. Each of the Company and Parent shall use all commercially reasonable efforts to, and to cause their respective officers, directors and affiliates to, file within thirty days after the date hereof, and in all events shall file within sixty days after the date hereof, all required initial applications and documents in connection with obtaining the Gaming Approvals and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith. Parent and the Company shall have the right to review in advance, and to the extent practicable, each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Parent as the case may be, and any of their respective subsidiaries, directors, officers and stockholders, which appear in any filing made with, or written materials submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement. The Company and Parent agree to promptly advise each other upon receiving any communication from any Governmental Entity which causes such party to believe that there is a reasonable likelihood that any Gaming Approval required from such Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed.

        (ii) Promptly following the execution of this Agreement, the Company shall use its commercially reasonable efforts to cause the sale of the Riverboat Complex for cash in a stock or asset sale transaction (including a transaction where the riverboat is first contributed to GSMC and the stock of GSMC is sold), such disposition to (i) include the termination of, or the assignment and assumption by the purchaser of the Riverboat Complex of, any leases (including, without limitation, leases relating to furniture, fixtures and equipment used thereon) or any guaranties thereof or other agreements relating to the Riverboat Complex or its operation, (ii) be effected for a price (including but not limited to provisions relating to the allocation of the purchase price among the assets sold) satisfactory to Parent and (iii) be made in a manner, to the extent possible, that is, after consultation with Parent, tax efficient. Notwithstanding the foregoing, if the Company presents to Parent a proposed sale of the Riverboat Complex, Parent shall, within five business days thereof, either (i) subject to Parent having obtained, or representing to the Company that it has been advised by the applicable Governmental Entity that it is likely to receive within thirty (30) days or less, all Gaming Approvals required to acquire the Riverboat Complex, give notice to the Company that it is withholding its approval of such sale and in such event the condition specified in Section 6.2(f) hereof and Parent's right to approve the price shall be deemed waived by Parent, or (ii) give notice to the Company that it either approves of the proposed sale or approves of the proposed sale subject to the receipt of an opinion of an investment banking firm designated by Parent and approved by the Company, such approval not to be unreasonably withheld, that the consideration received for the Riverboat Complex is fair to the Company from a financial point of view, such opinion to be given without taking into consideration the existence of this Agreement or the proposed Merger (the "FAIRNESS OPINION"). In the event that Parent approves of the sale subject to the receipt of a Fairness Opinion and such opinion cannot for any reason be obtained, then the Company shall not proceed with the sale and the condition specified in Section 6.2(f) hereof and Parent's right to approve the price shall remain effective. In all events, Parent shall have the right to review and approve the terms of the sale other than the price received, such approval not to be unreasonably withheld. The Company shall, as part of its efforts to sell the Riverboat Complex, consult with Parent regarding its sales efforts and shall use commercially reasonable efforts to obtain the best terms for the sale of the Riverboat Complex. If requested by Parent, the Company shall use its commercially reasonable efforts to assist Parent in obtaining all Gaming Approvals necessary to permit Parent to acquire the Riverboat Complex as part of the Merger (it being understood that any conditions that may be imposed by regulatory authorities must be acceptable to Parent).

        (iii) The Company shall use its commercially reasonable efforts to sell or terminate (by means of withdrawal or otherwise) all of the Company's direct or indirect interests under that certain Amended and Restated Joint Venture Agreement of QNOV, dated July 31, 1998, by and among Shreveport Paddlewheels, LLC ("SPL"), Sodak LA and HWCC-Louisiana, Inc. ("HOLLYWOOD"); that certain Amended and Restated Assignment of Joint Venture Interest, dated September 22, 1998, by and among Sodak LA and Hollywood, as Assignees and SPL and New Orleans Paddlewheels Inc. ("NOP"), as assignors; that certain Amended and Restated Master Agreement, dated July 31, 1998, by and among NOP, SPL, Hollywood and Sodak LA; that certain Consulting Agreement, dated July 31, 1998, by and between the Queen of New Orleans at the Hilton Joint Venture ("QNOV") and the Company; that certain Loan and Settlement Agreement, dated January 16, 1998, by and among NOP, SPL, Hollywood, Sodak LA and Hilton New Orleans Corporation ("HNOC"); that certain Indemnity Agreement, dated January 16, 1998 by and among NOP, HNOC, Sodak LA, SPL and Hollywood; that certain Loan and Settlement Agreement, dated January 16, 1998, by and among NOP, Hollywood, Sodak LA, SPL and HNOC; that certain Compromise Agreement, dated January 16, 1998, by and among HNOC, NOP, QNOV and the City of New Orleans; that certain Side Agreement, dated January 16, 1998, by and among QNOV, Hollywood and Sodak LA; that certain Indemnity Agreement--Physical Inspections, by and among NOP, SPL, Sodak LA, Hollywood and Red River Entertainment of Shreveport Partnership in Commendam; those certain Loan Agreement, Security Agreement, Guaranty Agreement and Marine Services Agreement contemplated to be entered into by and among SPL, Hollywood and Sodak LA (collectively, the "LOUISIANA JOINT VENTURE AGREEMENTS") (either directly and/or through the sale of all of the Company's interests in Sodak LA) pursuant to documentation in form and substance (other than as to price) reasonably satisfactory to Parent; PROVIDED that the minimum price shall be an amount equal to all loans, advances and additional capital contributions to, or investments in, Sodak LA, the Joint Venture or any Joint Venture partner made with the consent of Parent after the date hereof (it being understood that $2.5 million has been contributed by the Company as of the date hereof). The Company shall not provide any consideration in connection with such sale or termination other than a forfeiture of the $2.5 million capital contribution made by the Company as of the date hereof. Upon the consummation of such sale, neither the Company nor any of its subsidiaries shall have any further liabilities or obligations of any nature whatsoever relating to the Louisiana Joint Venture Agreements or the sale or termination thereof. The Company shall, as part of its efforts to sell its interests in the Louisiana Joint Venture Agreements, consult with the Parent regarding its sales efforts and shall use commercially reasonable efforts to obtain the best terms for the sale of its interests in the Louisiana Joint Venture Agreements.

        Parent shall have the right, at any time during the period commencing on the date 90 days after the date of this Agreement and ending on the date 180 days after the date of this Agreement, if the Company has not prior thereto entered into a definitive agreement with a third party purchaser to sell its interests in the Louisiana Joint Venture Agreements in accordance with the preceding paragraph, to require Thomas Celani and Roland W. Gentner, or an entity wholly owned by them, to purchase all of the Company's interests under the Louisiana Joint Venture Agreements (either directly and/or through the purchase of all the Company's interests in Sodak

    LA) and as consideration therefor Thomas Celani and Roland W. Gentner shall assume all of the Company's obligations under the Louisiana Joint Venture Agreements and, in addition, pay to Parent the consideration specified in that certain letter to Thomas Celani and Roland W. Gentner dated as of the date hereof; provided that such consideration shall be increased by an amount equal to all loans, advances and additional capital contributions to, or investments in, Sodak LA, the Joint Venture or any Joint Venture partner made with the consent of Parent after the date hereof (it being understood that $2.5 million has been contributed by the Company as of the date hereof). Thomas Celani and Roland W. Gentner agree to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to use best efforts to obtain as promptly as practicable all Gaming Approvals necessary for Thomas Celani and Roland W. Gentner to effect such transaction. The documentation to effect such transaction shall be prepared by Parent, shall not contain any representations or warranties by the Company other than with respect to the Company's ownership of the interests being purchased and shall not provide for any continuing obligations on the part of the Company or any of its subsidiaries in connection with such purchase or with respect to the Louisiana Joint Venture Agreements. Upon the request of Parent, the Company shall promptly undertake any actions required under the Louisiana Joint Venture Agreements in connection with such sale.

        (iv) Nothing in this Agreement, including but not limited to the provisions of Section 5.4(a)(ii) hereof, shall obligate Parent to take any action which may require or result in the voluntary surrender, forfeiture or other termination by Parent of, or otherwise have any material adverse impact on, any permits, registrations, licenses, findings of suitability, qualifications, consents, waivers, variances, exemptions, orders, approvals and authorizations of all Governmental Entities which are then held by Parent or any of its subsidiaries.

    (b) DENIAL OF LICENSE; INDIVIDUALS. If any person shall become an Ineligible Person prior to the Closing, then (i) each Ineligible Person shall, and the Company shall cause each Ineligible Person to, immediately and permanently, resign from any position, including as director or officer, in the Company, Parent or Sub and each Ineligible Person shall have no further management role in Parent, Sub or the Company, (ii) if required to do so by any Governmental Entity as a condition to receipt of any Gaming Approval, each Ineligible Person shall, and the Company shall cause each Ineligible Person to, dispose of all of its securities or other ownership interests in the Company, and (iii) each Ineligible Person shall, and the Company shall cause each Ineligible Person to, cooperate with the Company, Parent and Sub in their efforts to obtain and retain in full force and effect the Gaming Approval. "INELIGIBLE PERSON" shall mean any person who owns any capital stock or other interest in the Company (i) who is denied a Gaming Approval, disqualified from eligibility for a Gaming Approval or found unsuitable by any Governmental Entity before the Closing Date, (ii) whose continued involvement in the business of the Company as an employee, director, officer or otherwise, may, in Parent's reasonable opinion after consultation with counsel, have a Material Adverse Effect on the likelihood that any Governmental Entity will issue a Gaming Approval to the Company, the Surviving Corporation, Sub or Parent or (iii) is expressly precluded from having any continuing interest in the Company, the Surviving Corporation, Sub or Parent in any Gaming Approval granted by a Governmental Entity as a condition to the issuance or continued validity of any Gaming Approval by any Governmental Entity.

    SECTION 5.5  STOCK OPTIONS; EMPLOYEE BENEFITS.

    (a) STOCK OPTION PLANS.

        (i) Any Stock Option outstanding immediately prior to the Effective Time which is then exercisable or becomes exercisable as a result of an acceleration triggered by the Merger pursuant to any existing option agreements and all Stock Options outstanding immediately prior to the Effective Time that were granted to members of the Board of Directors of the Company pursuant to the 1993 Directors' Stock Option Plan (all such Stock Options being the "VESTED OPTIONS"), shall be cancelled and, subject to the Company's receipt of the acknowledgement described in Section 6.2(i) from the holder of such Vested Options, shall entitle the holder thereof, upon surrender thereof, to receive, for each share of Company Common Stock subject to such Vested Option, an amount (subject to any applicable withholding tax) in cash equal to the Merger Consideration minus the per share exercise or purchase price of such Vested Option as of the date hereof.

        (ii) Any restricted shares of Company Common Stock granted to any employee of the Company outstanding immediately prior to the Effective Time ("RESTRICTED SHARES"), whether or not then vested and transferable by such employee, shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into the right to receive, without interest, the Merger Consideration.

        (iii) Amounts contributed to the Company's Employee Stock Purchase Plan (the "STOCK PURCHASE PLAN") for the purchase of Company Common Stock that, prior to the Effective Time, have not yet been applied to the purchase of Company Common Stock shall be applied to the purchase of Company Common Stock immediately prior to the Effective Time at a purchase price per share equal to the purchase price that would have been paid pursuant to the terms of the Stock Purchase Plan had the date on which the Effective Time occurs been the last day of an investment cycle under the Stock Purchase Plan. Each share of Company Common Stock purchased pursuant to this Section 5.5(a)(iii) shall be converted into the Merger Consideration in accordance with Section 2.1(c)(i) of this Agreement. The Company will amend the Stock Purchase Plan to provide that no contributions can be made to the Stock Purchase Plan after a date that is no later than the last day of the Company's regular payroll period ending immediately prior to the Effective Time, and no such contributions shall actually be made.

    (b) EMPLOYEE BENEFITS. From and after the Effective Time, Parent shall, or cause the Surviving Corporation to, provide all of the employees of the Surviving Corporation and its subsidiaries with all employee benefit plans, programs, policies or arrangements (the "PARENT BENEFIT PLANS") as are provided by Parent and its subsidiaries to their own employees who are similarly situated. From and after the Effective Time, if any director, officer or other employee of the Company or its subsidiaries becomes eligible to participate in any compensation or benefit plan, agreement or arrangement maintained by Parent, the Surviving Corporation or any of their respective subsidiaries, Parent shall cause (i) all service of such director, officer or employee completed prior to the Effective Time with Company or any of its subsidiaries to be recognized under such plan, agreement or arrangement for all purposes except, in the case of a defined benefit retirement plan, for benefit accrual purposes, (ii) to be waived any waiting or eligibility periods or exclusions for pre-existing conditions (except that the waiver of the exclusions for pre-existing conditions shall not require coverage of any condition which would not have been covered under Parent's medical benefit plans had the condition not been pre-existing) of, any such director, officer or employee and his or her dependents and (iii) to be recognized all co-payments, deductibles or similar amounts or costs incurred by any such director, officer or employee under a comparable plan, agreement or arrangement of the Company or any of its subsidiaries during the plan year in which such director, officer or employee commences participation in an applicable benefit plan, agreement or arrangement of Parent, the Surviving Corporation or any of their respective subsidiaries. The foregoing shall not constitute any commitment, contract, understanding or undertaking, guarantee (express or implied) on the part of the Surviving Corporation to continue the employment of any employee of the Company for any term of duration or on any terms other than those as the Surviving Corporation may establish.

    (c) CONTINUATION OF AGREEMENTS. The Surviving Corporation and its subsidiaries shall honor, pay and perform all of their respective covenants and obligations under, and in accordance with the existing terms of, all employment, severance, termination and similar agreements identified in Section 3.1(g) of the Company Disclosure Schedule between the Company or any such subsidiary and any officer, director or employee thereof, from and after the Effective Time to and including the earlier of (i) the termination of such agreement and (ii) one year after the Effective Time.

    SECTION 5.6 TAKEOVER STATUTES; INCONSISTENT ACTIONS. If any "fair price," "moratorium," "control share," "business combination," "shareholder protection" or similar or other anti-takeover statute or regulation enacted under any state or Federal law shall become applicable to the Merger or any of the other transactions contemplated hereby, the Company and the Board of Directors of the Company shall grant such approvals and take all such actions as are within its authority so that the Merger and the other transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise use all commercially reasonable efforts to eliminate the effects of such statute or regulation on the Merger and the transactions contemplated hereby and thereby. The Company has not and, during the term of this Agreement shall not, adopt, effect or implement any "shareholders' rights plan," "poison pill" or similar arrangement.

    SECTION 5.7  INDEMNIFICATION, EXCULPATION AND INSURANCE.

    (a) The articles of incorporation and the by-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's articles of incorporation and by-laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

    (b) For six years from the Effective Time, Parent shall maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore made available to Parent) on terms no less favorable to such indemnified parties than the terms of such current insurance coverage; PROVIDED, HOWEVER, that (i) in lieu of the purchase of such insurance by the Surviving Corporation or Parent, the Company, with Parent's written consent, may purchase a five-year extended reporting period endorsement ("reporting tail coverage") under its existing directors' and officers' liability insurance coverage and (ii) if the cost of such insurance in any year during such six-year period shall exceed 150% of the premium cost for such policy for the year ended June 30, 1999 (such premium being the "CURRENT PREMIUM"), then Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, provide coverage affording the same protection as maintained by Parent as of such date for its officers and directors. The Company represents to Parent that the Current Premium is $270,500.

    (c) In addition to the other rights provided for in this Section 5.7 and not in limitation thereof, for six years from and after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted by applicable law, (i) indemnify and hold harmless the individuals who on or prior to the Effective Time were officers or directors of the Company (collectively, the "INDEMNITEES") against all losses, Expenses (as hereinafter defined), claims, damages, liabilities, judgments, or amounts paid in settlement (collectively, "COSTS") in respect to any claim, action, suit or proceeding, whether criminal, civil, administrative or investigative based on, or arising out of or relating to the fact that such person is or was a director or officer of the Company and arising out of acts or omissions occurring on or after July 1, 1998 and on or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby) to the fullest extent that the Company would have been permitted under the SDBCA and its articles of incorporation and by-laws in effect on the date hereof to indemnify such person (an "INDEMNIFIABLE CLAIM") and (ii) advance to such Indemnitees all Expenses incurred in connection with any Indemnifiable Claim promptly after receipt of reasonably detailed statements therefor; PROVIDED, that the person to whom Expenses are to be advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification from the Surviving Corporation. In the event any Indemnifiable Claim is asserted or made within such six year period, all rights to indemnification and advancement of Expenses in respect of any such Indemnifiable Claim shall continue until such Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such Indemnifiable Claim are fully satisfied. For the purposes of this Section 5.7, "EXPENSES" shall include reasonable attorneys' fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Indemnifiable Claim.

    (d) Any Indemnitee wishing to claim indemnification under paragraph (c) of this Section 5.7, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnitee if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitees in connection with the defense thereof, except that if the Surviving Corporation does not elect to assume such defense or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between the Surviving Corporation and any Indemnitees or between any two or more Indemnitees, such Indemnitees may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnitees promptly as statements therefor are received; PROVIDED, HOWEVER, that the Surviving Corporation shall be obligated pursuant to this paragraph (d) to pay for only one firm of counsel for all Indemnitees in any jurisdiction (unless there is a conflict of interest as provided above), (ii) the Indemnitees will cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effected without the prior written consent of the Surviving Corporation, which consent shall not be unreasonably withheld.

    (e) The obligations of the Company, the Surviving Corporation and Parent contained in this Section 5.7 shall be binding on the successors and assigns of Parent and the Surviving Corporation. If Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.7.

    SECTION 5.8 LETTERS OF ACCOUNTANTS. The Company shall use its commercially reasonable efforts to cause to be delivered to Parent a "comfort" letter of KPMG Peat Marwick LLP, the Company's independent public accountants, dated and delivered on the date on which the Proxy Statement is mailed to stockholders of the Company and dated the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

    SECTION 5.9 FEES AND EXPENSES. Except as provided in Section 7.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; PROVIDED, HOWEVER, that those expenses incurred in connection with printing and mailing the Proxy Statement, including the filing fee paid to the SEC, and all filing fees related to compliance with the HSR Act in connection with the transactions contemplated hereby shall be shared equally by Parent and the Company.

    SECTION 5.10 PUBLIC ANNOUNCEMENTS. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, including without limitation those press releases that may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

    SECTION 6.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE
MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) STOCKHOLDER APPROVAL. The Stockholder Approval shall have been obtained.

    (b) NO INJUNCTIONS OR RESTRAINTS. No litigation brought by a Governmental Entity shall be pending, and no litigation shall be threatened by any Governmental Entity, which seeks to enjoin or prohibit the consummation of the Merger, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

    (c) HSR ACT. The applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated.

    SECTION 6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are also subject to the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Closing Date as though made on and as of the Closing Date, and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, provided that those representations and warranties which address matters only as of a particular date shall remain true and correct at and as of such date. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

    (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to that effect. The Significant Stockholders shall have performed all of their obligations under the Voting Agreements at or prior to the Closing Date.

    (c) CERTIFICATES AND OTHER DELIVERIES. The Company shall have delivered, or caused to be delivered, to Parent (i) a certificate of good standing from the Secretary of State of the State of South Dakota and of comparable authority in other jurisdictions in which the Company and its subsidiaries are incorporated or qualified to do business stating that each is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Board of Directors and stockholders of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary of the Company; and (iii) a true and complete copy of the articles of incorporation or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of State of the state of incorporation or comparable authority in other jurisdictions, and a true and complete copy of the by-laws or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of the Company and its subsidiaries, as applicable.

    (d) NO MATERIAL ADVERSE CHANGE. From and including the date hereof, there shall not have occurred a Material Adverse Change with respect to the Company.

    (e) CONSENTS AND APPROVALS. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, waivers, findings of suitability, authorizations, qualifications and orders of, and declarations, registrations and filings (including, without limitation, all Gaming Approvals) (collectively, "CONSENTS AND FILINGS") required to be made or obtained by the Company or Parent from all Governmental Entities and parties to loan or credit agreements, notes, mortgages, indentures, leases or other contracts, agreements or instruments to which the Company, Parent or any of their respective subsidiaries is a party or by which the Company, Parent or any of their respective subsidiaries or their respective assets are bound or affected, as are required in connection with the Merger and the consummation of the transactions contemplated hereby, have been obtained or made, as applicable, by the Company or Parent, as the case may be, without the imposition of any limitations, prohibitions or requirements and are in full force and effect, other than those Consents and Filings (excluding Gaming Approvals) which, if not obtained or made, or those limiting prohibitions or requirements which would not, either have (i) a material adverse effect on the transactions contemplated hereby, (ii) a Material Adverse Effect on the Surviving Corporation or Parent after the Effective Time, or (iii) a Material Adverse Effect on the continuation of the operations and business of the Company and its subsidiaries by the Surviving Corporation after the consummation of the transactions contemplated hereby.

    (f) RIVERBOAT OPERATIONS. If so required by any Governmental Entity as a condition to the receipt by the Company, Parent or Sub of any of the Consents and Filings or in order for Parent to comply with applicable Gaming Laws, the Company shall have disposed of the Riverboat in accordance with Section 5.4(a)(ii).

    (g) LOUISIANA JOINT VENTURE AGREEMENTS. The Company shall have sold or terminated (by withdrawal or otherwise) all of the Company's direct or indirect interests in the Louisiana Joint Venture Agreements in accordance with Section 5.4(a)(iii).

    (h) EMPLOYMENT. Each of Roland Gentner and the minimum number of persons specified in the letter (such number to include those persons specifically designated as included in such minimum number in such letter) delivered by Parent to the Company pursuant to Section 3.1(w) shall have continued in the employment of the Company through, and be employed by the Company on, the Effective Time.

    (i) OTHER AGREEMENTS. Parent shall have received acknowledgements from the holders of all outstanding Stock Options that such Stock Options shall be cancelled as of the Effective Time and that such holder is only entitled to receive the per share Merger Consideration minus the per share exercise price of such Stock Options.

    (j) FINANCING. The funds necessary to pay the aggregate Merger Consideration shall have been obtained by Parent on terms reasonably acceptable to Parent.

    (k) DISSENTING SHARES. The Dissenting Shares shall comprise less than 10% of the outstanding Company Common Stock.

    SECTION 6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger are also subject to the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. Each of the representations of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Closing Date as though made on and as of the Closing Date and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, provided that those representations and warranties which address matters only as of a particular date shall remain true and correct at and as of such date. The Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect.

    (b) AGREEMENTS AND COVENANTS. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect.

    (c) CERTIFICATES AND OTHER DELIVERIES. Parent shall have delivered to the Company (i) a certificate of existence from the Secretary of State of the State of Nevada stating that Parent is a validly existing corporation together with a certificate of good standing from the Secretary of State of the State of South Dakota stating that Sub is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Board of Directors of each of Parent and Sub approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, and of the stockholders of Sub approving the Merger, each certified by the Secretary or the Assistant Secretary of the relevant party; and (iii) a true and complete copy of the articles of incorporation, as amended, of Parent and Sub certified by the Secretary of State of the state of each of their incorporation, and a true and complete copy of the by-laws, as amended, of Parent and Sub certified by the Secretary or Assistant Secretary of Sub or Parent, as applicable.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

    (a) by mutual written consent of Parent and the Company, if the Board of Directors of each so determines by the affirmative vote of a majority of the members of its entire Board of Directors;

    (b) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by December 31, 1999;

    (c) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), upon a material breach of any representation, warranty, covenant or agreement on the part of Parent or Sub set forth in this Agreement, or if any representation or warranty of Parent or Sub shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by December 31, 1999;

    (d) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

    (e) by either Parent or the Company, if the Merger shall not have occurred by December 31, 1999, unless the failure to consummate the Merger is the result of a breach of covenant set forth in this Agreement or a material breach of any representation or warranty set forth in this Agreement by the party seeking to terminate this Agreement and provided that if the Merger has not been consummated because of a failure to obtain approval from a Governmental Entity and such approval is still pending, then Parent or the Company may extend such date to March 31, 2000 by providing written notice thereof to the other party on or before December 31, 1999;

    (f) by either Parent or the Company (provided that the terminating party is not in material breach of any of its obligations hereunder), if any approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the Company's stockholders or at any adjournment or postponement thereof;

    (g) by Parent, if the Board of Directors of the Company (i) withdraws or modifies adversely its recommendation of the Merger following the receipt by the Company of a Takeover Proposal, (ii) recommends a Takeover Proposal to Company stockholders or (iii) fails to call or hold the Company Stockholders' Meeting by reason of the receipt by the Company of a Takeover Proposal; or

    (h) by the Company if, prior to approval of the Merger by its stockholders and as a result of a Superior Proposal, the Board of Directors of the Company determines in good faith after consultation with outside counsel, that the termination of this Agreement and acceptance of such Superior Proposal is necessary in order to comply with its fiduciary duties; PROVIDED, HOWEVER, that before the Company may terminate this Agreement pursuant to this subsection 7.1(h), the Company shall give notice to Parent of the proposed termination under subsection 7.1(h) and Parent, within five (5) business days of receipt of such notice, shall have the right, in its sole discretion, to offer to amend this Agreement to provide for terms substantially similar to those of the Superior Proposal and the Company shall negotiate in good faith with Parent with respect to such proposed amendment; provided, further, that if Parent and the Company are unable to reach an agreement with respect to the Parent's proposed amendment within the five (5) business day period described above, the Company may terminate this Agreement pursuant to this subsection 7.1(h).

    SECTION 7.2 EFFECT OF TERMINATION In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, except as set forth in the last sentence of Section 5.2,
Section 5.9, Section 7.5 and Article VIII which shall survive termination and except to the extent that such termination results from the breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

    SECTION 7.3 AMENDMENT. This Agreement may be amended by the parties at any time before or after approval hereof by the stockholders of the Company; ,cfiprovided, however, that after such stockholder approval there shall not be made any amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    SECTION 7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

    SECTION 7.5  TERMINATION FEE.

    (a) In the event (i) Company terminates this Agreement pursuant to Section 7.1(h), (ii) Parent terminates this Agreement pursuant to Section 7.1(g) or Parent terminates this Agreement as a result of the Company's willful and material breach of Section 4.2, or (iii) any Significant Stockholder fails to vote in favor of the Merger and Stockholder Approval is not received, then the Company shall pay Parent an amount equal to Eight Million Dollars ($8,000,000) (the "TERMINATION FEE") by wire transfer of immediately available funds upon the occurrence of such event.

    (b) In the event (i) Stockholder Approval is not received, (ii) prior to the Company Stockholders' Meeting there shall have been a Takeover Proposal made (whether or not such Takeover Proposal shall have been rejected or shall have been withdrawn prior to the time of the Company Stockholders' Meeting) and (iii) within twelve (12) months from the termination of this Agreement, the Company shall have entered into an agreement for, and within twenty-four (24) months from such termination shall have consummated, a transaction substantially in the form proposed in such Takeover Proposal then the Company shall pay Parent an amount equal to the Termination Fee by wire transfer of immediately available funds, payable upon consummation of such transaction.

    (c) Parent shall pay to the Company by wire transfer Two Million Dollars ($2,000,000) (the "PARENT TERMINATION FEE") if this Agreement is terminated by Parent or the Company pursuant to Section 7.1(e) and at the time of such termination (i) the conditions specified in Section 6.2(j) to the obligations of Parent shall not have been satisfied or waived and (ii) each of the other conditions set forth in Article VI to the obligations of the Company, Parent and Sub shall have been satisfied or waived; PROVIDED that the conditions set forth in Sections 6.2(a) through 6.2(c) and 6.3(a) through 6.3(c) will be deemed to be satisfied if the certificates or documents required to be delivered pursuant to such sections are capable of being delivered on the termination date.

    (d) The parties agree that the agreements contained in Section 7.5 are an integral part of the transactions contemplated by this Agreement. If the Company fails to promptly pay to Parent any fee due under this Section 7.5, the Company shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Bank of America from the date such fee was first due. If Parent fails to promptly pay to the Company any fee due under this Section 7.5, Parent shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Bank of America from the date such fee was first due.

    (e) The payment by the Company of the Termination Fee pursuant to this
Section 7.5 shall be Parent's and Sub's exclusive remedy against the Company other than for a willful breach by the Company of Section 4.2. The payment by the Parent of the Parent Termination Fee pursuant to this Section 7.5 shall be the Company's exclusive remedy against the Parent if this Agreement is terminated by Parent or the Company pursuant to Section 7.1(e) as a result of Parent's failure to satisfy the condition set forth in Section 6.2(j).

    SECTION 7.6 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver of this Agreement pursuant to Section 7.4 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors, acting by the affirmative vote of a majority of the members of the entire Board of Directors.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    SECTION 8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger (including without limitation the provisions of Section 5.4 hereof).

    SECTION 8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Parent or Sub, to

       International Game Technology
      9295 Prototype Drive
      Reno, Nevada 89511
      Facsimile: (775) 448-0120
      Attention: Brian McKay

       with copies to:

       O'Melveny & Myers LLP
      610 Newport Center Drive, 17th Floor
      Newport Beach, California 92660
      Facsimile: (949) 823-6994
      Attention: J. Jay Herron

O'Melveny & Myers LLP
      275 Battery Street, 26th Floor
      San Francisco, California 94111
      Facsimile: (415) 984-8958
      Attention: Stephanie I. Splane

    (b) if to the Company, to:

       Sodak Gaming, Inc.
      5301 South Highway 16
      Rapid City, South Dakota 57701
      Facsimile: (605) 355-5068
      Attention: Michael Diedrich

with a copy to:

Cleary, Gottlieb, Steen & Hamilton
      One Liberty Plaza
      New York, New York 10006
      Attention: William A. Groll
      Facsimile: (212) 225-3999

    SECTION 8.3  DEFINITIONS.  For purposes of this Agreement:

    (a) an "affiliate" of any person means another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

    (b) "Knowledge" means a fact, event, circumstance or occurrence actually known by any of the officers or directors of the Company or Parent, as the case may be.

    (c) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company, the Surviving Corporation or Parent, any change or effect (or any development that insofar as can reasonably be foreseen, is likely to result in any change or effect) that is or is likely to be, individually or in the aggregate, materially adverse to the business, assets, properties, financial condition or results of operations of such party and its subsidiaries taken as a whole, excluding any such adverse change that is due to events, occurrences, facts, conditions, changes, developments or effects which affect the economy generally.

    (d) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

    (e) a "subsidiary" with respect to any person means ownership directly or indirectly of an amount of the voting securities, other voting ownership or voting partnership interests of another person which is sufficient to elect at least a majority of its board of directors or other governing body or, if there are no such voting interests, more than 50% of the equity interests.

    SECTION 8.4 INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    SECTION 8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    SECTION 8.6 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the Confidentiality Agreements constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and except for the provisions of Article II and Sections 5.5 and 15.7 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    SECTION 8.7 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

    SECTION 8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    SECTION 8.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada or in Nevada state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Nevada or any Nevada state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Nevada.

             [The remainder of this page intentionally left blank]

    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

PARENT:

INTERNATIONAL GAME
TECHNOLOGY, A NEVADA CORPORATION

By: ____________________________________________________________________________

Name: __________________________________________________________________________

Its: ___________________________________________________________________________

SUB:

SAC, INC., a South Dakota corporation

By: ____________________________________________________________________________

Name: __________________________________________________________________________

Its: ___________________________________________________________________________

THE COMPANY:

SODAK GAMING, INC., a South Dakota corporation

By: ____________________________________________________________________________

Name: __________________________________________________________________________

Its: ___________________________________________________________________________

                                                                      APPENDIX B

SALOMON SMITH BARNEY

           A member of Citigroup

March 10, 1999

Board of Directors
Sodak Gaming, Inc.
5301 S. Highway 16
Rapid City, SD 57701

Members of the Board:

    You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $.001 per share ("Company Common Stock"), of Sodak Gaming, Inc. (the "Company"), of the consideration to be received by such holders in connection with the proposed merger (the "Merger") of SAC, Inc. ("Sub"), a wholly owned subsidiary of International Game Technology ("Parent"), with and into the Company, pursuant to an Agreement and Plan of Merger, dated as of March 10, 1999 (the "Merger Agreement"), among Parent, Sub and the Company. Upon the effectiveness of the Merger, each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock (a) owned by the Company or any subsidiary of the Company, or Parent, Sub or any other subsidiary of Parent or (b) held by stockholders who duly exercise appraisal rights) will be converted into the right to receive $10.00 in cash (the "Merger Consideration").

    In connection with rendering our opinion, we have reviewed certain publicly available information concerning the Company and certain other financial information concerning the Company, including financial forecasts, that were provided to us by the Company. We have discussed the past and current business operations, financial condition and prospects of the Company with certain officers and employees of the Company. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

    In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information. Without limiting the generality of the foregoing, we have relied upon the accuracy of information provided to us by the Company relating to the rights of Parent under specified circumstances to terminate certain material contracts between the Company and Parent. With respect to the financial forecasts of the Company, we have been advised by the management of the Company that such forecasts have been reasonably prepared on bases reflecting its best currently available estimates and judgments, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have not assumed any responsibility for any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of the Company. We were not asked to, and did not, solicit other proposals to acquire the Company.

    Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the Company's underlying business decision to effect the Merger, and we express no view on the effect on the Company of the Merger and related transactions. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to holders of Company Common Stock and does not constitute a recommendation concerning how holders of Company Common Stock should vote with respect to the Merger Agreement or the Merger.

    We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, all of which is contingent upon consummation of the Merger. In the ordinary course of business, we and our affiliates may actively trade the securities of the Company and Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates have previously rendered certain investment banking and financial advisory services to the Company and Parent for which we have received customary compensation. We and our affiliates (including Citigroup Inc.) may have other business relationships with the Company or Parent in the ordinary course of their businesses.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view.

                                          Very truly yours,

                                          SALOMON SMITH BARNEY INC.

                                                                      APPENDIX C

                 FORM OF IRREVOCABLE PROXY AND VOTING AGREEMENT

March 10, 1999

International Game Technology
9295 Prototype Drive
Reno, Nevada 89511
Attn: Brian McKay

Re: Agreement of Significant Stockholders Concerning Transfer and Voting of Shares of Sodak Gaming, Inc.

    I understand that you and Sodak Gaming, Inc. (the "Company"), of which the undersigned is a significant stockholder, are prepared to enter into an agreement for the merger of the Company with and into a wholly-owned subsidiary ("Sub") of Parent, but that you have conditioned your willingness to proceed with such agreement (the "Agreement") upon your receipt from me of assurances satisfactory to you of my support of and commitment to the Merger. I am familiar with the Agreement and the terms and conditions of the Merger, as approved by the board of directors of the Company. Terms used but not otherwise defined herein shall have the same meanings as are given them in the Agreement. In order to evidence such commitment and to induce you to enter into the Agreement, I hereby represent and warrant to you and agree with you as follows:

    1. VOTING. I will vote or cause to be voted all shares of capital stock of the Company owned of record or beneficially owned or held in any capacity by me or under my control, by proxy or otherwise, in favor of the Merger and other transactions provided for in or contemplated by the Agreement and against any inconsistent proposals or transactions. I hereby revoke any other proxy granted by me and irrevocably appoint you, during the term of this letter agreement, as proxy for and on behalf of me to vote (including, without limitation, the taking of action by written consent) such shares, for me and in my name, place and stead for the matters and in the manner contemplated by this Section 1. This proxy is irrevocable.

    2. OWNERSHIP. As of the date hereof, my only ownership of, or interest in, equity securities of the Company, including proxies granted to me, consists solely of the interests described in Schedule 1 attached hereto (collectively, the "Shares").

    3. RESTRICTION ON TRANSFER. I will not sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein (including the granting of a proxy to any person) or agree to sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein prior to the Merger, without your express written consent. Any transferee of the Shares must, as a condition to receipt of such Shares, agree to bound by the terms hereof.

    4. SHARE LEGEND. At your request, the following legend shall be placed on the certificates for the Shares:

       THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT DATED MARCH 10, 1999 BETWEEN THE REGISTERED HOLDER HEREOF AND INTERNATIONAL GAME TECHNOLOGY, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF INTERNATIONAL GAME TECHNOLOGY.

    5. NO SOLICITATION. From the date hereof until the termination hereof, I will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal or (ii) engage in negotiations or discussions with, or disclose any nonpublic information relating to the Company or any subsidiary of the Company to, or otherwise assist, facilitate or encourage, any person (other than Parent and Sub) that may be considering making, or has made, a Takeover Proposal. I will notify Sub within 24 hours after receipt by me of any Takeover Proposal or any indication that any such third party is considering making a Takeover Proposal or any request for nonpublic information relating to the Company or any subsidiary of the Company or for access to the properties, books or records of the Company or any such subsidiary by any such third party that may be considering making, or has made, a Takeover Proposal. The foregoing provisions of this Section 5 shall not be construed to limit actions taken, or to require actions to be taken, by me that are required or restricted by my fiduciary duties or my employment duties, or permitted by the Agreement, and that, in each case, are undertaken solely in my capacity as a director or officer of the Company.

    6. ACKNOWLEDGEMENT; WAIVER OF CLAIMS. The undersigned acknowledges that you requested the undersigned and three other stockholders of the Company to provide the agreements contained in this letter agreement and to agree, if required by you, and subject to the receipt of all necessary Gaming Approvals, to purchase the Company's interest in, and to assume the Company's obligations under, the Louisiana Joint Venture Agreements in accordance with Section 5.4(a)(iii) of the Agreement. The undersigned hereby declines to grant to you the right to require the undersigned to purchase the Company's interest in, and to assume the Company's obligations under, the Louisiana Joint Venture Agreements in accordance with Section 5.4(a)(iii) of the Agreement. The undersigned shall have no claims, and expressly waives any claim, direct or indirect, derivative or other, against you, the Company or any such other stockholders arising out of, related to or based upon the request for such assurances or agreement, the grant or declination by any stockholder of such requests, any exercise of your rights under such Section 5.4(a)(iii) and the transfer resulting therefrom or the consummation of the transactions contemplated by the Agreement.

    7. EFFECTIVE DATE; SUCCESSION; REMEDIES; TERMINATION. Upon your acceptance and execution of the Agreement, this letter agreement shall mutually bind and benefit you and me, any of our heirs, successors and assigns and any of your successors. You will not assign the benefit of this letter agreement other than to a wholly owned subsidiary. I agree that in light of the inadequacy of damages as a remedy, specific performance shall be available to you, in addition to any other remedies you may have for the violation of this letter agreement. This letter agreement (including the proxy granted herein) shall terminate on the earlier of (i) termination of the Agreement and (ii) December 31, 1999, or such later date, if any, to which Parent and the Company agree to extend the date specified in Section 7.1(e) of the Agreement. The provisions of Section 6 shall survive any such termination and shall be for the benefit of you, the Company and the other stockholders referred to in Section 6.

    8. NATURE OF HOLDINGS; SHARES. All references herein to our holdings of the Shares shall be deemed to include Shares held or controlled by the undersigned, individually, jointly, or in any other capacity, and shall extend to any securities issued to the undersigned in respect of the Shares.

               [Remainder of this page intentionally left blank]

                                          [SHAREHOLDER]

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________
AGREED:

INTERNATIONAL GAME
TECHNOLOGY, a Nevada corporation

By: ____________________________________________________________________________

Name:___________________________________________________________________________

Its:____________________________________________________________________________

                                   SCHEDULE 1

                NUMBER OF       RECORD      BENEFICIAL
   CLASS         SHARES          OWNER         OWNER       PROXY HOLDER

                                                                      APPENDIX D

                     SOUTH DAKOTA BUSINESS CORPORATION ACT

    47-6-23 DISSENT BY SHAREHOLDER FROM MERGER, CONSOLIDATION, OR TRANSFER PLAN.--Any shareholder of a domestic corporation shall have the right to dissent from, and to obtain payment for his shares in the event of, any of the following corporate actions:

    (1) Any plan of merger or consolidation to which the corporation is a party;

    (2) Any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale;

    (3) Any plan of exchange to which the corporation is a party as the corporation the shares of which are to be acquired;

    (4) Any amendment of the articles of incorporation which materially and adversely affects the rights appurtenant to the shares of the dissenting shareholder in that it:

    (a) Alters or abolishes a preferential right to such shares;

    (b) Creates, alters or abolishes a right in respect of the redemption of such shares, including a provision respecting a sinking fund for the redemption or repurchase of such shares;

    (c) Alters or abolishes a preemptive right of the holder of such shares to acquire shares or other securities;

    (d) Excludes or limits the right of the holder of such shares to vote on any matter, or to cumulate his votes, except as such right may be limited by dilution through the issuance of shares or other securities with similar voting rights; or

    (5) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles of incorporation, the bylaws, or a resolution of the board of directors directs that dissenting shareholders shall have a right to obtain payment for their shares.

    47-6-23.1 DISSENT AS TO LESS THAN ALL SHARES HELD--BENEFICIAL OWNER.--A record holder of shares may assert dissenters' rights as to less than all of the shares registered in his name only if he dissents with respect to all the shares beneficially owned by any one person, and discloses the names and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

    A beneficial owner of shares who is not the record holder may assert dissenters' rights with respect to shares held on his behalf, and shall be treated as a dissenting shareholder under the terms of this section if he submits to the corporation at the time of or before the assertion of these rights a written consent of the record holder.

    47-6-23.2 RIGHTS OF SHAREHOLDERS NOT ENTITLED TO VOTE ON MERGER.--The right to obtain payment under section 34 of this Act does not apply to the shareholders of the surviving corporation in a merger if a vote of the shareholders of such corporation is not necessary to authorize such merger.

    47-6-23.3 SHAREHOLDER ENTITLED TO PAYMENT MAY NOT ATTACK VALIDITY OF ACTION.--A shareholder of a corporation who has a right under Section47-6-23 to obtain payment for his shares may not, at law or in equity, attack the validity of the corporate action that gives rise to his right to obtain payment, have the action set aside or rescinded, unless the corporate action is unlawful or fraudulent with regard to the complaining shareholder or to the corporation.

    47-6-40 DEFINITIONS.--Terms used in this Act mean:

    (1) "Dissenter," a shareholder or beneficial owner who is entitled to and does assert dissenters' rights under this Act, and who has performed every act required up to the time involved for the assertion of such rights;

    (2) "Corporation," the issuer of the shares held by the dissenter before the corporate action, or the successor by merger or consolidation of that issuer;

    (3) "Fair value" of shares, their value immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of such corporate action unless such exclusion would be inequitable;

    (4) "Interest," interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at such rate as is fair and equitable under all the circumstances.

    47-6-41 NOTICE TO SHAREHOLDERS OF RIGHT TO DISSENT AND OBTAIN PAYMENT.--If a proposed corporate action which would give rise to dissenters' rights under this Act is submitted to a vote at a meeting of shareholders, the notice of meeting shall notify all shareholders that they have or may have a right to dissent and obtain payment for their shares by complying with the terms of this Act, and shall be accompanied by a copy of SectionSection47-6-23 to 47-6-23.3, inclusive, and SectionSection47-6-40 to 47-6-50, inclusive.

    47-6-42 NOTICE OF INTENT TO DISSENT--REFRAIN FROM VOTING--EFFECT OF FAILURE.--If the proposed corporate action is submitted to a vote at a meeting of shareholders, any shareholder who wishes to dissent and obtain payment for his shares shall file with the corporation, prior to the vote, a written notice of intention to demand that he be paid fair compensation for his shares if the proposed action is effectuated, and shall refrain from voting his shares in approval of such action. A shareholder who fails in either respect acquires no right to payment of his shares under this section or SectionSection47-6-23 to 47-6-23.3, inclusive.

    47-6-43 NOTICE OF PROCEDURE FOR DEMANDING PAYMENT AND DEPOSITING CERTIFICATES.--If the proposed corporate action is approved by the required vote at a meeting of shareholders, the corporation shall mail a further notice to all shareholders who gave due notice of intention to demand payment and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment for their shares a notice of the adoption of the plan of corporate action. The notice shall (1) state where and when a demand for payment shall be sent and certificates of certificated shares shall be deposited in order to obtain payment, (2) inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received, (3) supply a form for demanding payment which includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares, and (4) be accompanied by a copy of SectionSection47-6-23 to 47-6-23.3, inclusive, and SectionSection47-6-40 to 47-6-50, inclusive. The time set for the demand and deposit shall be not less than thirty days from the mailing of the notice.

    47-6-44 FAILURE TO DEMAND PAYMENT OR DEPOSIT CERTIFICATES--WAIVER-- RESTRICTION ON TRANSFERS.--A shareholder who fails to demand payment, or fails, in the case of certificated shares, to deposit certificates, as required by a notice pursuant to Section47-6-43 has no right under this Act to receive payment for his shares. If the shares are not represented by certificates, the corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action, or the release of restrictions under the terms of SectionSection47-6-45 and 47-6-46. The dissenter shall retain all other rights of a shareholder until these rights are modified by effectuation of the proposed corporate action.

    47-6-45 RETURN OF CERTIFICATES OR RELEASE OF RESTRICTIONS ON FAILURE TO EFFECTUATE ACTION--NEW NOTICE.--Within sixty days after the date set for demanding payment and depositing certificates, if the corporation has not effectuated the proposed corporate action and remitted payment for shares pursuant to this Act, it shall return any certificates that have been deposited, and release uncertificated shares from any transfer restriction imposed by reason of the demand for payment.

    If uncertificated shares have been released from transfer restrictions, and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of Section47-6-43 with like effect.

    47-6-46 REMITTANCE OF PAYMENT TO DISSENTING SHAREHOLDERS--INFORMATION TO ACCOMPANY REMITTANCE.--Immediately upon effectuation of the proposed corporate action, or upon receipt of demand for payment if the corporate action has already been effectuated, the corporation shall remit to dissenters who have made demand and, if their shares are certificated, have deposited their certificates the amount which the corporation estimates to be the fair value of the shares, with interest if any has accrued. The remittance shall be accompanied by:

    (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than sixteen months before the date of remittance, together with the latest available interim financial statements;

    (2) A statement of the corporation's estimate of fair value of the shares;
and

    (3) A notice of the dissenter's right to demand supplemental payment, accompanied by a copy of SectionSection47-6-23 to 47-6-23.3, inclusive, and SectionSection47-6-40 to 47-6-50, inclusive.

    47-6-47 DEMAND FOR DEFICIENCY--FAILURE TO DEMAND AS WAIVER.--If the corporation fails to remit as required by Section47-6-46 or if the dissenter believes that the amount remitted is less than the fair value of his shares, or that the interest is not correctly determined, he may send the corporation his own estimate of the value of the shares or of the interest and demand payment of the deficiency.

    If the dissenter does not file such an estimate within thirty days after the corporation's mailing of its remittance, he shall be entitled to no more than the amount remitted.

    47-6-48 PETITION FOR JUDICIAL DETERMINATION OF VALUE OF SHARES--PARTIES-- PROCEDURE--EFFECT OF FAILURE TO FILE.--Within sixty days after receiving a demand for payment pursuant to Section47-6-47, if any such demands for payment remain unsettled, the corporation shall file in an appropriate court a petition requesting that the fair value of the shares and interest thereon be determined by the court.

    An appropriate court shall be a court of competent jurisdiction in the county of this state where the registered office of the corporation is located. If, in the case of a merger or consolidation or exchange of shares, the corporation is a foreign corporation without a registered office in this state the petition shall be filed in the county where the registered office of the domestic corporation was last located.

    All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the petition shall be served on each such dissenter; if a dissenter is a nonresident, the copy may be served on him by registered or certified mail or by publication as provided by law.

    The jurisdiction of the court shall be plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or in any amendment thereof. The dissenters shall be entitled to discovery in the same manner as parties in other civil suits.

    All dissenters who are made parties shall be entitled, after a hearing without a jury, to judgment for the amount by which the fair value of their shares is found to exceed the amount previously remitted with interest.

    If the corporation fails to file a petition as provided in this section, each dissenter who made a demand and who has not already settled his claim against the corporation shall be paid by the corporation the amount demanded by him with interest, and may sue therefor in an appropriate court.

    47-6-49 ASSESSMENT OF COSTS AND EXPENSES OF ACTION.--The costs and expenses of any proceeding under section 61 of this Act, including the reasonable compensation and expenses of appraisers appointed by the court, shall be determined by the court and assessed against the corporation, except that any part of the costs and expenses may be apportioned and assessed as the court considers equitable against all or some of the dissenters who are parties and whose action in demanding supplemental payment the court finds to be arbitrary, vexatious, or not in good faith.

    Fees and expenses of counsel and of experts for the respective parties may be assessed as the court considers equitable against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this section, and may be assessed against either the corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by SectionSection47-6-23 to 47-6-23.3, inclusive, and SectionSection47-6-40 to 47-6-50, inclusive.

    If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation it may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

    47-6-50 VALUE OF SHARES NOT BENEFICIALLY OWNED BY DISSENTER ON DATE OF FIRST ANNOUNCEMENT.--Notwithstanding SectionSection47-6-40 to 47-6-49, inclusive, the corporation may elect to withhold the remittance required by Section47-6-46 from any dissenter with respect to shares of which the dissenter or the person on whose behalf the dissenter acts was not the beneficial owner on the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action. With respect to such shares, the corporation shall, upon effectuating the corporate action, state to each dissenter its estimate of the fair value of the shares, state the rate of interest to be used, explaining the basis thereof, and offer to pay the resulting amounts on receiving the dissenter's agreement to accept them in full satisfaction.

    If the dissenter believes that the amount offered is less than the fair value of the shares and interest determined according to this section, he may within thirty days after the date of mailing of the corporation's offer, mail the corporation his own estimate of fair value and interest, and demand their payment. If the dissenter fails to do so, he shall be entitled to no more than the corporation's offer.

    If the dissenter makes a demand as provided herein the provisions of SectionSection47-6-48 and 47-6-49 shall apply to further proceedings on the dissenter's demand.

                               SODAK GAMING, INC.
   PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SODAK SPECIAL MEETING OF
                    HOLDERS OF COMMON STOCK -- JULY 7, 1999.

    ROLAND W. GENTNER and MICHAEL G. DIEDRICH (collectively, the "Proxies"), or either of them, with full power of substitution, are hereby appointed proxies to vote all shares of common stock of Sodak Gaming, Inc. (the "Company") in connection with its merger with a subsidiary of International Game Technology that the undersigned is entitled to vote at the special meeting of holders of the common stock of the Company to be held at the Rushmore Plaza Holiday Inn, 505 North 5(th) Street, Rapid City, South Dakota, July 7, 1999, at 11:00 a.m. local time, or adjournments thereof, with all powers the undersigned would possess if personally present, for each of the matters described in the Proxy Statement, hereby revoking any proxy heretofore given.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ITEM 1.

    In their discretion, the Proxies, or either of them, are authorized to vote upon such other business as may come properly before the meeting.
            PLEASE MARK AND DATE THE PROXY AND SIGN YOUR NAME ON THE
                                 REVERSE SIDE.
              PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER /X/
                              USING DARK INK ONLY.

    This proxy, when properly executed, will be voted in the manner described therein. If no direction is made, this proxy will be voted FOR Item 1 and according to the judgment of the Proxies with respect to any other business that may come before the special meeting or any adjournment thereof.

          (CONTINUED, AND TO BE DATED AND SIGNED, ON THE REVERSE SIDE)

                               SODAK GAMING, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. APPROVAL AND ADOPTION OF MERGER AGREEMENT AND MERGER: Approval and adoption of the Agreement and Plan of Merger, dated as of March 10, 1999, by and among International Game Technology, a Nevada corporation, SAC, Inc., a South Dakota corporation and a wholly-owned subsidiary of International Game Technology, and Sodak Gaming, Inc., a South Dakota corporation.

            / /  FOR            / /  WITHHOLD            / /  ABSTAIN

The undersigned hereby authorizes the Proxies to vote in their discretion on any other business that may properly be brought before the special meeting or any adjournment thereof.
                                              Date _____________________________
                                              __________________________________
                                                          Signature

                                              SIGNATURES SHOULD CONFORM EXACTLY
                                              WITH NAME(S) SHOWN ABOVE. IF
                                              SIGNING FOR ESTATE, TRUST,
                                              CORPORATION OR PARTNERSHIP, TITLE
                                              OR CAPACITY SHOULD BE STATED. IF
                                              SHARES ARE HELD JOINTLY EACH JOINT
                                              HOLDER SHOULD SIGN.
                                  DETACH HERE
                       IMPORTANT THIS IS YOUR PROXY CARD

                  PLEASE SIGN AND RETURN YOUR PROXY CARD PROMPTLY.
                               SODAK GAMING, INC.